EXHIBIT 10.1

                               SUBLEASE DOCUMENTS

                             12TH FLOOR, 61 BROADWAY
                               NEW YORK, NEW YORK

                        SMITH NEW COURT CARL MARKS, INC.
                         AS SUBLANDLORD AND GEN HOLDINGS
                              CORP., AS SUBTENANT.

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                              THE GALBREATH COMPANY
                               437 MADISON AVENUE
                            NEW YORK, NEW YORK 10022

                                                                   July 16, 1992

ALL TENANTS AND OCCUPANTS
OF 61 BROADWAY
NEW YORK, NEW YORK

     Effective July 16, 1992, the present owners have assigned their rights under your leases and have transferred, conveyed and delivered possession of the building located at 61 Broadway, New York, New York, to Metropolitan Life Insurance Company.

     Henceforth all rental payments and other charges, including any delinquency payments and escalation payments now or hereafter becoming due under your lease are, until you are otherwise notified in writing, to be made payable to and delivered to:

                          The Galbreath Company, as agent for
                                   Metropolitan Life Insurance Company
                          437 Madison Avenue, 38th Floor
                          New York, N.Y. 10022
                          Attn: Robert Hughes

     All notices to the lessor under the lease should be sent to:

                          Metropolitan Life Insurance Company
                          One Madison Avenue
                          New York, New York 10010
                          Attn: Senior Vice-President, Real Estate Investments

with copies to:           Metropolitan Life Insurance Company
                          One Madison Avenue
                          New York, New York 10010
                          Attn: Vice-President and Investment Counsel, Law Dept,
                          Real Estate Investments

                          The Galbreath Company
                          61 Broadway - room 700
                          New York, N.Y. 10006
                          Attn: John V. Wheeler, Managing Director

Very truly yours,

By: /s/Joanne Douvas
    -------------------------------
    Joanne Douvas, Managing Director
    The Galbreath Company, as agent for
    The Metropolitan Life Insurance Company

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Consented and Agreed to By:

61 BROADWAY ASSOCIATES, a
Massachusetts general partnership

By: 61PT Realty Corporation, a
    Delaware Corporation, a
    general partner

    By: /s/Robert A. Silpe
          ---------------------------------
           Name: Robert A. Silpe
           Title: Vice President

By: 61 Broadway PT Associates
    Limited Partnership,
    a Delaware limited
    partnership, a general partner

    By: /s/Robert A. Silpe
           -----------------------------------
           Name: Robert A. Silpe
           Title: Vice President




    METROPOLITAN LIFE INSURANCE COMPANY

By: /s/W.F. Dickerson Jr.
    ------------------------------------
    Name: W.F. Dickerson, Jr.
    Title: Asst Vice-President



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                                      INDEX

Agreement of Sublease (the "Sublease") dated
as of August 27, 1990 between Smith New Court
Carl Marks, Inc., as Sublandlord, and GKN
Holdings Corp., as Subtenant, with respect to
a portion of the 12th floor of the building
known as 61 Broadway, New York, New York ................................... 1

Letter Agreement among 61 Broadway Associates,
Smith New Court Carl Marks, Inc. and GKN Holdings
Corp. dated September 13, 1990, pursuant to which,
61 Broadway Associates, as Landlord, consented to
the Sublease ............................................................... 2

Amendment of Sublease (the "Amendment") dated as
of October 15, 1991 between Smith New Court Carl
Marks, Inc., as Sublandlord, and GKN Holdings Corp.,
as Subtenant, with respect to the balance of the
12th floor in the building known as 61 Broadway,
New York, New York (the obligations of Subtenant
thereunder having been guaranteed by GKN Securities,
Corp.) ..................................................................... 3

Letter Agreement between Smith New Court Carl
Marks, Inc. and GKN Holdings Corp. dated October
4, 1991, pursuant to which Sublandlord agreed to
give Subtenant a credit against "base rental" for
up to $100,000 of alteration work performed within
the premises demised under the Amendment ................................... 4

Letter Agreement among 61 Broadway Associates,
Smith New Court Carl Marks, Inc. and GKN Holdings
Corp. dated October 17, 1991, pursuant to which,
61 Broadway Associates, as Landlord, consented to
the Amendment .............................................................. 5



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                                                                    HEF8183R/261

                              AGREEMENT OF SUBLEASE

     AGREEMENT OF SUBLEASE (this "Sublease") made as of the 27th day of August, 1990 between SMITH NEW COURT CARL MARKS, INC. (successor in interest to Smith New Court, Inc.), a New York corporation having an office at 61 Broadway, New York, New York 10006 ("Sublandlord") and GKN HOLDINGS CORP., a New York corporation having an office at 500 Fifth Avenue, Suite 2822, New York, New 10110 ("Subtenant").

                              W I T N E S S E T H :

     WHEREAS, pursuant to an Agreement of Lease dated as of January 15, 1986 as amended by the Amendment To Agreement of Lease (the "Amendment") dated as March 31, 1986 (the "First Amendment") and the Second Amendment to Agreement of Lease dated as of August 7, 1987 (the "Second Amendment") (the Agreement of Lease, as so amended, the "Overlease"), a copy of which is attached hereto, Nineteen New York Properties Limited Partnership ("Overlandlord") leased to Sublandlord a portion of the twelfth (12th) floor as more particularly described in the Overlease comprising approximately 10,733 rentable square feet of floor area as indicated as "A" & "B" on the floor plan annexed hereto as Exhibit A (the "Premises" or the "Sublet Space") in the building located at 61 Broadway, New York, New York (the "Building"); and

     WHEREAS, Sublandlord desires to sublet to Subtenant and Subtenant desires to hire from Sublandlord, the Premises.

     NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Sublandlord hereby subleases to Subtenant and Subtenant hereby hires from Sublandlord the Sublet Space, subject to the Overlease and all ground, underlying or superior leases and mortgages to which the Overlease is or may hereafter be subject and subordinate in accordance with its terms and upon the rentals, terms, covenants, conditions and provisions herein set forth.

     2. All Article and Section references contained herein are references to Articles and Sections in the Overlease, except as



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otherwise specifically provided herein. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Overlease.

     3. Subtenant shall use the Sublet Space only for the Permitted Uses and for no other purposes.

     4. The term of this Sublease (the "Term") shall commence (the "Commencement Date") five (5) business days following the day Sublandlord notifies Subtenant the Overlandlord has granted its consent (the "Consent") to this Sublease in accordance with the terms of the Overlease and this Sublease and shall expire on February 27, 1988 (the "Expiration Date"), unless sooner terminated pursuant to any provision hereof. Sublandlord shall notify Subtenants promptly after the Consent is granted or denied. If the Consent is not granted by the date which is ninety days from the date hereof, then either party to this Sublease may terminate this Sublease. Sublandlord shall promptly request from Overlandlord the Consent, and shall use all reasonable efforts to secure the Consent in a timely fashion. At either party's request, the other party shall within 5 (five) business days after such request is made enter into an agreement in form reasonably satisfactory to both parties, setting forth the Commencement Date, but no such agreement shall be necessary to effectuate the Commencement Date.

     5. A. Throughout the Term, Subtenant shall pay to Sublandlord, without abatement, deduction of setoff of any amount whatsoever (except as otherwise expressly set forth herein), in lawful money of the United States of America, by check drawn to Sublandlord's order on a bank which is a member of the New York Clearinghouse Association, at Sublandlord may designate, (i) base rent for the Sublet Space (the "Base Rent") at an annual rate equal to (a) One Hundred Eighty Three Thousand Three Hundred and Ninety Three Dollars ($183,393.00) for the period from the date (the "Rent Commencement Date") which is the first day of the calendar month following the thirteenth (13th) month anniversary day after the Commencement Date and ending on the date (the "Increase Date") which is the nineteenth (19th) month anniversary day after the Commencement Date; (b) Two Hundred Twenty Five Thousand Three Hundred and Ninety Three Dollars ($225,393.00) for the period from the day immediately following the Increase Date and ending on February 28, 1994 and(C)Two Hundred Sixty Thousand Three Hundred Twenty Five Dollars ($260,325.00) for the period from March 1, 1994 through the Expiration Date; and (ii) Additional Rent (as defined below) as hereinafter provided. The term "rent" as used in this Sublease shall include Base Rent and Additional Rent.

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          B. Base Rent shall be payable in equal monthly installments, in advance on the first day of each and every month commencing with the month in which the Rent Commencement Date occurs, without notice or demand and without setoff or deduction (except as otherwise expressly set forth herein). If the Rent Commencement Date occurs on a day other than the first day of a calendar month, or if the Term shall terminate on a day other than the last day of a calendar month, a proportional per diem reduction in the first or last, as the case may be, installment or Base Rent shall be made. On the Rent Commencement Date, Subtenant shall deliver to Sublandlord payment of the Base Rent payable for the month in which the Rent Commencement Date occurs.

          C. Subtenant shall pay to Sublandlord, within three business days after receiving a bill therefor (which bill shall include a copy of Overlandlord's bill to Sublandlord with respect to items (i), (ii), (iii), (iv) and (v) below) (appropriately redacted insofar as it relates to Base Rent), as "Additional Rents", from and after the Commencement Date:

               (i) One Hundred percent (100%) of any payments on account of Taxes (as defined in the Overlease) payable by Sublandlord to Overlandlord under
Article 28 of the Overlease, provided that for purposes of this Sublease, the Subtenant's Share of any Taxes shall be calculated as if Base Tax Year (as defined in the Overlease) refers to the real estate fiscal tax year of the City of New York commencing on July 1, 1990 and ending on June 30, 1991;

               (ii) One Hundred percent (100%) of any payments on account of Operating Expenses (as defined in the Overlease) payable by Sublandlord to Overlandlord under Article 28 of the Overlease, provided that for purposes of this Sublease, the Subtenant's Share of any Operating Expenses shall be calculated as if the Base Expense Year (as defined in the Overlease) refers to the average of the twelve month periods for the years 1990 and 1991. All payments made by Subtenant to Sublandlord shall be subject to reconciliation as provided for in Article 28 of the Overlease.

               (iii) If a separate meter shall measure the consumption of electrical energy in the Sublet Space (and no other space), Subtenant shall pay for such consumption on the basis of Overlandlord's average cost of electricity for the Building per KWH (determined in accordance with the Overlease) plus an additional eight percent (8%) thereof to reimburse Sublandlord for overhead and supervision payable by Sublandlord to Overlandlord under the Overlease, as described in, and as may be adjusted from time to time pursuant to, Article 29. If no such meter shall exist, but

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rather one meter shall measure electrical consumption for the Premises and all other premises, then Subtenant shall pay Subtenant's Share of all charges for electrical consumption (including the eight percent (8%) surcharge for Overlandlord's overhead and supervision) (collectively, "Electrical Charges") relating to the Premises based upon Overlandlord's bills therefore; provided, however, that if in Sublandlord's or Subtenant's reasonable judgment such allocation of Electrical Charges shall be inequitable, Sublandlord shall engage the services of an independent electrical consultant reasonably acceptable to the Subtenant to determine a fair allocation of Electrical Charges based upon Subtenant's consumption and demand for Electrical Energy and Subtenant shall from and after the date of such determination pay as its share of Electrical Charges the percentage so determined by such consultant. The determination of such consultant shall be binding on both Sublandlord and Subtenant.

               (iv) Except as otherwise provided herein, any additional rent atttributable to the Sublet Space with respect to the terms of this Sublease payable to Overlandlord under the Overlease; and

               (v) Any other amounts payable to Sublandlord under this Sublease.

          D. Sublandlord agrees to send to Subtenant copies of all bills and other notices received by Sublandlord from Overlandlord relating to any item with respect to which Additional Rent shall be payable hereunder promptly after receipt thereof by Sublandlord. Any delay or failure of Sublandlord in billing any Additional Rent shall not constitute a waiver of or in any way impair the continuing obligation of Subtenant to pay Additional Rent. Notwithstanding anything else contained herein to the contrary, Sublandlord shall use its best efforts to consolidate all bills relating to Additional Rent into one invoice which invoice shall include the charge for Base Rent and shall be sent to Subtenant on a monthly basis.

          E. The parties agree that for all purposes of this Sublease the Sublet Space shall be deemed to contain 10,733 rentable square feet.

     6. Subtenant has inspected the Sublet Space and shall accept the same "as is" as of the date hereof and Sublandlord shall not be required to perform any work therein whatsoever except that Sublandlord shall, prior to the Commencement Date, clean the Sublet Space and replace any missing or broken ceiling tiles and light fixtures.

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     7. Subtenant shall make no alterations, installations, additions or improvements ("Alterations") in or to the Sublet Space without in each instance obtaining (a) the prior written consent of Sublandlord, which consent shall not be unreasonably withheld or delayed (except as provided below) and (b) if required under the Overlease, the Overlandlord's Consent. Sublandlord's good faith determination that Overlandlord's consent is so required shall be binding, which determination shall be deemed made in good faith in the event that the Overlandlord notifies Sublandlord that Overlandlord's consent is required. Sublandlord agrees to reasonably cooperate, at Subtenant's sole cost and expense, in obtaining Overlandlord's consent. Subtenant shall reimburse Sublandlord for all costs and expenses it may reasonably incur in connection with Alterations, including reasonable attorneys' fees and the reasonable fees of any independent professional reviewing plans and specifications for the Alterations. Subtenant shall perform all Alterations in accordance with the requirements of the Overlease, including without limitation Article 3, as if Subtenant were the tenant thereunder. Notwithstanding anything to the contrary herein, with respect to the employment of contractors, and the making of structural Alterations and Alterations which affect the HVAC, mechanical, electrical or plumbing systems, Sublandlord may not unreasonably withhold nor unreasonably delay any such consent. If Overlandlord or Sublandlord shall incur any increase in their insurance premiums relating to the Sublet Space, the Premises or any other portion of the Building by reason of any Alterations, Subtenant shall pay the amount of such increase to Sublandlord.

     8. A. Subtenant shall indemnify and hold harmless Sublandlord and its partners, joint venturers, directors, officers, invitees, agents, servants and employees (each a "Sublandlord Indemnitee" for purposes of this provision), from and against any loss, damage, liability, cost, claim or expense (including reasonable attorneys' fees) arising from or in connection with (a) any act, omission or negligence of Subtenant or its respective partners, joint venturers, directors, officers, invitees, agents, servants and employees, arising from or in connection with the Sublease or the Sublet Space, (b) any accident, injury or damage whatsoever occurring in or about the Sublet Space, (c) the use or occupation of the Sublet Space by Subtenant or anyone claiming under or through Subtenant or (d) any breach of this Sublease or the Overlease by Subtenant. This provision shall not apply to, be construed to exculpate a Sublandlord Indemnitee, or to make Subtenant responsible for, any loss, damage, liability, cost, claim or expense resulting from or caused by the intentional acts or negligence of Sublandlord or any such Sublandlord Indemnitee to the extent caused by such intentional acts or negligence.

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          B. Sublandlord covenants and agrees to use best efforts to faithfully observe and perform all terms, covenants or conditions on Sublandlord's part to be observed or performed under any other lease it or any affiliate of it may have with respect to space in the Building and to use all reasonable efforts to keep the Overlease in full force and effect throughout the term of this Sublease.

     9. A. This Sublease is subject and subordinate to, and Subtenant accepts this Sublease subject and subordinate to, all of the terms, covenants, provisions, conditions and agreements contained in the Overlease and the matters to which the Overlease is or shall be subject and subordinate and in the event of termination, re-entry or dispossession by Overlandlord under the Overlease, Overlandlord may, at its option, take over all of the right, title and interest of Sublandlord under this Sublease, and Subtenant shall, at Overlandlord's option, attorn to Overlandlord, except that Overlandlord shall not (i) be liable for any previous act or omission of Sublandlord under this Sublease, (ii) be subject to any counterclaim, offset or defense which theretofore accrued to Subtenant against Sublandlord, or (iii) be bound by any previous modification of this Sublease not consented to by Overlandlord or by any previous prepayment of more than one (1) month's rent. Sublandlord agrees to request the Overlandlord to deliver a Non-Disturbance Subordination and Attornment Agreement to Subtenant. Sublandlord shall use reasonable efforts to obtain such Agreement from the Overlandlord; provided, however, that the failure of Sublandlord to obtain any such Agreement shall not alter the obligations of Subtenant hereunder including the Subordination of the Sublease and the attornment to the Overlandlord. This Sublease is also subject to, and Subtenant accepts this Sublease subject to, any amendments to the Overlease hereafter made between the Overlandlord and Sublandlord, provided that same shall not materially increase the obligations, or materially or adversely affect the rights of Subtenant. Subtenant acknowledges that Sublandlord cannot convey to Subtenant any greater estate than Sublandlord has been granted pursuant to the Overlease.

          B. The provisions of the Overlease are incorporated herein by reference with the same force and effect as if they were fully set forth herein, except as otherwise specifically provided herein and except that:

     (i) Any reference in the Overlease to (a) "Landlord" shall mean the Sublandlord, to "Tenant" shall mean the Subtenant and to "party(ies)" shall mean the Sublandlord and/or Subtenant (as the case may be); (b) the "Lease" shall mean this Sublease; (c) the "demised premises" or the "premises" shall mean the Sublet Space;

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(d) "Term" shall mean the Term herein specified; (e) "rent" shall mean Rent and
Additional Rent, respectively; (f) the "Commencement Date" and the "Expiration Date" and "Rent Commencement Date" shall mean the Commencement Date, Expiration Date and Rent Commencement Date specified herein, respectively; and (g) any rights granted to the tenant under the Overlease that are greater than the rights granted to Subtenant hereunder shall be restricted to the rights granted hereunder.

     (ii) Article 1 is modified by deleting the definition of Landlord's Initial Construction in Article 1.B.(iv) and substituting for the Rent Commencement Date Base Tax Year and Base Expense Year specified in Articles 1.B(u) 1.B.(vii) and 1.B.(ix), the applicable Rent Commencement Date specified in Section 5.A above and the Base Tax Year and Base Expense Year specified in Section 5.C above.

     (iii) Article 3 is modified by making all references to Landlord refer to Overlandlord.

     (iv) Article 6 is modified by making all references to Landlord refer to Overlandlord and Sublandlord except for the final sentence thereof which shall be deemed to refer to Overlandlord or Sublandlord.

     (v) Article 7.C is not incorporated into this Sublease; provided, however, that Sublandlord shall, for the benefit of Subtenant, enforce any rights it may have under any "non-disturbance agreements" affecting the Premises.

     (vi) Article 8 is modified by making all references to Landlord refer to Overlandlord or Sublandlord.

     (vii) Article 9.A is modified by making all references to Landlord refer to Overlandlord or Sublandlord.

     (viii) Articles 10, 11 and 12 are not incorporated into this Sublease.

     (ix) The reference to Landlord's Initial Construction are deleted from
Section 13 insofar as it is incorporated into this Sublease.

     (x) Subject to Paragraph D of this Article IX, Article 14 is modified by making all references to Landlord refer to Overlandlord or Sublandlord.


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     (xi) The last sentence of Article 15 and all of Article 16 are not incorporated into this Sublease.

     (xii) Article 17 is modified by deleting 17.A(3) in its entirety and by changing all references from sixty (60) days to forty-five (45) days; from fifteen (15) days to ten (10) days; from ten (10) days to five (5) days; and from five (5) days to three (3) days.

     (xiii) The phrase "except as may be permitted under Article 12 hereof" appearing in 17.(A)(5) is deleted and replaced with this phrase" in contravention of the terms hereof".

     (xiv) For purposes of calculating amounts of rent received under 18.(B)(1)(b), the fair market value of the benefit to Sublandlord for the use and occupancy of the Sublet Space shall be imputed to Sublandlord if Sublandlord uses and occupies the Sublet Space.

     (xv) The references in Articles 19.A and 19.B to ten (10) days are changed to five (5) days.

     (xvi) Article 22 is not incorporated into this Sublease.

     (xvii) Sublandlord acknowledges that Overlandlord, and not Sublandlord, shall have the right to promulgate rules and regulations under Article 24.

     (xviii) Article 26 is modified by making all references to Landlord refer to Overlandlord or Sublandlord.

     (xix) Article 27 is not incorporated into this Sublease.

     (xx) Article 28.D.(2) is modified by changing the reference from thirty
(30) days to fifteen (15) days.

     (xxi) Article 29 is modified; (1) to provide that all of the services therein described are to be provided by Overlandlord; (2) to omit the first sentence of Article 29.H.(2); (3) if Subtenant requires any of the additional feeders or risers or other equipment described in the second sentence of Article 29.H.(2), Sublandlord will, upon Subtenant's written request and at Subtenant's will, upon Subtenant's written request and at Subtenant's sole cost and expense, exercise whatever rights it may have in the Overlease to obtain such additional feeders or riders or other equipment from Overlandlord; (4) the reference in the fourth sentence of Article 29.H.(2) to Landlord shall be deemed to refer to Overlandlord; (5) the first two sentences of Article 29.H.(3) are not incorporated into this Sublease; (6) the reference in the

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first sentence of Article 29.H.(4) to thirty (30) days is modified to refer to twenty (20) days and the last sentence of said provision is not incorporated into this Sublease; (7) Article 29.H.(6) is not incorporated into this Sublease and (8) Article 29.I is modified by making all references to Landlord refer to Overlandlord or Sublandlord and by changing the reference therein from thirty
(30) days to twenty (20) days. Notwithstanding the foregoing, Sublandlord shall not cause to cease to provide (or permit to be provided) any of the services described in Article 29 unless Overlandlord shall have exercised any rights it may have to do so under the Overlease.

     (xxii) Articles 32 and 36 are not incorporated into this Sublease.

     (xxiii) Article 37 is modified by making all references to Landlord refer to Overlandlord or Sublandlord.

     (xxiv) Article 41 and 42 and Schedule B are not incorporated into this Sublease.

     (xxv) The Rules and Regulations in Schedule A are modified by making all references to Landlord refer to Overlandlord.

          C. To the extent that the Overlease may conflict or be inconsistent with the provisions of this Sublease, whether or not such inconsistency is expressly noted herein, the provisions of the Overlease shall prevail (but only if and to the extent such provisions of the Overlease are made applicable, by the terms of the Overlease, to Subtenant or the Premises). Nothing herein contained shall be deemed or construed to modify, waive, impair or affect any of the provisions, covenants, agreements, terms or conditions contained in the Overlease, or to waive any breach thereof, or any right of Overlandlord against Sublandlord, or to enlarge or increase Overlandlord's obligations under the Overlease. To the extent any rights granted to the tenant under the Overlease are greater than any rights granted to Subtenant hereunder, such rights shall be restricted to the rights granted hereunder.

          D. In any case where "Overlandlord" reserves the right to enter the Premises such right shall inure to the benefit of Overlandlord as well as to Sublandlord; provided, however, that insofar as Sublandlord's rights are concerned Sublandlord agrees to enter the Premises only during normal business hours and upon reasonable notice to Subtenant prior to such entry.

          E. It is understood and agreed that the obligations, work, repairs and services (collectively, "Services") to be

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     performed and furnished by Overlandlord pursuant to any provision of the
Overlease, including, without limitation Articles 4, 10, 11 and 29, will in fact be performed and furnished by Overlandlord and not by Sublandlord and Sublandlord's sole obligation with respect thereto shall be to use its reasonable efforts to obtain the same from Overlandlord (at Subtenant's expense). Subtenant at its option may, in its own name or in the name of Sublandlord (if necessary), conduct such proceedings as may be reasonably required to obtain from Overlandlord of the duties and obligations under or pursuant to the Overlease, and Sublandlord shall reasonably cooperate with Subtenant in connection therewith provided that Subtenant pays to Sublandlord all costs and expenses (including reasonable attorneys' fees) reasonably incurred by Sublandlord in connection therewith. In the event Overlandlord discontinues furnishing electric energy to the Premises pursuant to Article 29.H. of the Overlease, this Sublease shall continue in full force and effect and shall be unaffected except that Subtenant shall be responsible for obtaining electric energy and otherwise performing the obligations of Tenant under said
Article 29.H.

          F. In any case in which Subtenant must obtain the consent or approval of Sublandlord under this Sublease, and Sublandlord must obtain the consent or approval of Overlandlord under the Overlease, and Overlandlord shall fail to refuse to consent to or approve the matter in question (within any applicable period given for any such consent or approval), then Sublandlord's refusal or failure to so consent or approve shall conclusively be deemed to be reasonable.

          G. Subtenant covenants and agrees that Subtenant will not do anything in or with respect to the Sublet Space or omit to do anything which Subtenant is obligated to do under the terms of this Sublease which would constitute a default under the Overlease or might cause the Overlease or the rights of Sublandlord as tenant thereunder to be cancelled, terminated or forfeited or might make Sublandlord liable for any damages, claims or penalties. Sublandlord covenants and agrees that Sublandlord will not do anything in or with respect to the Sublet Space or any other part of the Premises or omit to do anything which Sublandlord is obligated to do under the terms of this Sublease or the overlease which would constitute a default under the Overlease or might cause this Sublease or the rights of Subtenant to be cancelled, terminated or forfeited or might cause the Overlease or the rights of Sublandlord as tenant thereunder to be cancelled, terminated or forfeited or might make Subtenant liable for any damages, claims or penalties, except as otherwise provided herein in the event of fire, casualty or condemnation.

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          H. Subtenant hereby acknowledges and agrees that it shall observe faithfully and comply strictly with (a) any and all rules and regulations with respect to the Building or the Premises in accordance with the requirements of the Overlease, including without limitation Article 8, as if Subtenant were the tenant thereunder.

          I. The parties acknowledge that the Sublet Space contains the personal property (the "Subject Property"), with the exception of the conference room furniture contained in the main conference room located in the Premises which is owned by others and which Subtenant intends to purchase, which Subject Property is owned, free and clear of liens and encumbrances, by Sublandlord. Sublandlord shall leave the Subject Property at the Sublet Space for use by Subtenant free and clear of any additional charge or expense, and Subtenant shall have the right and authority to use the Subject Property. Subtenant shall maintain the Subject Property in good repair with reasonable wear and tear excepted. After the expiration of the fifth lease year, Subtenant shall have the right and authority to sell or otherwise dispose of the Subject Property, in its sole discretion, without the consent or approval of Sublandlord and without being accountable to Sublandlord. Prior to the expiration of the fifth lease year, Subtenant shall notify Sublandlord of its intention to sell or otherwise dispose of the Subject Property and Sublandlord shall have ten (10) business days following such notice to remove the Subject Property from the Premises. If after the expiration of such ten (10) day period Sublandlord has not informed Subtenant of its intention to remove the Subject Property, then Subtenant shall have the right and authority to sell or otherwise dispose of the Subject Property.

     10. Sublandlord and Subtenant represent to each other that in the negotiation of this Sublease they have dealt with no broker other than Cushman & Wakefield, Inc. (which is representing Sublandlord) and V.J. Peters Assocites, L.P. (which is representing Subtenant) (collectively, the "Brokers") and that no conversations or negotiations were had with any broker except the Brokers concerning the subletting of the Sublet Space. Sublandlord and Subtenant each agrees to hold the other harmless against any claims for a brokerage commission arising out of any conversations or negotiations had by either with any broker other than the Brokers. Sublandlord shall be responsible for any commission payable to the Brokers in connection with this Sublease pursuant to separate agreements between Sublandlord and the Brokers.
     11. A. Subtenant hereby agrees to comply with each and all of the provisions of the Overlease respecting assignments and subletting and where the prior written consent of Overlandlord is required, the same shall, as to Overlandlord, be granted or denied as provided in the Overlease.

          B. Provided that Subtenant has obtained Overlandlord's written consent in accordance with the provisions of the Overlease, as between Sublandlord and Subtenant. Subtenant shall have the right, without Sublandlord's consent, to assign all or any part of its interests under this Sublease or sublet all or any part of the space subleased hereunder to any of the following:

               (i) any affiliate (an affiliate for purposes hereof being (a) any partner, stockholder, officer, director or employee or Subtenant; (b) any corporation, trust or other entity controlling, controlled by or under common control with Subtenant or any such partner, stockholder, officer or director of Subtenant; (c) any officer, director, trustee, partner or employee of any corporation, partnership, trust or other entity controlling, controlled by or under common control with Subtenant or any such partner, stockholder, director or officer of Subtenant; and (d) any parent, spouse or descendant of the foregoing who are natural persons, or any trust for the benefit thereof) or

               (ii) any corporation or other entity (a) with whom Subtenant or any such affiliate merges; (b) resulting from the consolidation of Subtenant or any such affiliate and any other corporation(s) or entity(ies); or (C) which acquires all or substantially all of the assets of Subtenant.

          C. Except as provided in Subsection 11.B. above, Subtenant shall not, directly or indirectly, without in each instance obtaining the prior written consent of Overlandlord and Sublandlord, whose consents shall, as to Overlandlord, be granted or denied as provided in the Overlease and, as to Sublandlord, shall be granted or denied as provided in Subsection 11.G. below,
(x) assign or otherwise transfer this Sublease or the term and estate hereby granted or (y) sublet all or part of the Sublet Space or allow the same to be used or occupied by others. No consent by Sublandlord or Overlandlord to any such assignment, transfer or sublease shall be deemed a consent to any further assignment, transfer or sublease, and any such further assignment, transfer or sublease shall be made in accordance with the preceding sentence.

          D. Any proposed assignment, transfer or sublease by Subtenant (or any permitted sub-subtenant) shall be made subject to and in accordance with (x) the provisions of Article 12 of the Overlease and (y) the provisions of this Section 11.

          E. For purposes of this Section 11, (i) the transfer of (x) a majority of the issued and outstanding capital stock of Subtenant or of any permitted tenant by assignment or sublease, or (y) a majority of the total interests in any partnership entity comprising Subtenant or in any permitted tenant by assignment or sublease, or (z) the ability to control the management of Subtenant or of any permitted tenant by assignment or sublease, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, directly or indirectly, shall be deemed an assignment of this Sublease, (ii) any agreement whereby any party agrees to perform or take over the obligations of Subtenant hereunder whether or not embodied in a sublease or assignment, shall be deemed a transfer of this Sublease, and (iii) any person or legal representative of Subtenant, to whom Subtenant's interest under this Sublease passes by operation of law, or otherwise, shall be bound by the provisions of this Section 11. Subtenant agrees to furnish to Sublandlord upon demand at any time and from time to time such information and assurances as Sublandlord may reasonably request that neither Subtenant nor any assignee or Subtenant of Subtenant has violated the provisions of this Section 11.

          F. Any assignment or transfer shall not be effective unless and until the assignee shall execute, acknowledge and deliver to Sublandlord an agreement, in form and substance reasonably satisfactory to Sublandlord, whereby the assignee shall (i) assume the obligations and performance of this Sublease and agree to be personally bound by all of the covenants, agreements, terms, provisions and conditions hereof on the part of Subtenant to be performed or observed on and after the effective date of any such assignment and (ii) agree that the provisions of this Section 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in the future. Subtenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Sublease or the Overlease, and notwithstanding the acceptance of rent by Sublandlord from an assignee or transferee or any other party, Subtenant shall remain fully and primarily and jointly and severally liable for the payment of all rent due under this Sublease and for the performance and observance of all of the covenants, agreements, terms, provisions and conditions of this Sublease on the part of Subtenant to be performed or observed.

          G. Notwithstanding the provisions of Subsection 11.C. above, Sublandlord shall not unreasonably withhold its consent to a subletting of the entire Sublet Space or to the space cross-hatched on Exhibit A attached hereto to one person or entity provided Overlandlord has granted its consent to such Subletting.

     12. A. If before or during the Term the Sublet Space shall be damaged by fire or other casualty, the Rent and the Additional Rent payable pursuant to paragraphs (i), (ii) and (iii) of Section 5(C) hereof shall be abated in proportion to the number of square feet of the Sublet Space which are untenantable and which Subtenant does not occupy for the conduct of its business, but only to the extent to which Sublandlord's rental obligations under the Overlease with respect thereto shall have been abated, from the date of such fire or other casualty to the date the resulting damage shall have been repaired or restored by Overlandlord pursuant to Article 10 of the Overlease. Subtenant shall be entitled to have the Sublet Space repaired and restored by Overlandlord pursuant to the Overlease (provided that Overlandlord elects to repair and restore the Sublet Space), but in no event shall Sublandlord have any obligation to repair or restore the Sublet Premises.

          B. Nothing contained in this Sublease shall affect in any way the right of Overlandlord to terminate the Overlease pursuant to Article 10 of the Overlease, regardless of the extent of damage, or the lack thereof, to the Sublet Space. In the event that the Overlease shall be terminated by Overlandlord as a result of fire or other casualty or other cause, this Sublease shall terminate at the same time. Sublandlord shall notify Subtenant of any such termination of the Overlease promptly after same has been effected. Sublandlord and Subtenant agree that in the event that Sublandlord is entitled to terminate the Overlease pursuant to Article 10 thereof, then (1) Sublandlord may exercise said right to terminate when Overlease without the prior consent of Subtenant and (ii) Subtenant may terminate this Sublease by giving written notice to Sublandlord five (5) business days earlier than Sublandlord is required by the Overlease to give notice to Overlandlord to terminte the Overlease.

          C. The provisions of this Section 12 shall be considered an "express agreement to the contrary" for purposes of Section 227 of the Real Property Law of the State of New York, providing for destruction of or injury to leased premises in the absence of an express agreement, and said Section 227 and any other law of like import, now or hereafter in force, shall have no application to this Sublease.

     13. A. In the event that the Overlease shall be terminated pursuant to
Article 11 of the Overlease as a result of a taking of the whole or any part of the Premises for any public or quasi-public purpose by the exercise of the power of eminent domain, this Sublease and the estate hereby granted shall terminate as of the date of such taking, regardless of whether such taking shall affect the Sublet Space, and any and all prepaid Rent and

Additional Rent shall be refunded to Subtenant. If this Sublease is not so terminated, then the Rent and the Additional Rent payable pursuant to paragraphs
(i), (ii) and (iii) of Section 5(C) hereof shall be abated in proportion to the number of square feet of the Sublet Space so taken, effective as of the date of taking. In the event of any taking, Subtenant shall not be entitled to any award which may be made or paid in connection with such taking or any portion thereof except as expressly provided in paragraph B below.

          B. Nothing contained in this Article 13 shall prohibit Subtenant from bringing a separate proceeding against the condemning authority for the value of its trade fixtures installed in the Sublet Space at Subtenant's own cost and expense or for Subtenant's moving and relocation expenses, provided that Sublandlord's and Overlandlord's awards are not adversely affected thereby.

     14. This Sublease contains all of the covenants, agreements, terms, provisions, conditions and understandings relating to the leasing of the Sublet Space and Sublandlord's obligations in connection therewith and neither Sublandlord nor any agent or representative of Sublandlord has made or is making, and Subtenant, in executing and delivering this Sublease, is not relying upon, any warranties, representations, promises or statements whatsoever, except to the extent expressly set forth in this Sublease. All understandings and agreements, if any, heretofore had between the parties are merged in this Sublease, which alone fully and completely expresses the agreement of the parties.

     15. The failure of Sublandlord to insist in any instance upon the strict keeping, observance or performance of any covenant, agreement, term, provision or condition of this Sublease shall not be construed as a waiver or relinquishment by Sublandlord for the future of such covenant, agreement, term, provision or condition, but the same shall continue and remain in full force and effect. No waiver or modification of any covenant, agreement, term, provision or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Sublandlord. No surrender of possession of the Sublet Space or of any part thereof or of any remainder of the Term shall release Subtenant from any of its obligations hereunder unless accepted by Sublandlord in writing. Neither the payment by Subtenant of rent nor the receipt and retention by Sublandlord of rent from anyone other than Subtenant shall be deemed a waiver of the breach by such party of any covenant, agreement, term, provision or condition herein contained, or the acceptance by Sublandlord of such other person as a tenant, or a release of Subtenant from the further keeping, observance or performance by Subtenant of the covenants, agreements, terms, pro-visions and conditions herein contained. Neither the payment by Subtenant nor the receipt and retention by Sublandlord of rent with knowledge of the breach of any covenant, agreement, term, provision or condition herein contained shall be deemed a waiver of such breach by such party.

     16. All notices, demands, consents or requests which may or are required to be given hereunder shall be in writing and shall be deemed properly given if delivered personally or if sent by United States registered or certified mail, postage prepaid, return receipt requested, addressed to the party for which intended as follows (or at such other address in the United States as either party shall hereafter designated by notice to the other, given as herein provided):

                  If to Sublandlord:

                           Smith New Court Carl Marks, Inc.
                           61 Broadway
                           New York, New York 10016
                           Attn: Mr. John Dritz

                  If to Subtenant:

                           GKN HOLDINGS CORP.
                           500 Fifth Avenue
                           Suite 2822
                           New York, New York 10110
                           Attn: Mr. Roger N. Gladstone

                  with a copy to:

                           Stroock & Stroock & Lavan
                           7 Hanover Square
                           New York, New York 10004
                           Attn: Roger M. Roisman, Esq.

     A notice shall be deemed to have been given, rendered or made on the day when the same is received or, if delivery thereof cannot be made because of change of address of which no notice was given as herein provided or refusal to accept delivery, on the date of attempted delivery.

     17. This Sublease may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     18. If for any reason the term of the Overlease shall be terminated prior to the Expiration Date, this Sublease shall thereupon be ipso facto terminated, and the Sublandlord shall not be liable to Subtenant by reason thereof, unless said termination shall have been effected because of the breach or default of Sublandlord under the Overlease not the result of Subtenant's acts or omissions.

     19. This Sublease shall not take effect unless Sublandlord and Subtenant shall have received the Consent. If for any reason whatsoever such Consent is not received within forty-five (45) days after the date hereof, either party may upon ten (10) days' notice to the other terminate this Sublease and upon the giving of such notice and the expiration of such ten (10) day period this Sublease shall be deemed void and of no force and effect and, in such event, the parties hereto shall be relieved and released from all further liability hereunder. Notwithstanding the foregoing, in the event the Consent shall be obtained prior to the expiration of the ten (10) day period referred to above, then any cancellation notice shall be null and void and this Sublease shall remain in full force and effect.

     20. [Intentionally Deleted]

     21. The covenants, conditions and agreements contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective heirs, distributees, executors, administrators, successors, and assigns.

     22. A. Subtenant has deposited with Sublandlord either (as Subtenant shall elect) (i) a sum ("Cash Security") or (ii) a letter of credit (the "Letter of Credit") in an amount equal to One Hundred Twelve Thousand Six Hundred Ninety-Six and 50/100 Dollars ($112,696.50), as security (the "Security") for the full and punctual performance by Subtenant of all of the terms of this Sublease. In the event that Subtenant deposits Cash Security with Sublandlord, subsection C below shall not apply. In the event that Subtenant shall have deposited the Letter of Credit with Sublandlord, subsection B below shall not apply.

          B. (i) In the event Subtenant defaults after notice and lapse of any applicable grace period in the performance of any of the terms of this Sublease, Sublandlord may apply the whole or any part of the Cash Security and interest thereon, if any, to the extent required for the payment of (i) any Rent and/or Additional Rent or (ii) any sum which Sublandlord may expend or may be required to expend by reason of Subtenant's default including, without limitation, any damages or deficiency in the re-letting of the Sublet Space, whether accruing before or after summary proceedings or other re-entry by Sublandlord. Upon each such application Subtenant shall, within five (5) business days following demand, pay to Sublandlord the sum so applied which shall be added to the Cash Security so that the same shall be restored to the amount first set forth in subsection A above. If Subtenant shall fully and punctually comply with all of the terms of this Sublease, the amount of the Cash Security and interest thereon if any (less the portion thereof to which Sublandlord is entitled as described in paragraph (ii) below), shall be returned promptly to Subtenant after the termination of this Sublease, delivery of exclusive possession of the Sublet Space to Sublandlord and the payment to Sublandlord of all amounts payable hereunder.

               (ii) Sublandlord shall, within five (5) business days from the date hereof, deposit the Cash Security in a separate interest bearing account in a bank located in the State of New York and a member of the New York Clearinghouse Association and which is insured by the Federal Deposit Insurance Corporation. Sublandlord shall annually pay over or credit to Subtenant all interest earned on the Cash Security, except that to the extent not prohibited by law, Sublandlord shall be entitled to receive and retain as an administrative expense that portion of the interest received on such account which represents the maximum fee permitted under applicable law, which fee Sublandlord shall have the right to withdraw from time to time, as Sublandlord may determine, which fee shall not exceed one (1%) percent per annum. Sublandlord shall not be required to credit Subtenant with any interest for any period during which Sublandlord does not receive interest on the Cash Security deposited. Sublandlord shall not change the bank in which the Cash Security is deposited without having first given Subtenant not less than ten (10) days notice. Any account in which the Cash Security is deposited shall be identified as a rent security account for Subtenant's benefit.

          C. (i) The Letter of Credit shall be in form of Exhibit B attached hereto, issued by a bank which is a member of the New York Clearinghouse Association and payable to Sublandlord upon presentation solely of a sight draft and written certification by an officer of Sublandlord to the issuer of the Letter of Credit stating that Sublandlord is entitled to draw the amount set forth in such draft by the terms of this Sublease. The Letter of Credit shall be payable in multiple drafts and shall expire, or shall be renewed or replaced so as to expire, no earlier than thirty (30) days following the date set forth in the Sublease as the Expiration Date.

          (ii) In the event Subtenant defaults after notice and lapse of any applicable grace period in the performance of any of the terms of this Sublease, Sublandlord may draw upon the Letter of Credit, in whole or in part, to the extent required for the payment of (x) any Rent and/or Additional Rent or (y) any sum which Sublandlord may expend or may be required to expend by reason of Subtenant's default including, without limitation, any damages or deficiency in the re-letting of the Sublet Space, whether accruing before or after summary proceedings or other re-entry by Sublandlord. In the case of any such drawing upon the Letter of Credit, Subtenant shall deposit with Sublandlord a supplemental or new letter of credit meeting the same requirements set forth in paragraph (i) above such that the total of all letters of credit issued on behalf of Subtenant and then held by Sublandlord pursuant to this Section 22 shall not be less than the amount first set forth in subsection A above.

          (iii) (a) Notwithstanding anything in paragraph (i) above to the contrary, Subtenant may deliver a Letter of Credit that expires prior to the Expiration Date, provided that at least thirty (30) days prior to the expiration of said Letter of Credit, Subtenant shall deliver to Sublandlord a supplemental or new letter of credit meeting the same requirements set forth in said paragraph (i). Without limiting the generality of Section 17 of the Overlease, as incorporated herein, the failure of Subtenant to timely deliver a new or supplemental letter of credit in accordance with the provisions of this subsection C shall entitle Sublandlord to draw down the Letter of Credit then held by Sublandlord without notice to Subtenant, and hold and apply such proceedings on the same terms and conditions as the Letter of Credit.

          (b) Upon delivery, any supplemental or new letter of credit shall become the "Letter of Credit".

          (c) Promptly after delivery of the supplemental or new Letter of Credit pursuant to this subsection C, Sublandlord shall return the previous Letter of Credit to Subtenant.

          (iv) If, as of the Expiration Date or if the Consent is not obtained as provided in Section 4 hereof, Sublandlord has not drawn upon the Letter of Credit, the Letter of Credit and/or any supplemental Letters of Credit held by Sublandlord shall be promptly returned to Subtenant.

          D. In the event of a transfer or assignment of the Sublease by Sublandlord, Sublandlord shall transfer the Security to the transferee.

          E. Subtenant shall not assign or encumber or attempt to assign or encumber the Cash Security deposited herein as Security, or any interest thereon to which Subtenant is entitled, which if assigned or encumbered shall be without force or effect and neither Sublandlord nor its successors or assigns shall be bound by any such assignment or encumbrance. In the event that any bankruptcy, insolvency, reorganization or other debtor-creditor proceedings shall be instituted by or against subtenant, its succesors or assigns, or any guarantor of Subtenant hereunder, the Security shall be deemed to be applied to the payment of any rent due Sublandlord for periods prior to the institution of such proceedings and the balance, if any may be retained by Sublandlord in partial satisfaction of Sublandlord's damages.

          F. Provided that Subtenant has not defaulted in the performance of any of the terms and conditions or provisions of this Sublease or such default has not continued beyond the applicable grace period herein provided, Sublandlord shall rebate to Subtenant the sum of Eighteen Thousand Seven Hundred Eighty-Two and 75/100 Dollars ($18,782.75) on the eighteenth (18th) month anniversary date of the Commencement Date and an additional Eighteen Thousand Seven Hundred Eighty-Two and 75/100 Dollars ($18,782.75) on the twenty-fourth (24th) month anniversary date of the Commencement Date.

     23. Sublandlord covenants that so long as this Sublease shall be in full force and effect, Subtenant shall peaceably and quietly have, hold and enjoy the Sublet Space without hindrance, ejection or molestation by subject, nevertheless, to the provisions of this Sublease and to the Overlease and to the matters to which the Overlease is or shall be subject and subordinate.

     24. When in this Sublease Overlandlord's or Sublandlord's consent or approval is required and the Overlease or Sublease provides that Overlandlord's or Sublandlord's consent or approval shall not be unreasonably withheld and Overlandlord or Sublandlord shall refuse such consent or approval, or in any instance in which Overlandlord or Sublandlord shall delay its consent or approval, Subtenant in no event shall be entitled to make, not shall Subtenant make, any claim, and Subtenant hereby waives any claim, for money damages (nor shall Subtenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Subtenant that Overlandlord or Sublandlord unreasonably withheld or unreasonably delayed its consent or approval. Subtenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

     IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Sublease as of the day and year first above written.

                      SMITH NEW COURT CARL MARKS INC.

                      By: /s/   [ILLEGIBLE]
                             ---------------------

                      GKN HOLDINGS CORP.

                      By: /s/   [ILLEGIBLE]
                             ---------------------

EXHIBIT 1-A

[layout of 61 Broadway 12 fl sublease space]

                                                                         507-161
                                                                  EXECUTION COPY

================================================================================




                               AGREEMENT OF LEASE


                                     Between


                NINETEEN NEW YORK PROPERTIES LIMITED PARTNERSHIP


                                    Landlord,


                                       AND


                              SMITH NEW COURT INC.


                                     Tenant.


                                    Premises:

                            Portion of the 12th Floor
                                   61 Broadway
                               New York, New York



================================================================================

                                TABLE OF CONTENTS
                                     Caption

                                                                  Page
                                                                  ----
Article 1   Demise, Premises, Term, Rent                           1

Article 2   Use and Occupancy                                      2

Article 3   Alterations                                            3

Article 4   Repairs-Floor Load                                     4

Article 5   Window Cleaning                                        5

Article 6   Requirements of Law                                    5

Article 7   Subordination                                          5

Article 8   Rules and Regulations                                  6

Article 9   Insurance                                              7

            A. Tenant's Insurance                                  7

            B. Waiver of Subrogation                               7

Article 10  Destruction of the Premises;
            Property Loss or Damage                                8

Article 11  Eminent Domain                                         9

Article 12  Assignment and Subletting                             10

Article 13  Condition of the Premises                             19

Article 14  Access to Premises                                    19

Article 15  Certificate of Occupancy                              21

Article 16  Landlord's Liability                                  21

Article 17  Default                                               21

Article 18  Remedies and Damages                                  23

Article 19  Fees and Expenses                                     25

            A. Curing Tenant's Defaults                           25

            B. Late Charges                                       25

Article 20  No Representations by Landlord                        25

Article 21  End of Term                                           25

Article 22  Quiet Enjoyment                                       26

Article 23  Failure to Give Possession                            26

Article 24  No Waiver                                             26

Article 25  Waiver of Trial by Jury                               27

Article 26  Inability to Perform                                  27

Article 27  Bills and Notices                                     28

Article 28  Escalation                                            28

Article 29  Services                                              33

            A. Elevator                                           33

            B. Heating                                            33

            C. Cooling                                            33

            D. After Hours Services                               33

            E. Cleaning                                           34

            F. Sprinkler System                                   34

            G. Water                                              34

            H. Electricity Service                                35

            I. Interruption of Services                           36

Article 30  Partnership Tenant                                    36

Article 31  Vault Space                                           37

Article 32  Security Deposit                                      37

Article 33  Captions                                              38

Article 34  Additional Definitions                                38

Article 35  Parties Bound                                         38

Article 36  Broker                                                39

Article 37  Indemnity                                             39

Article 38  Adjacent Excavation-Shoring                           39

Article 39  Miscellaneous                                         39

            A. No Offer                                           39

            B. Signatories                                        39

            C. Certificates                                       40

            D. Directory Listings                                 40

Article 40  Intentionally Deleted                                 40

Article 41  Additional Premises                                   40

Article 42  Tenant's Right of First Offer                         42

Schedule A  Rules and Regulations                                A-1

Schedule B  Landlord's Initial Construction                      B-1

Schedule C  Work Letter                                          C-1

Exhibit 1   Floor Plan of Premises

Exhibit 2   Floor Plan of Additional Premises

                             INDEX OF DEFINED TERMS

             TERM                                ARTICLE

Additional Premises                                 41

Additional Premises Commencement Date               41

Alterations                                          3

Assessed Valuation                                  28

Base Expense Year                                    1

Base Operating Expenses                             28

Base Tax Year                                        1

Base Taxes                                          28

Broker                                               1

Building                                             1

Business Days                                       34

Commencement Date                                    1

Comparison Year                                     28

Deficiency                                          18

Events of Default                                   17

Expiration Date                                      1

Final Plans                                 Schedule B

Governmental Entity                                 12

Interim Lease                                       41

Landlord                                       Preface

Landlord's Initial Construction          1, Schedule B

Landlord's Notice                                   42

Landlord's Statement                                28

Leaseback Space                                     12

Mortgages                                            7

Office(s)                                           34

Operating Expenses                                  28

Overtime Periods                                    29

Parties                                             16

Partnership Tenant                                  30

Permitted Uses                                       1

Premises                                             1

Real Property                                        1

Reenter                                             34

Reentry                                             34

Related Corporation                                 12

Rent                                              1,34

Rent Commencement Date                               1

Rules and Regulations                                8

Security Deposit                                     1

Substantial Completion Date                 Schedule B

Superior Leases                                      7

Tax year                                            28

Taxes                                               28

Tenant                                     Preface, 39

Tenant's Delay                              Schedule B

Tenant's Proportionate Share                     1, 28

Tentative Monthly Expense Charge                    28

Term                                                 1

Work Letter                                 Schedule B

AGREEMENT OF LEASE, made as of this 15th day of January, 1986, between NINETEEN NEW YORK PROPERTIES LIMITED PARTNERSHIP, having an office c/o First Winthrop Corporation, 757 Third Avenue, New York, New York 10017 (hereinafter called "Landlord") and SMITH NEW COURT INC., having an office at 1 Rockefeller Center, New York, New York 10022 (hereinafter called "Tenant").

                                  WITNESSETH:

     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

1. DEMISE, PREMISES, TERM, RENT.

     A. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord a portion of the twelfth (12th) floor, as more particularly shown on Exhibit 1 annexed hereto and made a part hereof (hereinafter called the "Premises") in the building known as 61 Broadway, in the Borough of Manhattan, County, City and State of New York (said building is hereinafter called the "Building" and the Building, together with the plot of land upon which it stands, is hereinafter called the "Real Property") for a term (hereinafter called the "Term) to commence on the Commencement Date (hereinafter defined) and to end on the Expiration Date (hereinafter defined) both dates inclusive unless the Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law at the Rent (hereinafter defined which Rent shall also include any additional rent payable hereunder), which Rent Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments, in advance, commencing on the Rent Commencement Date (hereinafter defined) and on the first (1st) day of each calendar month thereafter during the Term (except as hereinafter otherwise provided), at the office of Landlord or such other place as Landlord may designate, without any set-off, offset, abatement or deduction whatsoever, except that Tenant shall pay the first monthly installment on the execution hereof. If the Rent Commencement Date shall occur on a date other than the first (1st) day of any calendar month, Tenant shall pay to Landlord, on the first (1st) day of the month next succeeding the month during which the Rent Commencement Date shall occur, an amount equal to such proportion of an equal monthly installment of Rent as the number of days from and including the Rent Commencement Date bears to the total number of days in said calendar month. Such payment, together with the sum paid by Tenant upon the execution of this Lease, shall constitute payment of the Rent for the period from the Rent Commencement Date to and including the last day of the next succeeding calendar month.

     B. The following definitions contained in this subsection B of this Article 1 shall have the meanings herein after set forth used throughout this Lease, Exhibits, Schedules, and Riders (if any).

     (i) "Commencement Date" shall mean the Substantial Completion Date (hereinafter defined in Schedule B).

     (ii) "Expiration Date" shall mean the date which is ten (10) calendar years and two (2) calendar months from the last day of the month in which the Commencement Date occurs.

    (iii) "Rent" shall mean Two Hundred Fifty Seven Thousand Five Hundred Thirty One ($257,531.00) Dollars annually, payable in equal monthly installments of Twenty One Thousand Four Hundred Sixty and 92/100 ($21,460.92) Dollars.

     (iv) "Landlord's Initial Construction" shall mean the work and installations at the Premises as set forth in Schedule B. All of the terms, covenants and conditions of Schedule B are incorporated in this Lease by reference and shall be deemed a part of this Lease as though more fully set forth in the body of this Lease.

     (v) "Rent Commencement Date" shall mean the date which is two (2) months next succeeding the Commencement Date.

     (vi) "Permitted Uses" shall mean general and executive offices for a general securities, stock brokerage and investment banking business only.

    (vii) "Base Tax Year" shall mean the Tax Year (as defined in Article 28 hereof) 1986/87.

   (viii) "Tenant's Proportionate Share" shall mean one and seventy-four one-hundredths of one percent (1.74%).

     (ix) "Base Expense Year" shall mean the calendar year 1986.

     (x)  "Security Deposit" shall mean the sum of $42,921.83.

     (xi) "Broker" shall mean Edward S. Gordon Company, Inc. and Wm. A. White/Tishman East Inc.

     Notwithstanding anything to the contrary contained in this subsection B of this Article 1, Articles 1 through 42 shall control the rights and obligations of the parties hereto except that the provisions of any Riders shall supersede any inconsistent provisions in Articles 1 through 42, as the case may be.

2. USE AND OCCUPANCY

     A. Tenant shall use and occupy the Premises for the Permitted Uses, and for no other purpose.

     B. Tenant hereby represents, warrants and agrees that Tenant's business is not and shall not be photographic, multilith or multigraph reproductions or offset printing. Anything contained herein to the contrary notwithstanding, Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (i) for the business of photographic, multilith or multigraph reproductions or offset printing, (ii) for a commercial and/or retail banking, trust company, depository, guarantee or safe deposit business, (iii) as a savings bank, a savings and loan association, or as a loan company, (iv) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit, (v) as a "retail" stock broker's or dealer's office which shall be open to the general public (except pursuant to prior appointment), (vi) as a restaurant or bar or for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever (except to employees, customers and guests of Tenant from any permitted kitchen facilities), (vii) as a news or cigar stand, (viii) as an employment agency, labor union office, physician's or dentist's office, dance or music studio, school (except for the training of employees of Tenant), (ix) as a barber shop or beauty salon, or (x) for the direct sale, at retail or otherwise, of any goods or products. Nothing in this subsection B shall preclude Tenant from using any part of the Premises for photographic, photocopy, facsimile reproduction, multilith or multigraph reproductions in connection with, either directly or indirectly, its own business and/or activities.

3. ALTERATIONS. Tenant shall not make or perform or permit the making or performance of, any alterations, installations, improvements, additions or other physical changes in or about the Premises (hereinafter collectively called "Alterations") without Landlord's prior consent. Landlord agrees not to withhold unreasonably its consent to any Alterations which are nonstructural or which do not adversely affect the Building's mechanical systems or services, proposed to be made by Tenant to adapt the Premises for those business purposes permitted by subsection A of Article 2 hereof, provided that such Alterations are performed only by contractors or mechanics approved by Landlord, which approval Landlord agrees not to unreasonably withhold or delay, do not adversely affect any part of the Building other than the Premises, do not adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building and do not reduce the value or utility of the Building. All Alterations shall be done at Tenant's expense and at such times and in such manner as Landlord may from time to time reasonably designate pursuant to the conditions for Alterations prescribed by Landlord for the Premises. All furniture, furnishings and movable fixtures and partitions installed by Tenant and all Alterations in and to the Premises which may be made by Tenant at its own cost and expense prior to and during the Term, or any renewal thereof, shall remain the property of Tenant and upon the Expiration Date or earlier end of the Term or any renewal thereof, may be removed from the Premises by Tenant at Tenant's option, provided, however, that Tenant shall repair and restore in a good and workmanlike manner to Building standard original condition (reasonable wear and tear excepted) any damage to the Premises or the Building caused by such removal. Any of such fixtures or installations not so removed by Tenant at or prior to the Expiration Date or earlier termination of the Term shall become the property of Landlord, and shall remain upon and be surrendered with the Premises as part thereof at the end of the Term. Prior to making any Alterations, Tenant (i) shall submit to Landlord detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specifications, (ii) shall, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies, and
(iii) shall furnish to Landlord duplicate original policies of worker's compensation insurance (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord and its agents as additional insureds. Upon completion of such Alteration, Tenant at Tenant's expense, shall obtain certificates of final approval of such Alteration required by any governmental or quasi-governmental bodies and shall furnish Landlord with copies thereof. All Alterations shall be made and performed in accordance with the Rules and Regulations (hereinafter defined); all materials and equipment to be incorporated in the Premises as a result of all Alterations shall be new and first quality; no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement. Any mechanic's lien filed against the Premises, or the Real Property, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days thereafter, at Tenant's expense, by payment or filing the bond required by law. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if, in Landlord's sole discretion, such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

4. REPAIRS-FLOOR LOAD. Landlord shall maintain and repair the public portions of the Building, both exterior and interior. Tenant shall, throughout the Term, take good care of the Premises and the fixtures and appurtenances therein and at Tenant's sole cost and expense, make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted. Landlord shall, at Tenant's expense, not to exceed competitive rates, promptly after notice from Tenant make all replacements to the lamps, tubes, ballasts and starters in the lighting fixtures installed in the Premises. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from carelessness, omission, neglect or improper conduct of or Alterations made by Tenant, Tenant's servants, employees, invitees or licensees, shall be repaired promptly by Tenant, at its sole cost and expense, to the reasonable satisfaction of Landlord. Tenant also shall repair all damage to the Building and Premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction and shall be made in accordance with the provisions of Article 3 hereof. If Tenant fails after ten (10) days' notice to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord, at the expense of Tenant, and the reasonable expenses thereof incurred by Landlord shall be collectible by Landlord as additional rent after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, electrical, air-cooling or heating system located in, servicing or passing through the Premises. Tenant shall not place a load upon any floor of the Premises exceeding 100 lbs. live load per square foot area. Landlord reserves the right to prescribe the weight and position of all safes, business machines and heavy equipment and installations. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance. Except as provided in Article 10 hereof, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building, or the Premises, or in or to fixtures, appurtenances, or equipment thereof. If the Premises be or become infested with vermin, Tenant, at Tenant's expense, shall cause the same to be exterminated from time to time to the reasonable satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be approved by Landlord. Landlord shall at regular intervals exterminate the public areas of the Building so as to keep them free of vermin. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were designed as constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein.

5. WINDOW CLEANING. Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, from the outside in violation of
Section 202 of the Labor Law, or any other applicable law, or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

6. REQUIREMENTS OF LAW. Tenant at its sole expense shall comply with all laws, orders and regulations of federal, state, county and municipal authorities and with any direction of any public officer or officers, pursuant to law, and all rules, orders, regulations or requirements of the New York Board of Fire Underwriters, or any other similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises as a result of the use or occupation thereof by Tenant for any purpose other than the Permitted Uses or the conduct by Tenant of its business in the Premises in a manner different from the ordinary and proper conduct of such business. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with any insurance policies covering the Building and fixtures and property therein; and shall not do, or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the New York City Fire Department, New York Board of Fire Underwriters, New York Fire Insurance Rating Organization or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate for the fire insurance applicable to the Building, or use the Premises in a manner which shall increase the rate of fire insurance on the Building or on property located therein, over that in similar type buildings or in effect prior to this Lease. Any Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to this Article shall be made in conformity with, and subject to the provisions of, Article 3 hereof. If by reason of failure of Tenant to comply with the provisions of this Article, the fire insurance rate shall at the beginning of this Lease or at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure of use by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or the Premises issued by the New York Fire Insurance Rating Organization, or other body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Premises.

7. SUBORDINATION.

     A. This Lease is subject and subordinate to each and every ground or underlying lease of the Real Property or the Building heretofore or hereafter made by Landlord (collectively the "Superior Leases") and to each and every trust indenture and mortgage (collectively the "Mortgages") which may now or hereafter affect the Real Property, the Building or any such Superior Lease and the leasehold interest created thereby, and to all Building or any such Superior Lease and the leasehold interest created thereby, and to all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof or thereto, substitutions therefor, and advances made thereunder. This clause shall be self-operative and no further instrument or subordination shall be required to make the interest of any lessor under a Superior Lease, or trustee or mortgagee of a Mortgage superior to the interest of Tenant hereunder. In confirmation of such subordination, however, Tenant shall execute promptly any certificate that Landlord may request and Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or certificates for and on behalf of

Tenant. If the date of expiration of any Superior Lease shall be the same day as the Expiration Date, the Term shall end and expire twelve (12) hours prior to the expiration of the Superior Lease. Tenant covenants and agrees that, except as expressly provided herein, Tenant shall not do anything that would constitute a default under any Superior Lease or Mortgage, or omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default under any of the foregoing. If, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, any lending institution shall request reasonable modifications of this Lease that do not materially increase the obligations or materially and adversely affect the rights of Tenant under this Lease, Tenant covenants to make such modifications.

     B. If at any time prior to the expiration of the Term, any Superior Lease shall terminate or be terminated for any reason, Tenant agrees, at the election and upon demand of any owner of the Real Property or the Building, or the lessor under any such Superior Lease, or of any mortgagee in possession of the Real Property or the Building, to attorn, from time to time, to any such owner, lessor or mortgagee, upon the then executory terms and conditions of this Lease, for the remainder of the term originally demised in this Lease, provided that such owner, lessor or mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall not then be entitled to possession of the Premises. The provisions of this subsection B shall inure to the benefit of any such owner, lessor or mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, lessor or mortgagee, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this subsection B, satisfactory to any such owner, lessor or mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this subsection B shall be construed to impair any right otherwise exercisable by any such owner, lessor or mortgagee.

     C. Landlord agrees to request the Trustees of General Electric Pension Trust to deliver a Non-Disturbance, Subordination and Attornment Agreement to Tenant. Landlord shall use reasonable efforts to obtain such an Agreement from such Trustees; provided, however, that the failure of Landlord to obtain any such Agreement shall not affect the validity of this Lease or the obligations of Tenant hereunder including the subordination of this Lease to the mortgage held by such Trustees.

8. RULES AND REGULATIONS. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and made part hereof as Schedule A (the "Rules and Regulations"), and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt on such notice to be given as Landlord may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the Chairman of the Board of Directors of the Management Division of The Real Estate Board of New York, Inc., or to such impartial person or persons as he may designate, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice in writing upon Landlord within ten (10) days after receipt by Tenant of written notice of the adoption of any such additional Rule or Regulation. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

9. INSURANCE.

     A. Tenant's Insurance. Tenant shall obtain and keep in full force and effect during the Term a policy of comprehensive general public liability and property damage insurance with a broad form contractual liability endorsement under which Tenant is named as the insured, and Landlord is named as an additional insured, and, subject to Tenant's ability to obtain the same, under which the insurer agrees to indemnify and hold Landlord harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages mentioned in Article 37 hereof except clause (d) thereof. Tenant shall use its best efforts to obtain and keep in full force and effect a broad form contractual liability endorsement under which the insurer agrees to indemnify and hold Landlord harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages mentioned in Article 37 hereof except clause (d) thereof. Notwithstanding anything contained in the preceding sentence to the contrary, Tenant's failure to obtain or keep in full force and effect such a broad form contractual liability endorsement shall not affect or limit Tenant's obligations under Article 37 hereof including, without limitation, Tenant's obligation to indemnify and save harmless Landlord from and against all cost, expenses and/or liability arising out of or based upon any and all claims, accidents, injuries and damages mentioned in Article 37 hereof. Such policy shall contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained and shall be non-cancellable with respect to Landlord without thirty
(30) days' written notice to Landlord by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insured and certificate holder. A certificate thereof shall be delivered to Landlord and shall have printed thereon clauses (a), (b) and (c) of Article 37 hereof. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $1,000,000 for injury (or death) and damage to property or such greater amount as Landlord may, from time to time, require. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of "A" and a financial rating of at least "13".

     B. Waiver of Subrogation. The parties hereto shall procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance covering the Premises and the Building, as well as personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive Subrogation or consent to a waiver of right of recovery, and each party hereby agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party shall pay the same. It is expressly understood and agreed that Landlord will not carry insurance on Tenant's fixtures, furnishings, equipment or other property or effects or insurance against interruption of Tenant's business.

10. DESTRUCTION OF THE PREMISES; PROPERTY LOSS OR DAMAGE.

     A. If the Premises shall be damaged by fire or other casualty, and if Tenant shall give prompt notice thereof to Landlord, the damages shall, upon completion of any insurance adjustment, and subject to force majeure be promptly repaired by and at the expense of Landlord and the Rent until such repairs shall be made shall be reduced in the proportion which the area of the part of the Premises which is not usable by Tenant bears to the total area of the Premises, provided that Tenant may occupy the undamaged area for the conduct of Business. In the event the undamaged portion of the Premises is not adequate for the conduct of Tenant's business as a whole, and provided Tenant does not occupy such space; the Rent shall be fully abated until the entire Premises are useable. Landlord shall have no obligation to repair any damage to, or to replace, any fixtures, furniture, furnishings, equipment or other property or effects of Tenant.

     B. Anything in subsection A of this article 10 to the contrary notwithstanding, if the Premises are totally damaged or are rendered wholly untenantable, and if Landlord shall decide not to restore the Premises, or if the Building shall be so damaged by fire or other casualty that, in Landlord's opinion, substantial alteration, demolition, or reconstruction of the building shall be required (whether or not the Premises shall have been damaged or rendered untenantable), then in any of such events, Landlord, at Landlord's option, may, as soon as a determination has been made, but in any event not later than ninety (90) days following the damage, give Tenant a notice in writing terminating this Lease. If Landlord elects to terminate this Lease, the Term shall expire upon the tenth (10th) day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. If Tenant shall not be in default under this Lease, then upon the termination of this Lease under the conditions provided for in the next preceding sentence, Tenant's liability for Rent shall cease as of the day following such damage. In the event Landlord does not elect to terminate this Lease, Landlord shall arrange for the prompt repair of the Premises in accordance with subsection A. hereof.

     C. Landlord shall not be liable for reasonable delays which may arise by reason of adjustment of fire insurance on the part of Landlord and/or Tenant, and for reasonable delays on account of "labor troubles" or any other cause beyond Landlord's control.

     D. The parties agree that this Article 10 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and that Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like import now or hereafter in force shall have no application in any such case. Notwithstanding anything contained in this Article 10 to the contrary, in the event that the repair of the Premises in accordance with the provisions of either subsection A or subsection B hereof shall not be commenced by Landlord within one hundred eighty (180) days following the date of such fire or other casualty and shall not be diligently prosecuted to substantial completion within two hundred seventy (270) days following the date of such fire or other casualty, Tenant shall have the right, in either event, provided Tenant is not responsible for such delay, to rescind this Lease upon five (5) days' written notice to Landlord given on or before one hundred ninety (190) or two hundred eighty (280) days following the date of such fire or other casualty, respectively, in which event, the Term shall expire on the tenth (10th) day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord.

     E. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Neither Landlord nor its agents shall be liable for any injury or damage to persons or property or interruption of Tenant's business resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building. Anything in this Article 10 to the contrary notwithstanding, nothing in this Lease shall be construed to relieve Landlord from responsibility directly to Tenant for any loss of damage caused directly to Tenant wholly or in part by the negligence or misconduct of Landlord. Nothing in the foregoing sentence shall affect any right of Landlord to the indemnity from Tenant to which Landlord may be entitled under Article 37 hereof in order to recoup for payments made to compensate for losses of third parties. If at any time any windows of the Premises are temporarily closed, darkened or bricked-up for any reason whatsoever including, but not limited to, Landlord's own acts, or any of such windows are permanently closed, darkened or bricked-up if required by law or related to any construction upon property adjacent to the Real Property by Landlord or others, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of Rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Notwithstanding the foregoing in the event more than twenty-five percent (25%) of the windows in the Premises are permanently closed, darkened or bricked up, the Rent payable by Tenant hereunder shall be equitably adjusted. In addition, if fifty-one percent (51%) or more of the windows in the Premises are permanently closed or bricked up or are in the process of being permanently closed or bricked up, Tenant shall have the right to cancel this Lease upon five
(5) days' written notice to Landlord given on or before thrity (30) days following the date that such windows are premanently bricked-up, in which event, the Term shall expire on the date specified in such notice, which date shall not be more than ninety (90) days from the date of such notice and Tenant shall vacate the Premises and surrender the same to Landlord on such date. Tenant shall reimburse and compensate Landlord as additional rent within five (5) days after rendition of a statement for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to non-performance or non-compliance with or breach or failure to observe any term, covenant or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with. Tenant shall give immediate notice to Landlord in case of fire or accident in the Premises or in the Building. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the building without Landlord's prior consent, which consent shall not be unreasonably withheld, and payment to Landlord of Landlord's costs in connection therewith. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto, and shall be done during such hours as Landlord may designate. Notwithstanding said consent of Landlord, Tenant shall indemnify Landlord for, and hold Landlord harmless and free from, damages sustained by persons or property and for any damages or monies paid out by Landlord in settlement of any claims or judgments, as well as for all expenses and attorneys' fees incurred in connection therewith and all costs incurred in repairing any damage to the Building or appurtenances.

11. EMINENT DOMAIN

     A. If the whole of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Real Property shall be so acquired or condemned then, (a) except as hereinafter provided in this subsection A, this Lease and the Term shall continue in force and effect but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Rent shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation; (b) if the Premises shall be affected thereby, Landlord, at Landlord's option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, a five (5) days' notice of termination of this Lease; and (c) if the part of the Real Property so acquired or condemned shall contain more than thirty percent (30%) of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises or the total area of the Premises after such acquisition or condemnation is no longer suitable for the conduct of Tenant's business as a whole, Tenant, at Tenant's option, may give to Landlord, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, a five
(5) days' notice of termination of this Lease. If any such five (5) days' notice of termination is given by Landlord or Tenant this Lease and the Term shall come to an end and expire upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated pursuant to the foregoing provisions of this subsection A, Landlord, at Landlord's expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit to meet Tenant's requirements for the conduct of business therein. In the event of any termination of this Lease and the Term pursuant to the provisions of this subsection A, the Rent shall be apportioned as of the date of sooner termination and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant.

     B. In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this subsection B shall be deemed to prevent Tenant from making a claim in any condemnation proceedings for the then value of any furniture, furnishings and fixtures installed by and at the sole expense of Tenant and included in such taking, provided that such award shall not reduce the amount of the award otherwise payable to Landlord.

12. ASSIGNMENT AND SUBLETTING.

     A. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, nor underlet, nor suffer, nor permit the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without the prior written consent of Landlord in each instance. If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent and conditions by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 12 shall be void.

     B. If Tenant shall at any time or times during the Term desire to assign this Lease or sublet all or part of the Premises, Tenant shall give notice thereof to Landlord, which notice shall set forth (i) in the event of a sublease, the term thereof and the portion(s) of the Premises which Tenant desires to sublease, (ii) the effective or commencement date of the proposed assignment or sublease which shall be not less than twenty (20) nor more than one hundred and eighty (180) Business Days after the giving of such notice,
(iii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (iv) the economic terms of the proposed transaction including, without limitation, the rents, additional rents, additional charges and other consideration payable under the proposed assignment or sublease including, without limitation, the extent and nature of any rent and other concessions to be given to the proposed assignee or subtenant, (v) utility charges and escalations payable under the terms of the proposed assignment or sublease, (vi) current financial information with respect to the proposed assignee or subtenant, including, if available, its most recent financial report, and (vii) an agreement by Tenant to indemnify Landlord against liability resulting from any claims that may be made against Landlord by the proposed assignee or subleasee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease. The aforesaid notice shall be deemed an offer from Tenant to Landlord whereby Landlord may, at its option, (a) if the proposed transaction is a sublease of all or substantially all of the Premises or, in the event the proposed transaction is a sublease of a portion of the Premises, greater than one-third (1/3) of the total number of rentable square feet then comprising the Premises is subleased to and/or occupied by others (including the number of rentable square feet then subleased and/or occupied in any prior transaction and the number of rentable square feet to be subleased under the proposed transaction) or, if the proposed term of such sublease shall extend beyond the commencement of the eighth (8th) calendar year of the Term, sublease such space (hereinafter called the "Leaseback Space") from Tenant upon the terms and conditions hereinafter set forth, or (b) if the proposed transaction is an assignment or a sublease of all or substantially all of the Premises, terminate this Lease. Said options may be exercised, if at all, by Landlord by notice to Tenant given as expeditiously as reasonably possible but, in all events, within twenty (20) Business Days after the aforesaid notice and information has been given by Tenant to Landlord; and during such twenty (20) Business Day period Tenant shall not assign this Lease nor sublet such space. Notwithstanding anything contained in the preceding sentence to the contrary, in the event that (a) the proposed transaction is subject to Landlord's options as herein provided, and (b) Tenant's notice to Landlord shall be accompanied by a fully-executed and true and complete copy of the proposed assignment or sublease, the effective or commencement date of which shall be not less than twenty (20) nor more than one hundred eighty (180) Business Days after the giving of such notice, together with the material specified in clauses (iii), (vi) and (vii) of this subsection B, Landlord's options must be exercised, if at all, by Landlord by notice to Tenant given as expeditiously as reasonably possible but, in all events, within ten (10) Business Days after the aforesaid notice and information has been given by Tenant to Landlord; and during such ten (10) Business Day Period Tenant shall not assign this Lease nor sublet such space. In the event Landlord shall fail to exercise such options within said ten (10) or twenty (20) Business Day Periods, as the case may be, Landlord shall be deemed to have waived such options.

     C. If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all or substantially all of the Premises, then, this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the Rent and additional rent due hereunder shall be paid and apportioned to such date.

     D. If Landlord exercises its option to terminate this Lease pursuant to subsection B of this Article 12, Landlord shall be free to and shall have no liability to Tenant if Landlord should lease the Premises (or any part thereof) to Tenant's prospective assignee or subtenant.

     E. If Landlord exercises its option to sublet the Leaseback Space, such sublease to Landlord shall be at the lower of (i) the rental rate per rentable square foot of Rent and additional rent then payable pursuant to this Lease, or
(ii) the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and such sublease:

          (a) shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Article 12;

          (b) shall be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Article 12;

          (c) shall give Landlord the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space and to make any and all changes, alterations and improvements in the space covered by such sublease, and if the proposed sublease will result in all or substantially all of the Premises being sublet, grant Landlord the option to extend the term of such sublease for the balance of the term of this Lease less than one (1) day;

          (d) shall provide that assignee or further subtenant of Landlord may, at the election of Landlord, be permitted to make alterations, decorations and installations in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in such space therein made by any assignee or subtenant of Landlord may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to such space so sublet caused by such removal; provided, however, that such sublease shall provide that either Landlord or its assignee or further subtenant shall, at Tenant's election, restore such space to substantially the same condition as existed prior to such sublease; and

          (e) shall also provide that (i) Landlord and Tenant expressly engage any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or subletting by Landlord (as the subtenant) may be for any general and executive office purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate, (iii) Tenant, at Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord; provided, however, that Tenant shall not be required to permit such party access through the space then being occupied by Tenant or other assignees, subtenants or occupants pursuant to subsection R hereof unless the same is the only practicable means of ingress to and egress from the space so sublet, (iv) Landlord may make such alterations as may be required or deemed necessary by Landlord to physically separate the subleased space from the balance of the Premises and to comply with any legal or insurance requirements relating to such separation, and (v) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in substantially the same condition as existed prior to such sublease, ordinary wear and tear excepted and subject to the obligations of the sublesee pursuant to the provisions of this Section E to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

     F. (i) If Landlord exercises its option to sublet the Leaseback Space, Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Space during the period of time it is so sublet to Landlord. (ii) Performance by Landlord under a sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease. (iii) Tenant shall have no obligation, at the expiration or earlier termination of the Term, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord.

     G. In the event (i) Landlord does not exercise, or shall be deemed to have waived, the options provided to it pursuant to subsection B of this Article 12 or (ii) such options do not arise by virtue of the fact that the proposed transaction is a sublease of space within the Premises for a term which does not extend beyond the commencement of the eighth (8th) calendar year of the Term and which, together with space then subleased by Tenant to one or more subtenants and/or occupied by one or more occupants pursuant to the provisions of subsection R of this Article 12, is for one-third (1/3) or less of the total number of rentable square feet then comprising the Premises and is for a Term which does not extend beyond the commencement of the eighth (8th) calendar year of the Term, and providing that Tenant is not in default of any of Tenant's obligations under this Lease (after notice and the expiration of any applicable grace period) as of the time of Tenant's notice to Landlord pursuant to subsection B of this Article 12, Landlord's consent (which must be in writing and form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed (and if not denied within the number of days specified in subsection B of this Article 12, shall be deemed granted), provided and upon condition that:

          (i) Tenant shall have complied with the provisions of subsection B of this Article 12 and Landlord shall not have exercised any of its options, if any, under said subsection B of this Article 12 within the time permitted therefor;

          (ii) In Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which (a) is in keeping with the then standards of the Building, (b) is limited to the use of the Premises as general and executive offices, and (c) will not violate any negative covenant as to use contained in any other lease of office space in the Building;

          (iii) The proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the financial obligations involved, and Landlord has been furnished with reasonable proof thereof;

          (iv) Neither (a) the proposed assignee or sublessee nor (b) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee, is then an occupant of any part of the Building;

          (v) Intentionally omitted.

          (vi) The form of the proposed sublease or instrument of assignment shall be in form reasonably satisfactory to Landlord (exercising reasonable discretion) and shall comply with the applicable provisions of this Article 12;

          (vii) There shall not be more than three (3) subtenants (including Landlord or its designee)of the Premises;

          (viii) The rental and other terms and conditions of the sublease are the same as those contained in the notice or proposed sublease, as the case may be, furnished to Landlord pursuant to subsection B of this Article 12;

          (ix) Tenant shall reimburse Landlord on demand for the reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the granting of any requested consent;

          (x) Tenant shall not have (a) advertised in any way the availability of the Premises without prior notice to and approval by Landlord, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental rate, (b) listed the Premises for subletting or assignment, with a broker, agent or representative without prior notice to and approval by Landlord, such approval not to be unreasonably withheld or delayed;

          (xi) The proposed occupancy shall not increase the office cleaning requirements or impose an extra burden upon services to be supplied by Landlord to Tenant the cost of which is not paid to Landlord by Tenant; and

          (xii) The proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of New York State.

          Except for any subletting by Tenant to Landlord pursuant to the provisions of this Article 12, each subletting pursuant to this subsection G of this Article 12 shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of Rent or additional rent by Landlord from any subtenant, subject to the provisions of subsection F of this Article 12 Tenant shall and will remain fully liable for the payment of the Rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant (other than Landlord or any assignee or subtenant of Landlord) which shall be in violation of any of the obligations of this Lease shall be deemed to be a violation by

Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article 12. If Landlord shall reasonably decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise either of its options under subsection B of this Article 12, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs, and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

     H. In the event that (i) Landlord fails to exercise either of its options under subsection B of this Article 12 and consents to a proposed assignment or sublease, and (ii) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within ninety (90) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of subsection B of this Article 12 before assigning this Lease or subletting all or part of the Premises.

     I. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed that:

          (i) No subletting shall be for a term ending later than one (1) day prior to the Expiration Date of this lease;

          (ii) No sublease shall be delivered, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

          (iii) Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossession by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (a) be liable for any previous act or omission of Tenant under such sublease, (b) be subject to any counterclaim, offset or defense, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (c) be bound by any previous modification of such sublease made without Landlord's consent or by any previous prepayment of more than one (1) month's Rent. The provisions of this Article 12 shall be self-operative and no further instrument shall be required to give effect to this provision.

     J. If the Landlord shall give its consent to any assignment of this Lease or to any sublease or if Tenant shall enter into any other assignment or sublease permitted hereunder, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

          (i) in the case of an assignment, an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property (to the extent paid for by Tenant and not reimbursed by Landlord)), less, in the case of a sale thereof, the then fair market value thereof as jointly determined by Landlord and Tenant and, in the event Landlord and Tenant are unable to agree thereon, as determined by an independent appraiser selected by the President of the Real Estate Board of New York, Inc., less all expenses reasonably and actually incurred by Tenant on account of brokerage commissions, advertising costs and reasonable attorneys' fees and disbursements in connection with such assignment;

          (ii) in the case of a sublease, the term of which does not extend beyond the commencement of the eighth (8th) calendar year of the Term, so long as the total number of rentable square feet then subleased by Tenant to any one or more subtenants and/or occupied by any one or more occupants pursuant to the provisions of subsection R of this Article 12 is one-third (1/3) or less of the total number of rentable square fee then comprising the Premises, fifty (50%) percent of any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property (to the extent paid for by Tenant and not reimbursed by Landlord), less, in the case of the sale thereof, the then fair market value thereof as jointly determined by Landlord and Tenant and, in the event Landlord and Tenant are unable to agree thereon, as determined by an appraiser selected by the President of the Real Estate Board of New York, Inc., less all expenses reasonably and actually incurred by Tenant on account of brokerage commissions, advertising costs and reasonable attorneys' fees and disbursements and the reasonable cost of demising the premises so sublet in connection with such sublease. The sums payable under this subsection J(ii) of this Article 12 shall be paid to Landlord as and when received from the subtenant by Tenant; and

          (iii) in the case of a sublease the term of which extends beyond the commencement of the eighth (8th) calendar year of the Term, and/or when the total number of rentable square feet then subleased by Tenant to one or more subtenants and/or occupied by any one or more occupants pursuant to the provisions of subsection R of this Article 12 is greater than one-third (1/3) of the total number of rentable feet then comprising the Premises, one hundred (100%) percent of any rents, additional charges or other consideration payable under the sublease to the Tenant by the subtenant which is in excess of the Rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property (to the extent paid for by Tenant and not reimbursed by Landlord), less, in the case of a sale thereof, the then fair market value thereof is jointly determined by Landlord and Tenant and, in the event Landlord and Tenant are unable to agree thereon, as determined by an independent appraiser selected by Landlord with the consent of Tenant (such consent not to be unreasonably withheld or delayed), less all expenses reasonably and actually incurred by Tenant on account of brokerage commissions, advertising costs and reasonable attorneys' fees and disbursements and the reasonable cost of demising the premises so sublet in connection with such sublease. The sums payable under this subsection J(iii) of this Article 12 shall be paid to Landlord as and when received from the subtenant by Tenant.

          Tenant covenants that it shall use its best efforts to collect any rents, additional rents or other consideration payable to Tenant with respect to any assignment or subletting but the foregoing shall not require Tenant to commence any action or proceeding if, to do so, would not be commercially reasonable. In the event that Tenant shall commence any action or proceeding, all costs and expenses thereof, including, without limitation, attorneys' fees and disbursements, shall be paid by Tenant; provided, however, that if Landlord requires Tenant to commence any action or proceeding when the same is not commercially reasonable, the parties shall share the cost of such action or proceeding (including, without limitation, attorneys' fees and disbursements) equally. Tenant covenants that it shall, upon demand of Landlord, commence litigation against such subtenants, even if the same shall not be commercially reasonable, in order to collect any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant.

         K. (i) If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange (hereinafter referred to as a "public corporation"), the provisions of subsection A of this
Article 12 shall apply to a transfer (by one or more transfers) of a majority of the stock of Tenant as if such transfer of a majority of the stock of Tenant were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred, provided that in any of such events (a) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of Tenant herein named on the date of this Lease and (b) proof reasonably satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

         (ii) If Tenant is a partnership, the provisions of subsection A of this
Article 12 shall apply to a transfer (by one or more transfers) of a majority interest in the partnership, as if such transfer were an assignment of this Lease.

         (iii) If Tenant is a subdivision, authority, body, agency, instrumentality or other entity created and/or controlled pursuant to the laws of the State of New York or any city, town or village of such state or of federal government ("Governmental Entity", the provisions of subsection A of this Article 12 shall apply to a transfer (by one or more transfers) of any of Tenant's rights and occupy the Premises, to any other Governmental Entity, as if such transfer of the right of use and occupancy were an assignment of this Lease; but said provisions shall not apply to a transfer of any of Tenant's rights in and to the Premises to any Governmental Entity which shall replace or succeed to substantially similar public functions, responsibilities, and areas of authority as Tenant, provided that in any of such events the successor Governmental Entity (a) shall utilize the Premises in a manner substantially similar to Tenant, and (b) shall not utilize the Premises in any manner which, in Landlord's judgment, would impair the reputation of the Building as a first-class office building.

         L. Tenant may, upon notice to Landlord, permit any corporations or other business entities (but not including Governmental Entities) which control, are controlled by, or are under common control with Tenant (herein referred to as "related corporation") to sublet all or part of the Premises for any of the purposes permitted to Tenant, subject however to compliance with Tenant's obligations under this Lease. Such subletting shall not be subject to the provisions of subsection B of this Article 12. Such subletting shall not be deemed to vest in any such related corporation any right or interest in this Lease or the Premises nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes hereof, "control" shall be deemed to mean ownership of not less than fifty percent (50%) of all of the voting stock of such corporation or not less than fifty percent (50%) of all of the legal and equitable interest in any other business entities.

         M. Any assignment or transfer, whether made with Landlord's consent pursuant to subsection A of this Article 12 or without Landlord's consent pursuant to subsections K or L of this Article 12, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in subsection A of this
Article 12 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent and/or additional rent by Landlord for an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Rent and additional rent and for the other obligations of this Lease on the part of Tenant to be performed or observed.

         N. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time for performance, or modifying any of the obligations, of this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

         O. The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be in the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others.

         P. Intentionally Omitted.

         Q. If the Landlord shall recover or come into possession of the Premises before the date herein fixed for the termination of this Lease, Landlord shall have the right, at its option, to take over any and all subleases or sublettings of the Premises or any part thereof made by Tenant and to succeed to all the rights of said subleases and sublettings or such of them as it may elect to take over. Tenant hereby expressly assigns and transfers to Landlord such of the subleases and sublettings as Landlord may elect to take over at the time of such recovery of possession, such assignment and transfer not to be effective until the termination of this Lease or re-entry by Landlord hereunder or if Landlord shall otherwise succeed to Tenant's estate in the Premises, at which time Tenant shall upon request of Landlord, execute, acknowledge and deliver to Landlord such further instruments of assignment and transfer as may be necessary to vest in Landlord the then existing subleases and sublettings. Every subletting hereunder is subject to the condition and by its acceptance of and entry into a sublease, each subtenant thereunder shall be deemed conclusively to have thereby agreed from and after the termination of this Lease or re-entry by Landlord hereunder of or if Landlord shall otherwise succeed to Tenant's estate in the Premises, that such subtenant shall waive any right to surrender possession or to terminate the sublease and, at Landlord's election, such subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord, as its landlord, under all of the then executory terms of such sublease, except that Landlord shall not (i) be liable for any previous act, omission or negligence of Tenant under such sublease, (ii) be subject to any counterclaim, defense or offset not expressly provided for in such sublease, which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification or amendment of such sublease not consented to by Landlord or by any previous prepayment of more than one (1) month's rent and additional rent (excluding excess payments of additional rent made on account of reasonably estimated increases in operating expenses or other payments which are customarily paid more than one (1) month in advance), which shall be payable as provided in the sublease, (iv) be obligated to repair the subleased space or the Building or any part thereof, in the event of total or substantial total damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to Landlord, (v) be obligated to repair the subleased space or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Landlord as consequential damages allocable to the part of the subleased space or the Building not taken or (vi) be obligated to perform any work in the subleased space of the Building or to prepare them for occupancy beyond Landlord's obligations under this Lease, and the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed automatically upon and as a condition of occupying or using the Premises or any part thereof, to have given a waiver of the type described in and to the extent and upon the conditions set forth in this Article 12.

         R. Notwithstanding anything to the contrary contained in this Article 12, Tenant named herein shall have the right to permit others to occupy desk and office space in the Premises, provided that:

                  (i) Tenant is not in default of any of Tenant's obligations under this Lease (after notice and the expiration of any applicable grace period) and this Lease is in full force and effect;

                  (ii) At the time of such occupancy, no more than one-third (1/3) of the total number of rentable square feet then comprising the Premises shall be occupied by or subleased to parties other than Tenant named herein, and this Lease has not been assigned by Tenant;

                  (iii) Notice of each such occupancy and a copy of the occupancy agreement, if any, is delivered to Landlord within ten (10) days of its execution;

                  (iv) Such occupancy agreement shall specifically state that it is subject to the provisions of this Lease; and

                  (v) The area to be occupied shall not be separated from the Premises by a demising wall nor shall there be a separate entrance to such occupant's desk or office space from the common areas.

In the event Tenant shall enter into such occupancy agreements, the provisions of subsection B and subsection J of this Article 12 shall not apply to any such occupancy.

13. CONDITION OF THE PREMISES. Tenant agrees to accept possession of the Premises in the condition which shall exist on the Commencement Date "as is", except for Landlord's Initial Construction and further agrees that Landlord shall have no other obligation, to perform any work or make any installations in order to prepare the Premises for Tenant's occupancy. The taking of possession of the Premises by Tenant shall be conclusive evidence as against Tenant that, at the time such possession was so taken, the Premises and the building were in good and satisfactory condition and that Landlord's Initial Construction was substantially completed.

14. ACCESS TO PREMISES. Tenant shall permit Landlord, Landlord's agents and public utilities servicing the Building to erect, use and maintain, concealed ducts, pipes and conduits in and through the Premises. Landlord and Landlord's agents shall be able to enter the Premises at all reasonable times and at reasonable intervals to examine the same, to show them to prospective purchasers, mortgagees or lessees of the Building or space therein, and to make such decorations, repairs, alterations, additions as Landlord may deem necessary or desirable to the Premises or to any other portion of the building or which Landlord may elect to perform following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this Lease, or for the purpose of complying with laws, regulations or other requirements of government authorities and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the rent shall in no wise abate while said decorations, repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. Landlord shall use its best efforts to minimize any inconvenience to Tenant, without any requirement for the use of overtime labor. During the six (6) month period prior to the Expiration Date or the expiration of any renewal or extended term, Landlord may exhibit the Premises to prospective tenants thereof. If, during the last six (6) months of the Term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Premises, without elimination or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall not be deemed an actual or constructive eviction and shall have no effect upon this Lease. If Tenant shall not be personally present to open and permit an entry into the Premises, at any time, when for any reason any entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the building or any part thereof, other than as herein provided. Landlord also shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, number or designation by which the Building is commonly known; provided, however, that Landlord shall not change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators or other public parts of the Building located on the 12th floor of the Building unless such change shall be required in connection with changes being performed in other portions of the Building. In addition, Tenant understands and agrees that Landlord intends to perform substantial renovation work in and to the public parts of the Building and the mechanical systems serving the Building (which work may include the replacement of the building exterior facade and window glass, requiring access to the same from within the premises), and that Landlord shall incur no liability to Tenant, nor shall Tenant be entitled to any abatement of rent, on account of any noise, vibration or other disturbance to Tenant's business at the Premises (provided that Tenant is not denied access to said Premises) which shall arise out of the performance by Landlord of the aforesaid renovations of the building. Landlord shall use its best efforts to minimize any inconvenience to Tenant, without any requirement for the use of overtime labor. Tenant understands and agrees that all parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access

                                   SCHEDULE A

                             RULES AND REGULATIONS

         I. The rights of each tenant in the Building to the entrances, corridors and elevators of the Building are limited to ingress to and egress from such tenant's premises and no tenant shall use, or permit the use of the entrances, corridors, or elevators for any other purpose. No tenant shall invite to its premiss, or permit the visit of persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, elevators and other facilities of the Building by other tenants. No tenant shall encumber or obstruct, or permit the encumbrances or obstruction of any of the sidewalks, plazas, entrances, corridors, elevators, fire exists or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building, the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally.

         II. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the building outside of ordinary business hours to register. Tenants' employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and the Tenant with respect thereto. Each tenant shall be responsible for all persons for whom it requests such permission and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation or interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of tenant. Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from a tenant's premises or the Building under the provisions of this rule.

         III. No tenant shall obtain or accept for use in its premises ice, drinking water, towels, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such regulation as may be fixed by Landlord.

         IV. No window or other air-conditioning units shall be installed by any tenant, and only such window coverings as are supplied or permitted by Landlord shall be used in a tenant's premises.

         V. There shall not be used in any space, nor in the public halls of the Building, either by any tenant or by jobbers, or other in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

         VI. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time. All windows in each tenant's premises shall be kept closed at all times and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant's premises.

         VII. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. No dangerous, inflammable, combustible or explosive object, material or fluid shall be brought into the Building by any tenant or with the permission of any tenant.

         VIII. All damages resulting from any misuse of the plumbing fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

         IX. No signs, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the premises or the Building without the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold. Signs and lettering on doors shall be inscribed, painted, or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size and color reasonably acceptable to Landlord. Landlord may remove same without any liability and may charge the expense incurred by such removal to the tenant or tenants violating this rule. No tenant shall use any advertising which impairs the reputation of the building.

         X. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect unless Landlord has a means of emergency access. Duplicate keys for a tenant's premises and toilet rooms shall be procured only from Landlord, which may make a reasonable charge therefore. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to Landlord.

         XI. Each tenant, shall, at its expense, provide artificial light in the premises for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

         XII. No tenant shall install or permit to be installed any vending machines, except for the sole use of Tenant's employees.

         XIII. No animals or birds, bicycles, mopeds or vehicles of any kind shall be kept in or about the Building or permitted therein.

         XIV. No furniture, office equipment, packages or merchandise will be received in the Building or carried up or down in the elevator, except between such hours as shall be designated by Landlord. Landlord shall prescribe the charge for freight elevator use and the method and manner in which any merchandise, heavy furniture, equipment or safes shall be brought in or taken out of the Building, and also the hours at which such moving shall be done.

         XV. All electrical fixtures hung in offices or spaces along the perimeter of any tenant's Premises must be fluorescent, of a quality, type, design and bulb color approved by Landlord unless the prior consent of Landlord has been obtained for other lamping.

EXHIBIT 2

[BLUEPRINT OF PREMISES]

Not to scale.
All dimensions approximate.

         XVI. The exterior windows and doors that reflect or admit light and air into any premises or the halls, passageways or other public places in the building, shall not be covered or obstructed by any tenant, nor shall any articles be placed on the windowsills.

         XVII. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent same.

         XVIII. Except to the extent contemplated by the approved installation of a Dwyer Unit or kitchenette (which kitchenette facilities may utilize hot plate (as opposed to gas) burners), no tenant shall do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others. In addition, no tenant shall cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the premises. The foregoing shall not preclude tenant from having food or beverages delivered to the premises, provided that no cooking or food preparation shall be carried out at the premises.

                                   SCHEDULE B

                        LANDLORD'S INITIAL CONSTRUCTION

         I. Plans and Work.

         Tenant shall submit to Landlord complete and detailed architectural, mechanical and engineering plans and specifications showing the alterations required by Tenant to the Premises in order to prepare the entire Premises for Tenant's occupancy, which plans and specifications shall be prepared by Tenant at Tenant's own cost and expense. Tenant's plans and specifications shall be prepared in accordance with, and Landlord's responsibility shall be limited to, the specifications set forth in the work letter (the "Work Letter") annexed hereto as Schedule C. Tenant's plans and specifications shall be submitted to Landlord on or before February 13, 1986 for Landlord's approval, which approval shall be in Landlord's sole discretion. The plans and specifications, as approved by Landlord are hereinafter referred to as the "Final Plans" and all work specified in the Final Plans is hereinafter referred to as "Landlord's Initial Construction". The approval of the Final Plans by Landlord shall be deemed authorization by Tenant for Landlord to proceed with Landlord's Initial Construction.

         Landlord shall solicit bids from no less than three (3) contractors, one of whom shall be designated by Tenant (and reasonably acceptable to Landlord) at the time Tenant submits its plans and specifications to Landlord for Landlord's approval, and shall promptly notify Tenant of the amount of Tenant's Costs (hereinafter defined) which Tenant shall be required to pay pursuant to Section III hereof under each bid. In the event the bid accepted by Landlord (exercising commercial reasonableness) would result in Tenant becoming liable to Landlord for Tenant's Costs as hereinafter provided, Landlord shall give Tenant notice thereof and Tenant may, at its option exercised within three
(3) days following Landlord's notice, waive the performance by Landlord of such portions of Landlord's Initial Construction as Tenant shall designate. In the event Landlord does not receive notice as aforesaid (time being of the essence with respect to the giving of such notice), Landlord shall perform Landlord's Initial Construction as specified in the Final Plans and Tenant shall reimburse Landlord for any Tenant's Costs, as hereinafter provided.

         Landlord shall notify Tenant of the anticipated date of substantial completion of Landlord's Initial Construction ("Substantial Completion Date") in a notice given at least five (5) days prior to the Substantial Completion Date stated therein. The phrase "substantial completion" shall mean that, with the exception of minor punch-list items, Landlord's Initial Construction shall have been substantially completed in accordance with the Final Plans and all mechanical systems serving or affecting the Premises shall then be in working order. After the determination of the Substantial completion Date, Tenant agrees, upon demand of Landlord, to execute, acknowledge and deliver to Landlord an instrument, in form satisfactory to Landlord, setting forth the Commencement Date, Rent Commencement Date and Expiration Date.

         II. Delays.

         The term "Tenant's Delay" shall mean any delay that Landlord may encounter in the completion of Landlord's Initial Construction by reason of any act, neglect, failure or omission of Tenant, its agents, servants, or employees, or in the performance of Tenant's obligations under this Schedule, including, without limitation;

         1. Any delay in submission of Tenant's plans and specifications or in submission of the Final Plans for the Premises.

         2. Any delay due to changes made by or on behalf of Tenant in the Final Plans.

         3. Any delay due to Tenant's request for items to be installed within the Premises not set forth in the Work Letter or that have a delivery date which does not provide sufficient time for installation prior to the otherwise anticipated Substantial Completion Date.

         If the Substantial Completion Date shall be delayed by reason of Tenant's Delay, the Premises shall be deemed to be substantially completed for purposes of the Commencement Date as of the date that the Premises would have been substantially completed but for any such Tenant's Delay as determined by Landlord in its reasonable discretion.

         III. Tenant's Costs

         Tenant shall be liable to Landlord for costs incurred by Landlord in the completion of Landlord's Initial Construction to the extent that such costs are incurred as a result of a change by Tenant in the work as shown on the Final Plans, or if the Final Plans require the performance of work or installation of items not described in the Work Letter or if Landlord shall perform Landlord's Initial Construction during Overtime Periods at Tenant's request (hereinafter "Tenant's Costs"). Any Tenant's Costs, together with an additional fifteen percent (15%) of such costs to reimburse Landlord's "out-of-pocket" expenses for overhead and supervision, shall be paid by Tenant as additional rent within ten
(10) days of Landlord's delivery to Tenant of an invoice for such costs.

July 31, 1983
Page 1 of 5

                                  61 BROADWAY
                                   WORKLETTER

- --------------------------------------------------------------------------------
ITEM                     DESCRIPTION                                  QUANTITY
- --------------------------------------------------------------------------------
Partitions:

1. Demolition:           Space shall be cleared of all unwanted
                         existing partitions, flooring, ceiling,
                         lighting, electrical and telephone outlets,
                         finishes, etc. as pursuant to tenant's
                         needs in regards to the execution of
                         this workletter.

2. Demising Wall:        Install in accordance with NYC code,
                         one hour fire-rated slab-to-slab drywall
                         partitions as required to demise
                         premises.

3. Drywall Partition:    2-1/2" metal studs, 24" on center, to slab   Linear footage to be
                         with 5/8" gypsum board (two sides) to        equal to 10% of rentable
                         6" above suspended ceiling.                  area or 10 LF for each
                                                                      100 RSF.

Doors:

4. Entrance Door:        One pair entrance doors of solid mineral     One pair.
                         core with oil finished mahogany veneer.
                         Lock set shall be Schlage, heavy duty
                         levers design No. 17, keyed to building
                         master; Finish: oil rubbed bronze.
                         Welded hollow metal buck; door closer
                         and two floor mounted door stops.

July 31, 1985
Page 2 of 5

                                  61 BROADWAY
                                   WORKLETTER

- -----------------------------------------------------------------------------------------------------
ITEM                     DESCRIPTION                                  QUANTITY
- -----------------------------------------------------------------------------------------------------
5. Doors:                3'0"x8'0", 18 gauge hollow metal door with   One door per 30 LF partitioning
                         8'2" high 16 gauge hollow metal (K.D.)       or 1/3 of a door per 100 SqFt.
                         buck. Latch set shall be Schlage, Orbit
                         design finished in oil rubbed bronze, or
                         equal, with two pair of butts, silencers
                         and floor mounted door stop.

6. Closet:               One 5'0" wide x 8'0" high coat closet with   One closet for each
                         hollow metal double sliding doors with       3,000 RSF.
                         wooden hat shelf and one standard chrome-
                         finished metal clothes pole.

Ceiling:

7. Suspended Ceiling:    8'6" high concealed metal suspension system  Suspended ceiling with mineral fissured acoustic tiles: 1'x1'  throughout the premise
                         Armstrong, Travertone #554 white, or equal.
                         Continuous line pocket at head of windows
                         and open return air.

Electrical & Telephone:

8. Light Fixtures:       2' x 4', 4 - Lamp, 48" tube, recessed        One fixture for even
                         flourescent fixture with air return          125 RSF.
                         electrical ceiling outlet, warm white lamps
                         and 1-1/2" x 1-1/2" chrome finished parabolic lens.

July 31, 1985
Page 3 of 5

                                  61 BROADWAY
                                   WORKLETTER

- ------------------------------------------------------------------------------------------------------------
ITEM                     DESCRIPTION                                         QUANTITY
- ------------------------------------------------------------------------------------------------------------
9. Exit Lights:          Up to two lighted exit lights at primary
                         and/or secondary means of agress.

10. Wall Switches:       Brushed stainless steel coverplate           One setting for each private
                                                                      office and sufficient switches to
                                                                      open area to comply with code
                                                                      (2 fix/1 sw/per office)

11. Duplex outlets:      120v base receptacle (wall mounted) 12"      One for each 150 RSF
                         A.F.F. Brushed stainless steel cover
                         plate.

12. Telephone Outlets:   Wall outlet for telephone 3/4" conduit,      One for each 200 RSF.
                         stub-up to above hung ceiling. Brushed
                         stainless steel coverplate. 12" A.F.F.

Finishes

13. Carpet:              Furnish and install carpet by Philadelphia   To be installed in private
                         Carpets, IMPACT 30 ps #50030, direct blue.   offices, halls, conference room
                         Dolor: To be chosen by Tenant from           and common area. (except coffee room,
                         Landlord's selection.                        kitchen, private bathroom, filing,
                                                                      storage and equipment room) Credits
                                                                      will be allowed in for upgrading only.

July 31, 1985
Page 4 of 5
                                  61 BROADWAY
                                   WORKLETTER

- --------------------------------------------------------------------------------------------------------
ITEM                     DESCRIPTION                                  QUANTITY
- --------------------------------------------------------------------------------------------------------
14. VAT:                 Furnish and install 12" x 12" VAT by         To be installed in coffee room,
                         Asrock, "General Marble pattern.             kitchen, privte bathroom, filing,
                         Colors:                                      storage and equipment rooms.

                              VL-110 Black Pearl
                              VL-109 Sandstone
                              VL-108 Agate White
                              VL-106 White Sands
                                   or equal

15. Base:                Furnish and install continuous 4"
                         rubber base by Roppe. Colors:

                              00 Black
                              52 Chestnut
                                   or equal

16. Paint:               All surfaces shall receive two costs of      All walls including
                         standard paint, one color per room,          doore-bucks-trim.
                         semi-gloss on all doors, bucks and
                         metal enclosures. Colors: (All Benjamin
                         Moore)

                              CN-5
                              OW-14
                              OW-9
                              0W-4
                              or equal

July 31, 1985
Page 5 or 5

                                  61 BROADWAY
                                   WORKLETTER

- --------------------------------------------------------------------------------
ITEM                     DESCRIPTION                                  QUANTITY
- --------------------------------------------------------------------------------
17. Window Treatment:    Wall, 1" blinds; color: $112 Alabaster.      Allow for all windows




Note: Unless otherwise stated, credits will be allowed in kind for upgrading only.

July 31, 1985
Page 1 of 1
                                  61 BROADWAY
                              ADDENDUM - WORKLETTER

- --------------------------------------------------------------------------------
ITEM                     DESCRIPTION                                  QUANTITY
- --------------------------------------------------------------------------------
1. Windows               Side-hinged casement type aluminum window    One unit per opening.
                         with a duranodic bronze finish. Window
                         has a limited opening stay feature for
                         ventilation purposes. Insulated double
                         pane glass vision panel with a green tint
                         exterior pane and a clear interior pane.
                         Window has CA3-HP-60 AAMA test criteria
                         rating which is the highest commercial
                         rating.

2. Parimeter Walls and   One layer of gypsum board laminated to       From edge to edge of
   Columns               existing surfaces, where necessary,          existing window frame
                         Taped, spackled and ready for painting.

3. Floors                Finish patch holes and irregularities        As determined by space
                         to tolerances necessary to receive           conditions.
                         finish materials such as carpet.

4. Radiator Enclosures   Heavy gauge painted metal enclosure with     One continuous unit
                         removable aluminum top grille and            from face to face of
                         removable front panel.                       column piers.

5. HVAC                  Package system including interior office     3 tons/1,000 usable
                         distribution ducts, registers and grills.    sq. ft.

                                   EXHIBIT 1

                            [BLUEPRINT OF PREMISES]

                                 Not to scale.
                          All dimensions approximate.

                            [BLUEPRINT OF PREMISES]

                                 Not to scale.
                          All dimensions approximate.

                                  61 BROADWAY
                                   WORKLETTER

- --------------------------------------------------------------------------------
ITEM                     DESCRIPTION                                  QUANTITY
- --------------------------------------------------------------------------------
Partitions:

1. Demolition:           Space shall be cleared of all unwanted
                         existing partitions, flooring, ceiling,
                         lighting, electrical and telephone outlets,
                         finishes, etc. as pursuant to tenant's
                         needs in regards to the execution of
                         this workletter.

2. Demising Wall:        Install in accordance with NYC code,
                         one hour fire-rated slab-to-slab drywall
                         partitions as required to demise
                         premises.

3. Drywall Partition:    2-1/2" metal studs, 24" on center, to slab   Linear footage to be
                         with 5/8" gypsum board (two sides) to        equal to 10% of rent
                         6" above suspended ceiling.                  area or 10 LF for ea
                                                                      100 RSF.

Doors:

4. Entrance Door:        One pair entrance doors of solid mineral     One pair.
                         core with oil finished mahogany veneer.
                         Lock set shall be Schlage, heavy duty
                         levers design No. 17, keyed to building
                         master; Finish: oil rubbed bronze.
                         Welded hollow metal buck; door closer
                         and two floor mounted door stops.

                                  61 BROADWAY
                                   WORKLETTER

- ----------------------------------------------------------------------------------------------
ITEM                     DESCRIPTION                                  QUANTITY
- ----------------------------------------------------------------------------------------------
5. Doors:                3'0"x8'0", 18 gauge hollow metal door with   One door per 30 LF of
                         8'2" high 16 gauge hollow metal (K.D.)       partitioning or 1/3 of
                         buck. Latch set shall be Schlage, Orbit      a door per 100 SF.
                         design finished in oil rubbed bronze, or
                         equal, with two pair of butts, silencers
                         and floor mounted door stop.

6. Closet:               One 5'0" wide x 8'0" high coat closet with   One closet for each
                         hollow metal double sliding doors with       3,000 RSF.
                         wooden hat shelf and one standard chrome-
                         finished metal clothes pole.

Ceiling:

7. Suspended Ceiling:    8'6" high concealed metal suspension system  Suspended ceiling with mineral fissured acoustic tiles: 1'x1'  throughout the premise
                         Armstrong, Travertone #554 white, or equal.
                         Continuous line pocket at head of windows
                         and open return air.

Electrical & Telephone:

8. Light Fixtures:       2' x 4', 4 - Lamp, 48" tube, recessed        One fixture for every
                         fluorescent fixture with air return          125 RSF.
                         electrical ceiling outlet, warm white lamps
                         and 1-1/2" x 1-1/2" chrome finished parabolic lens.

                                  61 BROADWAY
                                   WORKLETTER

- -------------------------------------------------------------------------------------------------
ITEM                     DESCRIPTION                                  QUANTITY
- -------------------------------------------------------------------------------------------------
9. Exit Lights:          Up to two lighted exit lights at primary
                         and/or secondary means of agress.

10. Wall Switches:       Brushed stainless steel coverplate           One setting for each private
                                                                      office and sufficient switches
                                                                      in open area to comply with code
                                                                      (2 fixt/1 sw/per office)

11. Duplex outlets:      120v base receptacle (wall mounted) 12"      One for each 150 RSF
                         A.F.F. Brushed stainless steel cover
                         plate.

12. Telephone Outlets:   Wall outlet for telephone 3/4" conduit,      One for each 200 RSF.
                         stub-up to above hung ceiling. Brushed
                         stainless steel coverplate. 12" A.F.F.

Finishes

13. Carpet:              Furnish and install carpet by Patrick        To be installed in private
                         Carpet Mills, "Talmage" pattern, direct      offices, halls, conference
                         blue, Color:                                 rooms, and common areas (except
                                                                      coffee rooms, kitchens, private
                              87388 Grey Linen                        bathrooms, filing, storage and
                              87398 Almond Blossom                    equipment rooms)
                              87402 Clove Rose
                              87412 Greyed Mallard

                                  61 BROADWAY
                                   WORKLETTER

- -------------------------------------------------------------------------------------------------------
ITEM                     DESCRIPTION                                  QUANTITY
- -------------------------------------------------------------------------------------------------------
14. VAT:                 Furnish and install 12" x 12" VAT by         To be installed in coffee rooms,
                         Asrock, "General Marble pattern.             kitchens, and private bathrooms,
                         Colors:                                      filing, storage and equipment
                                                                      room. (No credits will be allowed)
                              VL-110 Black Pearl
                              VL-109 Sandstone
                              VL-108 Agate White
                              VL-106 White Sands
                                   or equal

15. Base:                Furnish and install continuous 4"
                         rubber base by Roppe. Colors:

                              00 Black
                              52 Chestnut
                                   or equal

16. Paint:               All surfaces shall receive two costs of      All walls including
                         standard paint, one color per room,          doore-bucks-trim.
                         semi-gloss on all doors, bucks and
                         metal enclosures. Colors: (All Benjamin
                         Moore)

                              CN-5
                              OW-14
                              OW-9
                              0W-4
                              or equal

                                  61 BROADWAY
                                   WORKLETTER

- --------------------------------------------------------------------------------
ITEM                     DESCRIPTION                                  QUANTITY
- --------------------------------------------------------------------------------
17. Window Treatment:    Wall, 1" blinds; color: $112 Alabaster.      Allow for all windows

Mechanical:

18. HVAC                 Package system including interior            3 tons/1,000 usable
                         office distribution ducts, registers         sq. ft.
                         and grills.


Note: Unless otherwise stated, credits will be allowed in kind for upgrading only.

                                  61 BROADWAY
                              ADDENDUM - WORKLETTER
                               BASE BUILDING WORK

- --------------------------------------------------------------------------------
ITEM                     DESCRIPTION                                  QUANTITY
- --------------------------------------------------------------------------------
1. Windows               Side-hinged casement type aluminum window    One unit per opening.
                         with a duranodic bronze finish. Window
                         has a limited opening stay feature for
                         ventilation purposes. Insulated double
                         pane glass vision panel with a green tint
                         exterior pane and a clear interior pane.
                         Window has CA3-HP-60 AAMA test criteria
                         rating which is the highest commercial
                         rating.

2. Parimeter Walls and   One layer of gypsum board laminated to       From edge to edge of
   Columns               existing surfaces, where necessary,          existing window frame
                         Taped, spackled and ready for painting.

3. Floors                Finish patch holes and irregularities        As determined by space
                         to tolerances necessary to receive           conditions.
                         finish materials such as carpet.

4. Radiator Enclosures   Heavy gauge painted metal enclosure with     One continuous unit
                         removable aluminum top grille and            from face to face of
                         removable front panel.                       column piers.


thereto through the Premises for the purposes of operation, maintenance, alteration and repair.

15. CERTIFICATE OF OCCUPANCY. Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy issued for the Premises or for the Building and in the event that any department of the City or State of New York shall hereafter at any time contend and/or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, Tenant shall, upon five (5) days' written notice from Landlord, immediately discontinue such use of the Premises. Failure by Tenant to discontinue such use after such notice shall be considered a default in the fulfillment of a covenant of this Lease and Landlord shall have the right to terminate this Lease immediately, and in addition thereto shall have the right to exercise any and all rights and privileges and remedies given to Landlord by and pursuant to the provisions of Articles 17 and 18 hereof. Landlord represents that the certificate of occupancy for the Building allows use of the premises for the Permitted Uses.

16. LANDLORD'S LIABILITY. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, grantee, assignee or other transferee that such purchaser, grantee, assignee or other transferee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Neither the shareholders, directors or officers of Landlord, if Landlord is a corporation, nor the partners comprising Landlord (nor any of the shareholders, directors or officers of such partners), if Landlord is a partnership (collectively, the "Parties"), shall be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord's obligations under this Lease shall not exceed and shall be limited to Landlord's interest in the Building and the Real Property and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

17. DEFAULT.

         A. Upon the occurrence, at any time prior to or during the Term, of any one or more of the following events (referred to as "Events of Default"):

                  (1) if Tenant shall default in the payment when due of any installment of Rent or in the payment when due of any additional rent, and such default shall continue for a period of ten (10) days after notice by Landlord to Tenant of such default; or

                  (2) if Tenant shall default in the observance or performances of any term, covenant or condition of this Lease on Tenant's part to be observed or performed rent in effect immediately prior to the date upon which this

         (other than the covenants for the payment of Rent and additional rent) and Tenant shall fail to remedy such default within fifteen (15) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of fifteen (15) days and Tenant shall not commence within said period of fifteen (15) days, or shall not thereafter diligently prosecute to completion all steps necessary to remedy such default; or

                  (3) if Tenant shall default in the observance or performance of any term, covenant or condition of Tenant's part to be observed or performed under any other lease with Landlord or Landlord's predecessor in interest of space in the Building and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or

                  (4) if the Premises shall become deserted or abandoned; or

                  (5) if Tenant's interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as may be expressly permitted under Article 12 hereof and such default has not been cured by Tenant within fifteen (15) days after notice of such default; or

                  (6) if Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any of the present or future applicable federal, state or other statute or law, or shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator Tenant or of all or any part of Tenant's property; or

                  (7) if, within sixty (60) days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or of, within sixty (60) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied;

then, upon the occurrence, at any time prior to or during the Term, of any one or more of such Events of Default, Landlord, at any time thereafter, at Landlord's option, may give to Tenant a five (5) days' notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18 hereof.

         B. If, at any time, (i) Tenant shall be comprised of two (2) or more persons, or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in clauses (6) and
(7) of subsection A of this Article 17, shall be deemed to mean anyone or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the Tenant pendency of any proceeding ding of the types referred to in said clauses (6) and (7) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any rights under said subsection A.

18. REMEDIES AND DAMAGES.

         A. (1) If Tenant shall default in the payment when due of any installation of Rent or in the payment when due of any additional rent, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant, or if this Lease and the Term shall expire and come to an end as provided in Article 17:

                           (a) Landlord and its agents and servants may
immediately, or at any time after such default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises; and

                           (b) Landlord, at Landlord's option, may relet the
whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

                  (2) Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Landlord, or (iii) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease on Tenant's part to be observed or performed. Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

         B. (1) If this Lease and the Term shall expire and come to an end as provided in Article 17, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in subsection A of this Article 18, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                           (a) Tenant shall pay to Landlord all Rent, additional
rent and other charges payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

                           (b) Tenant also shall be liable for and shall pay to
Landlord, as damages, any deficiency (referred to as "Deficiency") between the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of subsection A(1) of this Article 18 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease, or Landlord's reentry upon the Premises and with such reletting including, but not limited to, all reasonable repossession costs, brokerage commissions, legal expenses, attorneys' fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Rent, Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

                           (c) whether or not Landlord shall have collected any
monthly Deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further deficiencies as and for liquidated and agreed final damages, a sum equal to the amount by which the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of subsection B(1)(b) of this Article 18 for the same period if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

                  (2) If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this subsection B. Tenant shall in no event be entitled to any rents collected or payable under any reletting, wether or not such rents shall exceed the Rent reserved in this Lease. Solely for the purposes of this Article, the term "Rent" as used in subsection B(1) of this Article 18 shall mean the rent in effect immediately prior to the date upon which this

Lease and the Term shall have expired and come to an end, or the date of re-entry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase or decrease pursuant to the provisions of Article 28 hereof for the Comparison Year (as defined in said Article 28) immediately preceding such event. Nothing contained in Article 17 or this Article 18 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in subsection B(1) of this Article 18.

19. FEES AND EXPENSES.

         A. Curing Tenant's Defaults. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, Landlord may immediately or at any time thereafter on ten (10) days' notice perform the same for the account of Tenant, and if Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith including, but not limited to reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within ten (10) days of rendition of any bill or statement to Tenant therefor.

         B. Late Charges. If Tenant shall fail to make payment of any installment of Rent or any additional rent within ten (1) days after notice that such payment is due, Tenant shall pay to Landlord, in addition to such installment of Rent or such additional rent, as the case may be, as a late charge and as additional rent, a sum based on a rate equal to the lessor of (i) two (2%) percent per annum above the then current prime rate charged by Citibank, N.A. or its successor and (ii) the maximum rate permitted by applicable law, of the amount unpaid computed from the date such payment was due to and including the date of payment.

20. NO REPRESENTATIONS BY LANDLORD. Landlord or Landlord's agents have made no representations or promises with respect to the Building, the Real Property, the Premises or Taxes (as defined in Article 28 hereof) except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent of Landlord or the written approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.

21. END OF TERM. Upon the expiration of other termination of the Term, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant may remove all of its property pursuant to Article 3 hereof. Tenant's obligation to observe or perform this covenant shall survive the expiration or sooner termination of the Term. If the last day of the Term or any renewal thereof falls on Saturday or Sunday this Lease shall expire on the business day immediately preceding. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 21. In addition, the parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be substantial, will exceed the amount of the monthly installments of the Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within twenty-four
(24) hours after the Expiration Date or sooner termination of the Term, in addition to any other rights or remedy Landlord may have hereunder or at law, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this lease, a sum equal to two (2) times the aggregate of that portion of the Rent which was payable under this Lease during the last month of the Term. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 21, which provisions shall survive the Expiration Date or sooner termination of this Lease.

22. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the Rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease including, but not limited to, Article 16 hereof and to all Superior Leases and Mortgages.

23. FAILURE TO GIVE POSSESSION. Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or any successor statute of similar import then in force and further waives the right to recover any damages which may result from Landlord's failure to deliver possession of the Premises on the date set forth in Article 1 hereof for the commencement of the Term. If Landlord shall be unable to give possession of the Premises on such date, and provided Tenant is not responsible for such inability to give possession, the Rent reserved and covenanted to be paid herein shall not commence until the possession of the Premises is given or the Premises are available for occupancy by Tenant, and no such failure to give possession on such date shall in any wise affect the validity of this Lease or the obligations of Tenant hereunder or give rise to any claim for damages by Tenant or claim for rescission of this Lease, nor shall same be construed in any wise to extend the Term. If permission is given to Tenant to enter into the possession of the Premises or to occupy premises other than the Premises prior to the Commencement Date, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, including the covenant to pay Rent.

24. NO WAIVER. If there be any agreement between Landlord and Tenant providing for the cancellation of this Lease upon certain provisions or contingencies and/or an agreement for the renewal hereof at the expiration of the Term, the right to such renewal or the execution of a renewal agreement between Landlord and Tenant prior to the expiration of the Term shall not be considered an extension thereof or a vested right in Tenant to such further term, so as to prevent Landlord from cancelling this Lease and any such extension thereof during the remainder of the original Term; such privilege, if and when so exercised by Landlord, shall cancel and terminate this Lease and any such renewal or extension previously entered into between Landlord and Tenant or the right of Tenant to any such renewal or extension; any right herein contained on the part of Landlord to cancel this Lease shall continue during any extension or renewal hereof; any option on the part of Tenant herein contained for an extension or renewal hereof shall not be deemed to give Tenant any option for a further extension beyond the first renewal or extended term. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Premises. In the event Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser mount than the monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Lease. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

25. WAIVER OF TRIAL BY JURY. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage, or for the enforcement of any remedy under any statute, emergency or otherwise. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of rent, Tenant will not interpose any counterclaim (except for mandatory or compulsory counterclaims) of whatever nature or description in any such proceeding.

26. INABILITY TO PERFORM. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because

Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or by accident or by any cause whatsoever reasonably beyond Landlord's control, including but not limited to, laws, governmental preemption in connection with a National Emergency or by reason of any rule, order or regulation of any federal, state, county or municipal authority or any department or subdivision thereof or any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

27. BILLS AND NOTICES. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be deemed sufficiently given or rendered if in writing, sent by registered or certified mail (return receipt requested) addressed (a) to Tenant (i) at Tenant's address set forth in this Lease if mailed prior to Tenant's taking possession of the premises, or (ii) at the Building if mailed subsequent to Tenant's occupying the Premises for the conduct of business, or (iii) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, in any of such events with a copy to:
Ashinoff, Ross & Goldman, 747 Third Avenue, New York, New York 10017, Attention:
Samuel Goldman, Esq., or (b) to Landlord at Landlord's address set forth in this Lease, with a copy to: Demov, Morris & Hammerling, 40 West 57th Street, New York, New York 10019, Attn: Norman J. Wachtel, Esq., or (c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the others in accordance with the provisions of this
Article 27. Any such bill, statement, demand, request or other communication shall be deemed to have been rendered or given on the date when it shall have been mailed as provided in this Article 27.

28. ESCALATION.

         A. In a determination of any increase in the Rent under the provisions of this Article 28, Landlord and Tenant agree as follows:

                  (1) "Taxes" shall mean the aggregate amount of real estate taxes and any special assessments (exclusive of penalties and interest thereon) imposed upon the Real Property (including, without limitation, (i) assessments made upon or with respect to any "air rights", and (ii) any assessments levied after the date of this Lease for public benefits to the Real Property or the Building (excluding an amount equal to the assessments payable in whole or in part during or for the Base Tax Year (hereinafter defined), which assessments, if payable in installments, shall be deemed payable in the maximum number of permissible installments (in the manner in which such taxes and assessments are imposed as of the date hereof); provided, that if because of any change in the taxation of real estate, any other tax or assessment (including, without limitation, any occupancy, gross receipts or rental tax) is imposed upon Landlord or the owner of the Real property or the Building, or the occupancy, rents or income therefrom, in substitution for or in addition to, any of the foregoing Taxes, such other tax or assessment shall be deemed part of the Taxes. With respect to any Comparison Year (hereinafter defined) all expenses, including attorneys' fees and disbursements, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such year.

                  (2) "Assessed Valuation" shall mean the amount for which the Real Property is assessed pursuant to applicable provisions of the New York city Charter and of the Administrative Code of the city of New York for the purpose of imposition of Taxes.

                  (3) "Tax Year" shall mean the period July 1 through June 30 (or such other period as hereinafter may be duly adopted by the City of New York as its fiscal year for real estate tax purposes).

                  (4) "Base Taxes" shall mean the Taxes payable for the Base Tax year.

                  (5) "Comparison year" shall mean (i) with respect to Taxes, any Tax Year subsequent to the Base Tax Year, and (ii) with respect to Operating Expenses (hereinafter defined) any calendar year subsequent to the Base Expense Year (hereinafter defined), for any part or all of which there is an increase in the Rent pursuant to subsection B of this Article 28.

                  (6) (a) "Operating Expenses" shall mean the aggregate of those costs and expenses (and taxes, if any, thereof)paid or incurred by or on behalf of Landlord (whether directly or through independent contractors) in respect of the operation, maintenance and management of the land and/or the Building and the sidewalks and areas adjacent thereto (hereinafter called "Operation of the Property") which, in accordance with the accounting practices used by Landlord (and which is in accordance with sound management principles respecting the operation of non-institutional first class office buildings in New York City) are properly chargeable to the Operation of the Property together with and including (without limitation) the financial expenses incurred in connection with the Operation of the Property such as increases in ground rent, if any, insurance premiums, attorneys' fees and disbursements (exclusive of any such fees and disbursements incurred in applying for any abatement of Taxes) and auditing and other professional fees and expenses, but specifically excluding
(i) Taxes, (ii) franchise or income taxes imposed upon Landlord, (iii) mortgage interest, (iv) leasing commissions, (v) the cost of tenant installations and decorations incurred in connection with preparing space for a new tenant, (vi) ground rent, if any, other than increases therein, (vii) any expenses which are reimbursable to Landlord by any other Tenant in the Building, (viii) capital improvements, except, however, that (A) if any capital improvement results in reducing Operating Expenses (as, for example, a labor-saving improvement), then with respect to the Comparison Year in which the improvement is made and each subsequent Comparison Year during the Term the amount by which the Operating Expenses have been reduced shall be deemed deducted from the Base Operating Expenses (hereinafter defined) and (B) if Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be determined to be increased by an amount equal to the additional Operating Expense which reasonably would have been incurred during such period by Landlord if it had at its own expense furnished such work or services to such tenant, and (ix) attorneys' fees and disbursements and auditing and other professional fees and expenses incurred with respect to particular tenants as opposed to the operating and management of the Building as a whole.

                  (b) In determining the amount of Operating Expenses for the Base Expense Year or any Comparison Year, if less than ninety-five percent (95%) of the Building rentable area shall have been occupied by tenant(s) at any time during any such Base Expense Year or Comparison Year, Operating Expenses shall be determined for such Base Expense Year or Comparison Year to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy been ninety-five percent (95%) throughout such Base Expense Year or Comparison Year.

                  (c) If any capital improvement is made during any Comparison Year in compliance with requirements of any federal, state or local law or governmental regulation, whether or not such law or regulation is valid or mandatory, then the reasonable annual amortization, with interest, of the cost of such improvements shall be deemed an Operating Expense in each of the Comparison years during which such amortization occurs.

         (7) "Base Operating Expenses" shall mean the Operating Expenses for the Base Expense Year.

         (8) "Landlord's Statement" shall mean an instrument or instruments containing a comparison of any increase or decrease in the Rent for the preceding Comparison Year pursuant to the provisions of this Article 28.

         B. (1) if the Taxes payable for any Comparison Year (any part of all of which falls within the Term) shall represent an increase above the Base Taxes, then the Rent for such Comparison Year and continuing thereafter until a new Landlord's Statement is rendered to Tenant, shall be increased by Tenant's proportionate Share of such increase. The Taxes shall be initially computed on the basis of the Assessed Valuation in effect at the time Landlord's Statement is rendered (as the Taxes may have been settled or finally adjudicated prior to such time) regardless of any then pending application, proceeding or appeal respecting the reduction of any such Assessed Valuation, but shall be subject to subsequent adjustments as provided in subsection D(1)(a) of this Article 28.

         (2) If the Operating Expenses for any Comparison Year (any part or all of which falls within the Term) shall be greater than the Base Operating Expenses, then the Rent for such Comparison year and continuing thereafter until a new Landlord's Statement is rendered to Tenant, shall be increased by Tenant's proportionate Share of such increase.

         C. (1) At any time during or after any Comparison Year Landlord shall render to Tenant, either in accordance with the provisions of Article 27 hereof or by personal delivery at the Premises, a Landlord's Statement or Statements showing separately or together (i) a comparison of the Taxes payable for the Comparison Year with the Base Taxes, (ii) a comparison of the operating Expenses for the Comparison Year with the Base Operating Expenses, and (iii) the amount of the increase in the Rent resulting from each of such comparisons. Landlord's failure to render a Landlord's Statement during or with respect to any Comparison Year shall not prejudice Landlord's right to render a Landlord's Statement during or with respect to any subsequent Comparison year, and shall not eliminate or reduce Tenant's obligation to pay increases in the Rent pursuant to this Article 28 for such Comparison Year.

         (2) (a) Tenant's obligations with respect to increases in Operating Expenses, shall be payable by Tenant on the first day of the month following the furnishing to Tenant of a Landlord's Statement with respect to Operating Expenses in an amount equal to 1/12th of such increase in the Rent multiplied by the number of months (and any fraction thereof) of the Term then elapsed since the commencement of the Comparison year for which the increase in Operating Expenses is applicable, together with a sum equal to 1/12th of such increase with respect to the month following the furnishing to Tenant of a Landlord's Statement; and thereafter, commencing with the next succeeding monthly installment of Rent and continuing monthly thereafter until rendition of the next succeeding Landlord's Statement, the monthly installments of Rent shall be increased by an amount equal to 1/12th of such increase in Operating Expenses. Any increase in the Rent shall be collectible by landlord in the same manner as Rent

                  (b) With respect to an increase in the Rent resulting from an increase in the Taxes for any Comparison Year above the Base Taxes, Tenant shall pay to Landlord, a sum equal to 1/2 of such increase on the first day of June and a sum equal to 1/2 of such increase on the first day of December of each calendar year. If Landlord's Statement shall be furnished to Tenant after the commencement of the Comparison Year to which it relates, then (i) until Landlord's Statement is rendered for such Comparison Year, Tenant shall pay Tenant's Proportionate Share of Taxes for such Comparison Year in semi-annual installments, as described above, based upon the last prior Landlord's Statement rendered to Tenant with respect to Taxes, and (ii) Tenant shall, within 10 days after Landlord's Statement is furnished to Tenant, pay to Landlord an amount equal to any underpayment of the installments of Taxes theretofore paid by Tenant for such Comparison year and, in the event of an overpayment by Tenant, Landlord shall permit Tenant to credit against subsequent payments under this subsection (C)(2)(b) of this Article 28 the amount of such overpayment. If during the Term of this Lease, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a mortgagee or ground lessor) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then, at Landlord's option, Tenant's Proportionate Share with respect to Taxes shall be correspondingly accelerated or revised so that Tenant's Proportionate Share is due at least 30 days prior to the date payments are due to the taxing authorities or the superior mortgagee or ground lessor, as the case may be. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord, and such discount shall not be subtracted from Tenant's Proportionate Share of such Taxes.

                  (c) following each Landlord's Statement, a reconciliation shall be made as follows: Tenant shall be debited with any increase in the Rent shown on such Landlord's Statement and credited with the aggregate, if any, paid by Tenant on account in accordance with the provisions of subsection C(2)(a) or C(2)(b) for the Comparison Year in question; Tenant shall pay any net debit balance to Landlord within fifteen (15) days next following rendition by Landlord, either in accordance with the Provisions of Article 27 hereof or by personal delivery to the Premises, of an invoice for such net debit balance; any net credit balance shall be applied against the next accruing monthly installment of Rent.

         (3) (a) As used in this subsection C(3), the words "Tentative Monthly Expense Charge" shall mean a sum equal to 1/12th of Tenant's Proportionate Share multiplied by the difference between (x) the Base Operating Expenses and (y) 108% of the Operating Expenses for the immediately preceding Comparison Year.

                  (b) At any time in any Comparison Year (any part or all of which falls within the Term), Landlord, at its option, in lieu of the payments required under subsection C(2)(a) of this Article 28, may demand and collect from Tenant, as additional rent, commencing with the month in which the demand is made and continuing thereafter for each month remaining in said Year, the monthly installments of Rent shall be deemed increased by the Tentative Monthly Expense Charge. Any amount due to Landlord under this subsection C(3)(b) may be included by Landlord in any Landlord's Statement rendered to Tenant as provided in subsection C(1) of this Article 28.

                  (c) After the end of the comparison year in which a demand is made pursuant to the provisions of subsection C(3)(b) of this Article 28 and at any time the Landlord renders a Landlord's Statement or Statements to Tenant as provided in subsection C(1) of this Article 28, the amounts, if any, collected by Landlord from Tenant under subsection C(3)(b) hereof on account of Tentative Monthly Expense Charge shall be adjusted, and, if the amount so collected is less than or exceeds the amount actually due under said Landlord's Statement for the Comparison Year, a reconciliation shall be made in the same manner as provided in subsection C(2)(c) of this Article 28.

         D. (1)(a) In the event that, after a Landlord's Statement has been sent to Tenant, an Assessed Valuation which had been utilized in computing the Taxes for a Comparison Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise), and as a result thereof a refund of Taxes is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant, a statement adjusting the Taxes for such Comparison Year (taking into account the expenses mentioned in the last sentence of subsection A(1) of this Article 28) and setting forth Tenant's Proportionate Share of such refund and Tenant shall be entitled to receive such Share by way of a credit against the Rent next becoming due after the sending of such Statement; provided, however, that Tenant's Share of such refund shall be limited to the amount, if any, which Tenant had theretofore paid to Landlord as increased Rent for such Comparison Year on the basis of the Assessed Valuation before it had been reduced.

                  (b) In the event that, after a Landlord's Statement has been sent to Tenant, the Assessed Valuation which had been utilized in computing the Base Taxes is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then, and in such event: (i) the Base Taxes shall be retroactively adjusted to reflect such reduction, (ii) the monthly installment of rent shall be increased accordingly, and (iii) all retroactive additional rent resulting from such retroactive adjustment shall be forthwith payable when billed by Landlord. Landlord promptly shall send to Tenant a statement setting forth the basis for such retroactive adjustment and additional rent payments.

         (2) Any Landlord's Statement sent to Tenant shall be conclusively binding upon Tenant unless, within thirty (30) days after such statement is sent, Tenant shall (i) pay to Landlord the amount set forth in such statement, without prejudice to Tenant's right to dispute the same, and (ii) send a written notice to Landlord objecting to such statement and specifying the respects in which such statement is claimed to be incorrect. If such notice is sent, the parties recognize the unavailability of Landlord's books and records because of the confidential nature thereof and hence agree that either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants selected by Landlord and reasonably acceptable to Tenant, and the decision of such accountants shall be conclusively binding upon the parties. The fees and expenses involved in such decision shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountants shall apportion the fees and expenses between the parties based on the degree of success of each party).

         (3) Anything in this Article 28 to the contrary notwithstanding, under no circumstances shall the rent payable under this Lease be less than the Rent set forth in Article 1 hereof.

         (4) The expiration or termination of this Lease during any Comparison Year for any part or all of which there is an increase in the Rent under this Article shall not affect the rights or obligations of the parties hereto respecting such increase and any Landlord's Statement relating to such increase may, on a pro rata basis, be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. Any payments due under such Landlord's Statement shall be payable within twenty (20) days after such statement is sent to Tenant.

29. SERVICES.

         A. Elevator. Landlord shall provide passenger elevator facilities on business days from 8:00 a.m. to 6:00 p.m. and shall have one passenger elevator in the bank of elevators servicing the Premises available at all other times.

         B. Heating. Landlord shall furnish heat to the Premises when and as required by law, on business days from 8:00 a.m. to 6:00 p.m. Landlord is not responsible for the adequacy, design or capacity of the heat distribution system serving the Building.

         C. Cooling. Landlord, at Landlord's expense, shall furnish air-cooling on business days from 8:00 a.m. to 6:00 p.m. from May 15 through October 15 of each year during the Term, when, in the judgment of Landlord, reasonably exercised, it may be required for the comfortable occupancy of the Premises, and shall ventilate the Premises on business days and for similar hours during other months of the year. Anything in this subsection C to the contrary notwithstanding, Landlord shall not be responsible if the normal operation of the Building air-cooling system shall fail to provide cooled air at reasonable temperatures, pressures or degrees of humidity or any reasonable volumes or velocities in any parts of the Premises by reason of (i) human occupancy factors and any machinery or equipment installed by or on behalf of Tenant or any person claiming through or under Tenant that have an electrical load in excess of the average electrical load for the Building air-cooling system as designed, (ii) any rearrangement of partitioning or other Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant, or (iii) the inadequate capacity of the existing air-cooling system. Tenant agrees to keep and cause to be kept closed all of the windows in the Premises whenever the air-cooling system is in operation and agrees to lower and close the blinds when necessary because of the sun's position whenever the air-cooling system is in operation. Tenant at all times agrees to cooperate fully with Landlord and to abide by the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air-cooling system. Landlord, throughout the Term, shall have free access to any and all mechanical installations of Landlord, including but not limited to air-cooling, fan, ventilating, machine rooms and electrical closets.

         D. After Hours Service. The Rent does not reflect or include any charge to Tenant for the furnishing or distributing of any necessary freight elevator facilities at any time, or any necessary heat, cooled air or mechanical ventilation to the Premises during periods other than the hours and days set forth above in this Article 29 for the furnishing and distributing of such services (referred to as "Overtime Periods"). Accordingly, if Landlord shall furnish any such freight elevator facilities at any time, or any such heat, cooled air or mechanical ventilation to the Premises at the request of Tenant during Overtime Periods, Tenant shall pay Landlord additional rent for such services at the standard rates then fixed by Landlord for the Building or, if no such rates are then fixed, at reasonable rates. Landlord shall not be required to furnish any such services during any Overtime Periods unless Landlord has received advance notice from Tenant requesting such services twenty-four (24) hours prior to the time when such services shall be required. If Tenant fails to give Landlord such advance notice requesting such services during any Overtime Periods, then, whether or not the Premises are inhabitable during such Periods, failure by Landlord to furnish or distribute any such services during such Periods shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise. In no event shall Landlord be required to furnish such services to Tenant during Overtime Periods for more than twenty (20) hours in any one week. If more than one tenant utilizing the same system as Tenant requests the same overtime Periods for the same services as Tenant, the charge to Tenant shall be adjusted pro rata.

         E. Cleaning. Landlord, at Landlord's expense, shall cause the Premises to be kept clean in building standard manner. If, however, the Premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner satisfactory to Landlord and no one other than persons approved by Landlord shall be permitted to enter the Premises or the Building for such purpose. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish from the Premises and the Building to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of such Premises as offices. Bills for the same shall be rendered by Landlord to Tenant at such time as Landlord may elect and shall be due and payable when rendered and the amount of such bills shall be deemed to be, and paid as additional rent. Tenant shall, however, have the option of independently contracting for the removal of such refuse and rubbish in the event that Tenant does not wish to have same done by employees of Landlord. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations, as in the judgment of Landlord, are necessary for the proper operation of the Building.

         F. Sprinkler System. If there now is or shall be installed in the Building a "sprinkler system," and such system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents, servants, employees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at its own expense; and if the New York Board of Fire Underwriters or the New York Fire Insurance Rating Organization or any bureau, department or official of the state or city government, shall require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business, or the location of the partitions, trade fixtures, or other contents of the Premises, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

         G. Water. If Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking, cleaning or lavatory purposes, Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. In such event (a) Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and through the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant; (b) Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant; and (c) Tenant covenants and agrees to pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or shall become a lien upon the Premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with any such metered use, consumption, maintenance or supply of water, water system, or sewage or sewage connection or system. The bill rendered by Landlord for the above shall be based upon Tenant's consumption and shall be payable by Tenant as additional rent within five (5) days of rendition. Any such costs or expenses incurred or payments made by Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be additional rent payable by Tenant and collectible by Landlord as such. Independently of and in addition to any of the remedies reserved to Landlord hereinabove or elsewhere in this Lease, Landlord may sue for and collect any monies to be paid by Tenant or paid by Landlord for any of the reasons or purposes herein above set forth.

         H. Electricity Service. (1) Landlord shall redistribute or furnish electrical energy to or for the use of Tenant in the Premises for the operation of the lighting fixtures and the electrical receptacles installed in the Premises through sub-meters which shall measure Tenant's consumption of electrical energy in the Premises. If either the quantity or character of electrical service is changed by the public utility or other company supplying electrical service to the Building or is no longer available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

         (2) Landlord shall, at the sole cost and expense of Tenant, which cost shall not exceed $3,000 per meter, install, maintain, repair and/or replace the sub-meters which measure Tenant's consumption of electrical energy in the Premises. Any additional feeders or risers to be installed to supply Tenant's additional electrical requirements, and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by Landlord upon Tenant's request, at the sole cost and expense of Tenant, provided that, in Landlord's judgment, such additional feeders or risers are necessary and are permissible under applicable laws and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or interfere with or disturb other tenants or occupants of the Building. Tenant covenants that at no time shall the use of electrical energy in the Premises exceed the capacity of the existing feeders or wiring installations then serving the Premises. Tenant shall not make or perform, or permit the making or performance of, any Alterations to wiring installations or other electrical facilities in or serving the Premises or any additions to the business machines, office equipment or other appliances in the Premises which utilize electrical energy without the prior consent of Landlord in each instance. Any such Alterations, additions or consent by Landlord shall be subject to the provisions of this Article 29, as well as to other provisions of this Lease including, but not limited to, the provisions of
Article 3 hereof.

         (3) Tenant shall payable to Landlord, as additional rent, on demand, from time to time, but no more frequently than monthly, for its consumption of electrical energy at Landlord's average cost of electricity for the Building per KWH, plus an additional eight (8%) percent charge to reimburse Landlord for overhead and supervision. For the purpose of this subsection H(3) the rate to be paid by Tenant in connection with such sub-metering shall include any taxes or other charges imposed upon Landlord in connection therewith. If any tax shall be imposed upon Landlord's receipts from the sale or resale of electrical energy to Tenant, the pro rate share allocable to the electrical energy service received by Tenant shall be passed on to, included in the bill of, and paid by Tenant if and to the extent permitted by law.

         (4) Landlord reserves the right to discontinue furnishing electricity to Tenant in the Premises on not less than thirty (30) days' notice to Tenant. If Landlord exercises such right to discontinue, or is compelled to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant. If Landlord so discontinues furnishing electricity to Tenant, Tenant shall arrange to obtain electricity directly from the public utility or other company servicing the Building. Such electricity may be furnished to Tenant by means of the then existing facilities serving the Premises to the extent that the same are available, suitable and safe for such purposes. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity, of substantially the same quantity, quality and character, shall be installed by Landlord, at Tenant's sole cost and expense. Notwithstanding the foregoing, Landlord shall not voluntarily discontinue furnishing electricity to Tenant unless it likewise discontinues furnishing electricity to all tenants of office space above the second floor of the Building, and Tenant is able to receive electricity directly from the public utility or other company servicing the Building.

         (5) Landlord shall not be liable to Tenant in any way for any interruption, curtailment or failure, or defect in the supply or character of electricity furnished to the Premises by reason of any requirement, act or omission of Landlord or of any public utility or other company servicing the Building with electricity or for any other reason except Landlord's gross negligence or willful misconduct.

         (6) In the event Tenant shall occupy the Premises prior to the Rent Commencement date, Landlord shall bill Tenant from time to time, but no more frequently than monthly, for the cost of Tenant's consumption of electricity in the premises and Tenant shall pay the same, together with eight (8%) percent charge specified in subsection H(3), as additional rent within ten (10) days of receipt of each bill.

         L. Interruption of Services. Landlord reserves the right to stop service of the HVAC System during any period after reasonable notice (in no event less then thirty (30) days in the event of a monetary default) to Tenant of a violation or breach by Tenant of the provisions of this Article 29 and Tenant's failure to promptly cure such breach, and to stop the service of the HVAC System or the elevator, electrical, plumbing or other mechanical systems or facilities in the Building when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements, decorations or improvements in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed: Landlord shall have no responsibility or liability for interruption, curtailment or failure to supply cooled or outside air, heat, elevator, plumbing or electricity when prevented by exercising its right to stop service or by strikes, labor troubles or accidents or by any cause whatsoever reasonably beyond Landlord's control, or by failure of independent contractors to perform or by laws, orders, rules or regulations of any federal, state, county or municipal authority, or failure of suitable fuel supply, or inability by exercise of reasonable diligence to obtain suitable fuel or by reason of governmental preemption in connection with a National Emergency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. The exercise of such right or such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any compensation or to any abatement or diminution of rent, or relieve tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

30. PARTNERSHIP TENANT. If Tenant is a partnership (or is comprised of two (2) or more persons, individually and as co-partners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two
(2) or more persons, individually and as co-partners of a partnership) pursuant to Article 12 (any such partnership and such persons are referred to in this Article 30 as "Partnership Tenant"), the following provisions of this Article 30 shall apply to such Partnership Tenant: (i) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (ii) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by any written instrument which may hereafter be executed, changing modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and by any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant, and (iii) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant and to all such parties shall be binding upon Partnership Tenant and all such parties, and (iv) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and (v) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (iv) of this Article 30).

31. VAULT SPACE. Any vaults, vault space or other space outside the boundaries of the Real Property, notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy is to be used or occupied under a revocable license, and if any such license shall be revoked, or if the amount of such space shall be diminished or required by any Federal, State or Municipal authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any governmental authority for any such vaults, vault space or other space shall be paid by Tenant.

32. SECURITY DEPOSIT. Tenant shall deposit with Landlord on the signing of this Lease the Security Deposit (as defined in Article 1 of this Lease) as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease, including without limitation the surrender of possession of the Premises to Landlord as herein provided. Landlord agrees to deposit the Security Deposit in a money market interest bearing bank account located in New York State. To the extent not prohibited by law, Landlord shall be entitled to receive and retain as an administrative expense that portion of the interest received on such account equal to one percent (1%) per annum of the Security Deposit, which fee Landlord shall have the right to withdraw from time to time, at Landlord's discretion. The balance of the interest shall be added to and held as part of the Security Deposit subject to and in accordance with the provisions of this Lease; provided, however, that Landlord shall pay the same to Tenant, but not more frequently than annually, and not during the last calendar year preceding the Expiration Date, within a reasonable time following Tenant's request therefor. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit, nor shall Landlord have any liability or obligation for loss of all or any portion of the Security Deposit by reason of the insolvency or failure of the bank in which the Security Deposit is deposited. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including but not limited to, the payment of Rent and additional rent, Landlord may, after notice and the expiration of any applicable grace period apply or retain the whole or any part of the Security Deposit so deposited to the extent required for the payment of any Rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of the Security Deposit so deposited, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the Expiration Date and after delivery of the entire possession of the Premises to Landlord. In the event of a sale of the Real Property or the Building or leasing of the Building, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit; and Tenant agrees to look solely to the new Landlord for the return of the Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

33. CAPTIONS. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

34. ADDITIONAL DEFINITIONS.

         A. The term "office" or "offices," wherever used in this Lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing.

         B. The words "reenter" and "reentry" as used in this Lease are not restricted to their technical legal meaning.

         C. The term "rent" as used in this Lease shall mean and be deemed to include Rent, any increases in Rent, all additional rent and any other sums payable hereunder.

         D. the term "business days" as used in this Lease shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and union holidays for those unions that materially affect the delivery of services in the Building.

35. PARTIES BOUND. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

36. BROKER. Tenant represents and warrants that Tenant has dealt directly with (and only with), the Broker (as defined in Article 1 herein) as broker in connection with this Lease, and that insofar as Tenant knows no other broker negotiated this Lease or is entitled to any commission in connection therewith, and the execution and delivery of this Lease by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty.

37. INDEMNITY. Tenant shall not do or permit any act or thing to be done upon the Premises which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of law or of any legal requirement of public authority, but shall exercise such control over the Premises as to fully protect Landlord against any such liability. Tenant agrees to indemnify and save harmless Landlord from and against (a) all claims of whatever nature against Landlord arising from any act, omission or negligence of Tenant, its contractors, licenses, agents, servants, employees, invitees or visitors, including any claims arising from any act, omission or negligence of Landlord or Landlord and Tenant, (b) all claims against Landlord arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in or about the Premises, (c) all claims against Landlord arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real property, where such accident, injury or damage results or is claimed to have resulted from an act or omission of Tenant or Tenant's agents, employees, invitees or visitors, including any claims arising from any act, omission or negligence of Landlord or Landlord and Tenant, and (d) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

38. ADJACENT EXCAVATION SHORING. If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

39. MISCELLANEOUS.

         A. No Offer. This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

         b. Signatories. If more than one person executes this Lease as Tenant, each of them understands and hereby agrees that the obligations of each of them under this Lease are and shall be joint and several, that the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally and that the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy and/or this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

C. From time to time, within seven (7) days next following Landlord's request, Tenant shall deliver to Landlord a written statement executed and acknowledged by Tenant, in form satisfactory to Landlord, (i) stating that this Lease is then in full force and effect and has not been modified (of if modified, setting forth all modifications), (ii) setting forth the date to which the Rent, additional rent and other charges hereunder have been paid, together with the amount of fixed base monthly Rent then payable, (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults,
(iv) stating the amount of the security deposit under this Lease, (v) stating whether there are any subleases affecting the Premises, (vi) stating the address of Tenant to which all notices and communication under the Lease shall be sent, the Commencement Date and Expiration Date, and (vii) as to any other matters requested by Landlord. Tenant acknowledges that any statement delivered pursuant to this subsection C may be relied upon by any purchaser or owner of the Real Property or the Building, or Landlord's interest in the Real Property or the Building or any Superior Lease, or by any mortgagee of a Mortgage, or by any assignee of any mortgagee of a Mortgage, or by any lessor under any Superior Lease.

         D. Directory Listings. Landlord agrees to provide Tenant, at Landlord's sole cost and expense, with a single listing of Tenant's name on the directory in the lobby of the Building. Upon written request by Tenant, Landlord agrees to provide Tenant with additional listings on such directory, at Tenant's sole cost and expense, provided Tenant shall be limited to the greater of (i) ten (10) listings or (ii) a number of listings determined by multiplying Tenant's Percentage by the total number of spaces for listings on such directory.

40. Intentionally Deleted.

41. ADDITIONAL PREMISES. A. Upon the date which is five (5) calendar years following the Commencement Date (the "Additional Premises Commencement Date)),
Article 1 of this Lease shall be deemed modified as follows:

         (i) The "Premises" as defined in subparagraph A shall include the balance of the twelfth (12th) floor in the Building as more particularly shown on Exhibit 2 annexed hereto and made a part hereof (hereinafter called the "Additional Premises");

         (ii) The Rent specified in clause (iii) of subparagraph B shall be increased by One Hundred Eighty-Nine Thousand Eight Hundred Fifty and 00/100 Dollars ($189,850.00) annually, payable in equal monthly installments of Fifteen Thousand Eight Hundred Twenty and 83/100 Dollars ($15,820.83) from the Additional Premises commencement Date through the Expiration Date;

         (iii) Clause (viii) subparagraph B shall be deemed to read as follows:

                  "Tenant's proportionate Share" shall mean two and ninety-two one-hundredths of one percent (2.92%); and

         (iv) The Security Deposit specified in clause (x) of subparagraph B shall be increased by the sum of $31,646.66 less any sums previously paid to Landlord by Tenant pursuant to the provisions of clause (iii) of Article 42, which sum shall be paid to Landlord on or before the Additional Premises Commencement Date and held by Landlord, together with the sums deposited by Tenant upon the signing of this Lease and pursuant to the provisions of clause (iii) of Article 42, in accordance with the provisions of Article 32 hereof.

         B. Notwithstanding anything contained in this Article 41 to the contrary, Landlord shall have the absolute right to lease all or any portion of the Additional Premises to one or more parties for a term or terms to expire no later than the Additional Premises Commencement Date, and upon such other terms and conditions as Landlord shall deem acceptable (the "Interim Lease").

         C. (i) In the event the Additional Premises, or any portion thereof, shall have been prepared for occupancy pursuant to the terms of an Interim Lease, Tenant agrees to accept possession of the Additional Premises, or such portion as the case may be, in the condition which shall exist on the Additional Premises Commencement Date "as is"; provided, however, that Landlord at its sole cost and expense shall (a) paint the Additional Premises in Tenant's choice of then Building-standard color, (b) provide and install a then Building-standard door and accessories or a door-sized opening between the Additional Premises and the Premises and repair any damage caused by such installation, and (c) deliver vacant and broom clean possession of the Additional Premises to Tenant. Tenant further agrees that Landlord shall have no other obligation to perform any work or make any installation in order to prepare the Additional premises for Tenant's occupancy.

         (ii) In the event the Additional Premises, or any portion thereof, shall not have been prepared for occupancy pursuant to the terms of an Interim Lease, Tenant agrees to accept possession of the Additional Premises in the condition which shall exist on the Additional Premises Commencement Date "as is", except that Landlord at its sole cost and expense within a reasonable time prior to the Additional Premises Commencement Date shall perform Landlord's Initial Construction for that portion of the Additional Premises which shall not have been previously prepared for occupancy, in which event, (1) all references in Schedule B to the Premises shall be deemed to mean the Additional Premises,
(2) Tenant's plans and specifications shall be delivered to Landlord for Landlord's approval within thirty (30) days following Landlord's demand therefor, (3) such work shall be performed with a minimum of inconvenience to Tenant and (4) Tenant shall vacate such portions of the Premises as shall be reasonably necessary in order for Landlord to perform such work. Tenant further agrees that Landlord shall have no other obligation to perform any work or make any installations in order to make the Additional Premises ready for Tenant's occupancy.

         D. Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or any successor statute of similar import then enforce and further waives the right to recover any damages which may result from Landlord's failure to deliver possession of the Additional Premises on the date set forth herein for the Additional Premises Commencement Date. If Landlord shall be unable to give possession of the Additional Premises on such date, and provided Tenant is not responsible for such inability to give possession, the modifications to Article 1 of this Lease hereinabove specified shall not be effective until the Additional Premises are available for occupancy by Tenant, and no such failure to give possession on such date shall in any wise affect the validity of this Lease or the obligations of Tenant hereunder or give rise to any claim for damages by Tenant or claim for rescission of this Lease, nor shall the same be construed in any wise to extend the Term. In the event Landlord shall be unable to give possession of the Additional Premises on the Additional Premises Commencement Date by reason of the holding-over or retention of possession of any tenant, undertenant or occupant, and in the Additional Premises for more than thirty (30) days following the Additional Premises Commencement Date, Landlord shall, at its sole cost and expense, commence summary proceedings against such tenant, undertenant or occupant, as the case may be.

42. TENANT'S RIGHT OF FIRST OFFER.

  If, at any time subsequent to the expiration or earlier termination of the term of an Interim Lease but prior to the Additional Premises Commencement Date, Landlord shall receive a bona-fide offer to lease all or any portion of the Additional Premises from an unrelated third party, Landlord shall first give Tenant notice ("Landlord's Notice") of the portion of the Additional Premises which such party desires to Lease. Provided this Lease shall be in full force and effect and that Tenant shall not be in default hereunder, Tenant shall have the option, exercisable by notice to Landlord given within seven (7) days following the date of Landlord's Notice, the time of giving of such notice to be of the essence of this agreement, to lease that portion of the Additional Premises specified in Landlord's Notice, in which event, Landlord and Tenant shall enter into an amendment of this Lease reasonably acceptable to Landlord to provide for (i) the inclusion of such portion of the Additional Premises in the Premises, (ii) an increase in the Rent by an amount equal to (a) Twenty-Four Dollars ($24.00) per rentable square foot per annum of the Additional Premises to be leased from the effective date of such amendment to the day proceeding the Additional Premises Commencement Date and (b) Twenty-Five Dollars ($25.00) per rentable square foot per annum of such space from the Additional Premises Commencement Date to the Expiration Date, (iii) an increase in the Security Deposit specified in clause (x) of subparagraph B of Article 1 by two (2) times the then payable Rent, and (iv) a modification of the definition of Tenant's Proportionate Share to accurately represent the percentage that the Landlord's calculation of the rentable area of the Premises, together with the portion of the Additional Premises leased to Tenant, bears to the total rentable area of the Building. In all other respects, the terms and conditions contained in this Lease (including, without limitation, the Term, Escalations and Base Years) shall remain unmodified. In the event that Tenant fails to exercise its option as aforesaid within seven (7) days of the date of Landlord's Notice, Tenant shall be deemed to have waived its rights under this Article 42 with respect to that portion of the Additional Premises described in Landlord's Notice and, subject to the provisions of Article 41 of this Lease, Landlord shall have the absolute right to lease that portion of the Additional Premises specified in Landlord's Notice to any other person or entity and Landlord shall be relieved of its obligations under this Article 42 with respect to that portion of the Additional Premises specified in Landlord's Notice. In the event that Landlord and Tenant shall not have executed an amendment of this Lease as aforesaid within fourteen (14) days from the date of Landlord's Notice, this Lease shall be deemed amended to provide for the items specified in (i) through (iv) above.

         IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                                    NINETEEN NEW YORK PROPERTIES LIMITED
                                    PARTNERSHIP, Landlord

                                    By: First Winthrop Corporation,
                                        General Partner


                                    By:/s/ [ILLEGIBLE]

                                    SMITH NEW [ILLEGIBLE]

                        AMENDMENT TO AGREEMENT OF LEASE

     This Amendment of Agreement of Lease, made as of this 31st day of March, 1986, between NINETEEN NEW YORK PROPERTIES LIMITED PARTNERSHIP, having an office c/o First Winthrop Corporation, 757 Third Avenue, New York, New York 10017 (hereinafter called "Landlord") and SMITH NEW COURT INC., having an office at One Rockefeller Plaza, New York, New York 10022 (hereinafter called "Tenant"),

                                  WITNESSETH:

     WHEREAS, by Agreement of Lease dated as of the 15th day of January, 1986 between Landlord and Tenant (the "Lease"), Landlord leased to Tenant and Tenant hired from Landlord portion of the twelfth (12th) floor (the "Premises") in the building known as 61 Broadway, New York, New York (the "Building"); and

     WHEREAS, Landlord and Tenant desire to amend the Lease;

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration each to the other paid, the receipt and sufficiency whereof is hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. Subdivision (i) of subsection B of Article 1 is hereby deleted in its entirety and the following substituted in its place:

          "Commencement Date" shall mean June 11, 1986.

     2. Subdivision (ii) of subsection B of Article 1 is hereby deleted in its entirety and the following substituted in its place:

          "Expiration Date" shall mean August 10, 1996.

     3. Subdivision (v) of subsection B of Article 1 is hereby deleted in its entirety and the following substituted in its place:

          "Rent Commencement Date" shall mean August 11, 1986.

     4. Subsection B of Article 1 is hereby modified by the addition of the following:

          "(xii) `Additional Premises Commencement Date' shall be June 1, 1991.

     5. The second sentence of Article 23 is hereby deleted in its entirety.

     6. The first clause of subsection A of Article 41 is hereby deleted in its entirety and the following substituted in its place:

          "Upon the Additional Premises Commencement Date, Article 1 of this Lease shall be deemed modified as follows:"

     7. Exhibit 1 and Exhibit 2 of the Lease are hereby deleted in their entirety and Exhibit 1-A and Exhibit 2-A, annexed hereto, are substituted in their place.

     8. Schedule B and Schedule C of the lease are hereby deleted in their entirety and Schedule B-1 and Schedule C-1 annexed hereto, are substituted in their place.

     9. The Premises are hereby designated as Suite 1200.

     10. Tenant hereby represents and warrants that neither Tenant nor, to the best of its knowledge, Landlord, is in default of its obligations under the Lease and that Tenant has no claims, defenses or offsets to the payment of Rent or any additional rent payable under the Lease.

     11. All references in the Lease and this Agreement to the "Lease" shall be deemed to include this Agreement.

     12. Except as herein specifically amended and modified, all of the terms, covenants and conditions of the Lease shall continue in full force and effect, and such terms, covenants and conditions, as amended and modified, are ratified and confirmed.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Agreement as of the date and year first above written.

                                            NINETEEN NEW YORK PROPERTIES
                                            LIMITED PARTNERSHIP, Landlord

                                            By: First-Winthrop Corporation

                                               By: /s/ [ILLEGIBLE]
                                                   -----------------------------

                                     [PHOTO]

                                     [PHOTO]

                                  SCHEDULE B-1

                        LANDLORD'S INITIAL CONSTRUCTION

     I. Landlord's Work.

          Landlord shall cause the work set forth in the work letter to addendum (collectively, the "Work Letter") annexed hereto as Schedule C-1 to be performed to the Tenant's reasonable satisfaction in accordance with the plans and specifications dated 2/10/86, prepared by J.P. Maggio Design Associates, Inc., a copy of which are annexed hereto as Schedule D-1 (the "Final Plans"); provided, however, that Landlord's responsibility shall be limited to the specifications set forth in the Work Letter. All work Plans is hereinafter referred to as "Landlord's Initial Construction". Nothing herein contained shall be deemed to create any liability on the part of Landlord with respect to the design or specifications set forth in the Final Plans.

     II. Tenant's Work.

          1. All work, other than Landlord's Initial Construction, which may be required in order to prepare the Premises for Tenant's occupancy, shall be performed by or on behalf of the Tenant at Tenant's sole cost and expense in accordance with the Final Plans (the "Tenant's Work"). Tenant shall retain the firm of B.R. Fries & Associates Inc. as general contractor with respect to Tenant's Work.

          2. Tenant shall submit to Landlord's architect, upon the execution of the Amendment, the following information:

          A. The names and addresses of the sub-contractors that Tenant intends to engage for the construction of Tenant's Work; and

          B. Evidence of insurance as required by the Lease.

          3. All contractors retained by Tenant shall be union, licensed and capable of performing quality workmanship and working in harmony with Landlord's general contractor and other contractors in the Building. Landlord and Tenant shall use their best efforts to cause all work to be performed by Landlord and Tenant pursuant to the provisions of this Lease to be coordinated by the respective contractors for Landlord and Tenant. Landlord agrees to coordinate the work being performed in the public corridor adjoining the Premises with Tenant's Work and further agrees to use reasonable efforts to substantially complete such public corridor work as soon as practicable but in any event within thirty (30) days following the substantial completion of Tenant's Work.

          4. The construction of Tenant's Work shall comply with all applicable laws, rules, and regulations of governmental authorities having or asserting jurisdiction thereover. All required building and other permits in connection with the construction and completion of Tenant's work shall be obtained and paid for by Tenant.

          5. Tenant shall cause its contractors to provide warranties for not less than one year against defects in workmanship, materials and equipment.

          6. Tenant's Work shall be subject to the general inspection of Landlord's architect and general contractor at reasonable times and at reasonable intervals without cost to Tenant.

          7. Upon (i) Tenant's substantial completion of Tenant's Work; (ii) receipt by Landlord of waivers of lien and sworn statements from all persons who have performed labor or supplied material in connection with Tenant's Work, showing that they have been compensated in full; (iii) receipt by Landlord of all building department and other approvals issued with respect to Tenant's Work; and (iv) receipt by Landlord of invoices showing payments due to persons who have performed labor or supplied materials in connection with Tenant's Work; Landlord shall pay to Tenant the lesser of the sum expended by Tenant in performing Tenant's Work, or the sum of

          8. Except and only to the extent that any item of Landlord's Work is being performed by or under the supervision of Tenant's general contractor, Landlord's Work shall be substantially completed within two (2) weeks following the date hereof; provided, however, that all windows to be installed as part of Landlord's Work shall be installed prior to the final painting of the Premises.

          9. The term "Landlord's Delay" shall mean any delay that Tenant may encounter in the substantial completion of Tenant's Work by reason of any act, neglect, failure or omission of Landlord, its agents, servants or employees; provided, however, that the term "Landlord's Delay" shall not include any delay caused by or resulting from any act, neglect, failure or omission of Tenant, its agents, servants or employees or from any of the conditions specified in Article 26 of the Lease. If the substantial completion of Tenant's Work shall be delayed by reason of Landlord's Delay, Tenant shall give Landlord written notice thereof, specifying with particularity the nature of Landlord's Delay and the condition causing the same, and if Landlord shall not cause such condition to be cured within five (5) days following Tenant's notice (or shall not commence to cure such condition with said five (5) day period and diligently prosecute the cure to completion if such condition is incapable of cure within five (5) days, the Rent Commencement Date shall be extended by the time period during which Landlord's Delay continued, as determined by Landlord in its reasonable discretion.

                                  Schedule C-1

                                  Work Letter

     Landlord agrees, at its sole cost and expense and without charge to Tenant, to do the following work in the Premises, all of which shall be of design, capacity, finish and color of the building standard adopted by Landlord for the Building hereinafter called "Building Standard".

     1. Provide and install the electrical and plumbing hookups to the HVAC.

     2. Provide and install demising wall.

     3. Remove debris associated with Landlord's Work.

                                  61 BROADWAY
                             ADDENDUM - WORKLETTER

- --------------------------------------------------------------------------------
          ITEM                DESCRIPTION                        [ILLEGIBLE]
- --------------------------------------------------------------------------------
1. Windows              Side-hinged casement type aluminum       One unit
                        window with a duranodic bronze
                        finish. Window has a limited opening     ILLEGIBLE]
                        stay feature for ventilation
                        purposes. Insulated double pane
                        glass vision panel with a green tint
                        exterior pane and a clear interior
                        pane. Window has CA3-HP-60 AAMA test
                        criteria rating which is the highest
                        commercial rating.

2. Perimeter Walls and  One layer of gypsum board laminated      From edge to [illegible]
   Columns              to existing surfaces, where              existing window [illegible]
                        necessary. Taped, spackled and ready
                        for painting.

3. Floors               Flash patch holes and irregularities     As determined [illegible]
                        to tolerance necessary to receive        conditions [illegible]
                        finish material such as carpet.

4. Radiator Enclosures  Heavy gauge painted metal enclosure      One continuous [illegible]
                        with removable aluminum top grills       from face to [illegible]
                        and removable front panel.

5. HVAC                 Package system including interior        3 tons/1,000 [illegible]
                        office distribution ducts, registers
                        and grills.

                     SECOND AMENDMENT TO AGREEMENT OF LEASE

     THIS SECOND AMENDMENT OF AGREEMENT OF LEASE, made of this 7th day of August, 1987, between NINETEEN NEW YORK PROPERTIES LIMITED PARTNERSHIP, having an office c/o First Winthrop Corporation, 757 Third Avenue, New York, New York 10017, hereinafter called "Landlord") and SMITH NEW COURT INC., having an office at 61 Broadway, New York, New York (hereinafter called "Tenant"),

                                  WITNESSETH:

     WHEREAS, by Agreement of Lease dated as of the 15th day of January, 1986 between Landlord and Tenant as amended by Amendment to Agreement of Lease dated March 31, 198[illegible] (collectively, the "Lease"), Landlord leased to Tenant and Tenant hired from Landlord a portion of the twelfth (12th) floor (the "Premises"); in the building known as 61 Broadway, New York, New York (the "Building"); and

     WHEREAS, Landlord and Tenant desire to amend the Lease;

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration each to the other paid, the receipt and sufficiency whereof is hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. Subdivision (ii) of subsection B of Article [illegible] is hereby deleted in its entirety and the following is substituted in its place:

          "Expiration Date" shall mean February 28, 1998.

     2. Subdivision (iii) of subsection B of Article [illegible] is hereby deleted in its entirety and the following is substituted in its place:

          "Rent" shall mean (a) for the period from the Rent Commencement Date to August 10, 1996,

          Dollars annually, payable in equal monthly installments [illegible]

          Dollars, and (b) for the period from August 11, 1996 to February 28, 1998,

          Dollars annually, payable in equal monthly installments of _______ Dollars.

     3. Tenant hereby represents and warrants that neither Tenant nor, to the best of its knowledge, Landlord, is in default of its obligations under the Lease and that Tenant has no claims, defenses or offsets to the payment of Rent or any additional rent payable under the Lease.

     4. All references in the Lease and this Agreement to the "Lease" shall be deemed to include this Agreement.

     5. Tenant represents and warrants that Tenant has dealt directly with (and only with) The Peregrine White Company and Winthrop Financial Co., Inc. as brokers in connection with this Second Amendment and that insofar as Tenant knows no other broker negotiated this Second Amendment or is entitled to any commission in connection therewith, and the execution and delivery of this Second Amendment by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty.

     6. Except as herein specifically amended and modified, all of the terms, covenants and conditions of the Lease shall continue in full force and effect, and such terms, covenants and conditions, as amended and modified, are ratified and confirmed.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Agreement as of the date and year first above written.

                                    NINETEEN NEW YORK PROPERITIES
                                    LIMITED PARTNERSHIP, Landlord

                                    By: First Winthrop Corporation


                                    By: /s/ Stephen DeNardo
                                        --------------------------
                                              Vice President

                                    SMITH NEW COURT INC., TENANT


                                    By: /s/ James T. Stevens
                                        --------------------------

                                                          SPINOFF DOCUMENT 0130x
                                                          88690-1

                             61 BROADWAY ASSOCIATES
                           c/o The Galbreath Company
                                  61 Broadway
                               New York, NY 10006

                                                          September 13, 1990

Smith New Court Carl Marks, Inc.
61 Broadway
New York, New York  10006

     Re: Lease dated January 15, 1986 between Nineteen New York Properties Limited Partnership successor in interest to 61 Broadway ("Landlord"), and Smith New Court Inc., predecessor in interest to Smith New Court Carl Marks, Inc. ("Tenant"), covering a portion of the twelfth (12th) floor (the "Premises") in the building known as 61 Broadway, New York, New York (the "Building"). (Said lease as amended is referred to herein as the "Lease".)

Gentlemen:

     In accordance with your request, Landlord hereby grants permission to Tenant to sublease a portion of the Premises (the "Sublet Space") pursuant to an agreement dated August 27, 1990 (the "Sublease Agreement"), between Tenant and GKN Holdings Corp (the "Subtenant"), a copy of which Sublease Agreement is annexed hereto and made a part hereof as Exhibit A, for a term commencing on about October 1, 1990, and ending on February 27, 1998, which subletting, however, shall be subject to the following terms and conditions:

     1. Neither this letter agreement, nor the Sublease, nor any acceptance of rent by Landlord from Subtenant shall operate to waive, modify, release or in any manner affect Tenant's liability under the Lease. No other sublease of all or of any part of the Premises affected by the Lease shall be made by Tenant without the prior written approval of Landlord, except as provided in the Lease.

     2. Tenant and Subtenant represent and warrant that no rent or other consideration is being paid or is payable to Tenant by Subtenant for the right to use or occupy the Sublet Space or for the use, sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property in excess of the pro rata portion of the rent for the Sublet Space now being paid by Tenant to Landlord pursuant to the terms of the Lease, and Tenant and Subtenant represent and warrant that the Sublease is complete, true and correct agreement between the parties. If such rent or other consideration exceeds such pro rata portion of the rent, Tenant shall pay to Landlord such excess in accordance with, and subject to, the provisions of the Lease.

     3. Subtenant will use and occupy the Sublet Space for executive offices relating to Subtenant's business;

Subtenant shall not use or occupy, or permit the use or occupancy of, the Sublet Space or any part thereof, for any purpose other than the purpose specifically set forth above in this sentence, or in any manner which, in Landlord's judgment, shall adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, or with the proper and economical rendition of any such service, or with the use or enjoyment of any part of the Building by any other tenant or occupant. No alterations shall be made by Tenant or Subtenant in the Sublet Space without the prior written consent of Landlord, except as provided in the Lease.

     4. If, at any time prior to the expiration of the term of the Sublease, the term of the Lease shall terminate or be terminated as a result of any default under the Lease or by operation of law, the Sublease and the term granted thereby shall terminate, and, on or prior to the date of such termination of the Sublease, Subtenant, at Subtenant's sole cost and expense, (i) shall quit and surrender the Sublet Space to Landlord, broom clean and in good order and condition, ordinary wear excepted, and (ii) shall repair all damage to the Sublet Space occasioned by such removal. Landlord shall have the right to retain any property and effects which shall remain in the Sublet Space after such termination, and any net proceeds from the sale thereof, without waiving Landlord's rights with respect to any default by Subtenant under the foregoing provisions of this paragraph. Subtenant expressly waives, for itself and for any person claiming through or under Subtenant, any rights which Subtenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force, in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this paragraph. If the date of such termination shall fall on a Sunday or holiday, then Subtenant's obligations under the first sentence of this paragraph shall be performed on or prior to the Saturday or business day immediately preceding such Sunday or holiday. Subtenant's obligations under this paragraph shall survive the expiration or sooner termination of the terms of the Lease and the Sublease. Notwithstanding the foregoing provisions of this paragraph, in the event that Subtenant shall be required to attorn pursuant to the provisions of paragraph 5 of this letter agreement, the foregoing provisions of this paragraph shall have no force or effect.

     5. If, at any time prior to the expiration of the term of the Sublease, the term of the Lease shall terminate or be terminated for any reason, Subtenant agrees, at the election and upon demand of Landlord or any other owner of the real property, or of the holder of any mortgage in possession of the real property or the Building, or of any lessee under the lease to which the Sublease shall be subject and subordinate, to attorn, from time to time, to Landlord or any such owner, holder or lessee, upon the then executory terms and conditions set forth in the Sublease for the remainder of the term demised in the Sublease, provided that Landlord or such owner, holder or lessee, as the case may be, shall then be entitled to possession of the Sublet Space. The foregoing provisions of this paragraph shall enure to the benefit of any such owner, holder or lessee, shall apply notwithstanding that, as a matter of law, the Sublease may terminate upon the termination of the Lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Upon demand of Landlord or any such owner, holder or lessee, Subtenant agrees, however, to execute, from time to time, instruments in confirmation of the foregoing provisions of this paragraph, satisfactory to Landlord or any such owner, holder or lessee, in which Subtenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy. Nothing contained in this paragraph shall be construed to impair any right otherwise exercisable by Landlord or any such owner, holder or lessee. Upon request of Landlord or any such owner, holder or lessee, whether or not made prior to such termination,

Tenant and Subtenant shall deliver an executed counterpart of the Sublease to Landlord.

     6. Subtenant shall obtain and maintain throughout the term of the Sublease, in Subtenant's fire insurance policies covering Subtenant's property in the Sublet Space, and Subtenant's use and occupancy of the Sublet Space (and shall cause any other permitted occupants of the Sublet Space to obtain and maintain, in similar policies), provisions to the effect that such policies shall not be invalidated should the insured waive, in writing prior to a loss, any or all right of recovery against any party for loss occasioned by fire or other casualty which is an insured risk under such policies. In the event that at any time the fire insurance carriers issuing such policies shall exact an additional premium for the inclusion of such or similar provisions, Subtenant shall give Landlord and Tenant notice thereof. In such event, Tenant shall reimburse Subtenant for such additional premium for the remainder of the term of the Sublease. As long as such or similar provisions are included in such fire insurance policies then in force, Subtenant hereby waives (and agrees to cause any other permitted occupants of the Sublet Space to execute and deliver to Landlord written instruments waiving) any right of recovery against Landlord, Tenant, any lessors under any ground or underlying leases, any other tenants and occupants of the Building, and any servants, employees, agents or contractors of Landlord, Tenant or of any such lessor, or of any such other tenants or occupants, for any loss occasioned by fire or other casualty which is an insured risk under such policies. In the event that at any time any such fire insurance carriers shall not include such or similar provisions in any such fire insurance policy, the waiver set forth in the foregoing sentence shall, upon notice given by Subtenant to Landlord and Tenant, be deemed of no further force or effect from and after the giving of such notice. During any period while the foregoing waiver of right or recovery is in effect, Subtenant, or any other permitted occupant of the Sublet Space, as the case may be, shall look solely to the proceeds of such policies to compensate Subtenant or such other permitted occupants for any loss occasioned by fire or other casualty which is an insured risk under such policies.

     7. Subtenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, covenants that, without the prior consent of Landlord in each instance, it shall not (i) assign, mortgage or encumber its interest in the Sublease, or (ii) sublet, or permit the subletting of, the Sublet Space or any part thereof, or (iii) permit the Sublet Space or any part thereof to be occupied, or used for desk space, mailing privileges or otherwise, by any person other than Subtenant.

     8. In the event Landlord shall grant its consent to any subletting or assignment by Tenant or Subtenant, the form of the proposed sublease or instrument of assignment (a) shall be in form reasonably satisfactory to Landlord, and, without limitation, (I) shall not provide for a rental or other payment for the use, occupancy or utilization of the space demised thereby based in whole or in part on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales and (II) shall provide that no person having an interest in the possession, use, occupancy or utilization of the space demised thereby shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of such space which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales, and that any such purported lease, sublease, concession or other agreement shall be absolutely void and ineffective ab initio and

(b) such assignment or subletting shall comply with the applicable provisions of
Article 12 of the Lease.

     9. The Sublease is subject and subordinate in all respects to the Lease and to all of the terms, covenants and conditions thereof. Subtenant shall not violate or permit the violation of any of the terms, covenants and conditions of the Lease including, but not limited to, the Building Rules and Regulations. The principal terms and conditions of the Sublease set forth above in the agreement shall not be modified without the prior written consent of Landlord. If Tenant shall terminate or shall give any notice to Subtenant terminating the Sublease, Tenant shall notify Landlord thereof promptly thereafter. Any notices, demands, requests or other communications given or required to be given under this letter agreement shall be effective only if given in writing, sent by registered or certified mail (return receipt requested).

     10. The parties agree that (a) Subtenant may deal directly with Landlord and/or the manager of the Building with respect to repairs, maintenance, overtime HVAC, porter activities and the like within the Sublet Space and, (b) such items may (at Landlord's option) be billed directly from Landlord to Subtenant provided, however, that (i) the cost of such items shall not exceed $2,500 per request by Subtenant,

(ii) Tenant shall remain jointly and severally liable with Subtenant for the payment of all such services to Landlord as additional rent under the Lease and
(iii) the performance or providing of such work or services, or the billing therefor, directly to Subtenant shall not create, or be deemed to create, a direct lease or any privity of estate or contract between Landlord and Subtenant nor be deemed a recognition or consent by Landlord to the Sublease or Subtenant's rights thereunder beyond those otherwise specifically covered in the letter agreement nor modify, abrogate or change Tenant's agreements or obligations under the Lease or Tenant's and Subtenant's agreements and obligations under this letter agreement.

     11. If any laws, orders, rules or regulations of any applicable governmental authority require that any asbestos or other hazardous material contained in or about the Sublet Space be dealt with in any particular manner in connection with any change of the Sublet Space or otherwise, then it shall be Subtenant's obligation, at Subtenant's expense, to deal with such asbestos or any other hazardous material in accordance with all such laws, orders, rules and regulations. In the event Subtenant is required to deal with asbestos or other hazardous material in accordance with the foregoing provisions of this subparagraph, then, notwithstanding anything herein to the contrary, Landlord, at Landlord's election, shall have the option to deal with such asbestos or other hazardous material itself and, in such event, Subtenant shall reimburse Landlord for all of Landlord's costs and expenses in connection therewith within ten (10) days next following the rendition of a statement by Landlord to Subtenant requesting such reimbursement. If Subtenant shall fail to so reimburse Landlord for the aforesaid costs and expenses within the ten (10) day period referred to above, then notwithstanding anything contained in the Lease to the contrary, such costs and expenses shall, at Landlord's option, be paid by Tenant to Landlord, within ten (10) days next following of Landlord's demand therefor.

     12. In the event that there shall be any conflict between the terms, covenants and conditions of this letter agreement and the terms, covenants and conditions of the Sublease, then the terms, covenants and conditions of this letter agreement shall prevail in each instance, and any conflicting terms, covenants or conditions of the Sublease shall be deemed modified to conform with the terms, covenants and conditions of this agreement.

     13. Tenant will pay Landlord a $1,000 administration fee to reimburse Landlord for the time expended in reviewing and processing the request for subletting the

Sublet Space at Tenant's execution hereof and will pay Landlord's legal fees incurred in connection with the preparation of this letter agreement within five
(5) days after receipt of a bill therefor.

     14. Except as herein expressly modified, the Lease is hereby ratified in all aspects.

     If this letter agreement accurately reflects your understanding and agreement as to the matters hereinabove set forth, please sign this letter agreement and have Subtenant sign this letter agreement where indicated below and return six (6) executed copies to the undersigned.

                                    Very truly yours,

                                    61 BROADWAY ASSOCIATES, Landlord

                                    By:  61 PT Realty Corporation

                                    By: /s/     [ILLEGIBLE]
                                        ----------------------------
                                               Vice President
Accepted and Agreed to this
_____ day of September, 1990

GKN Holdings Corp
- ----------------------------
        (Subtenant)

By: /s/ Robert Gladstone
    ------------------------
Name:  Robert Gladstone
Title: Managing Director

Accepted and Agreed to this
14 day of September, 1990.

Smith New Court Carl Marks, Inc.
- --------------------------------
          (Tenant)

By: /s/ James Stevens
    ----------------------------
    Name: James Stevens
    Title: Executive Vice President
           Chief Financial Officer

                                    EXHIBIT A

                        Attach Copy of Sublease Agreement

                                     [PHOTO]

                             61 BROADWAY ASSOCIATES
                           c/o The Galbreath Company
                                  61 Broadway
                            New York, New York 10006


                                                       October 17, 1991

Smith New Court Carl Marks, Inc.
114 West 47 Street
New York, NY  10036

     Re: Agreement of Lease dated as of January 15, 1986 as amended by the Amendment to Agreement of Lease dated as of March 31, 1986 and the Second Amendment to Agreement of Lease dated as of August 7, 1987 between Nineteen New York Properties Limited Partnership predecessor in interest to 61 Broadway Associates ("Landlord") and Smith New Court Carl Marks, Inc. ("Tenant"), covering premises (the "Demised Premises") located at 61 Broadway, New York, New York (the Agreement of Lease as so amended, the "Lease).

Gentlemen:

     In accordance with your request, Landlord hereby grants permission to Tenant to sublease a portion of the Demised Premises consisting of approximately 7,600 rentable square feet (the "Additional Space") as more particularly described in a certain Amendment of Sublease (the "Amendment") dated the 15th day of October, 1991, a copy of which Amendment is annexed hereto and made a part hereof as Exhibit A to GKN Holdings Corp. ("Subtenant") for a term commencing on the date hereof and ending on February 27, 1998 upon the following terms and conditions:

     1. Neither this letter agreement, nor the Amendment, nor any acceptance of rent by Landlord from Subtenant, shall operate to waive, modify, release or in any manner affect Tenant's liability under the Lease.

     2. All of the representations, covenants, terms and conditions of that certain letter agreement dated September 13, 1990 among Tenant, Subtenant and Landlord shall remain in full force and effect and shall be applicable to the Additional Space and to the Amendment with the further proviso that all representations contained therein or made by Tenant and Subtenant shall be deemed restated and made as of the date hereof. Reference in the aforesaid letter agreement to the Sublet space shall be deemed to include the Additional Space and the term "Sublease" as contained therein shall be deemed to include the Amendment of Sublease.

     3. Tenant shall pay to Landlord Landlord's legal fees incurred in connection with the preparation of this letter agreement within five (5) days after receipt of a bill therefore.

     The Lease, as amended is hereby ratified in all aspects.

     Kindly sign this letter agreement and cause Subtenant to sign this letter agreement where indicated below, thereby evidencing their and your agreement to the foregoing.

                                    Very truly yours,

                                    61 BROADWAY ASSOCIATES, Landlord

                                    By: 61 PT Realty Corporation

                                    By:        [ILLEGIBLE]
                                        -----------------------------
                                                 V Pres

Agreed and accepted this
_____ day of October, 1991.

GKN HOLDINGS CORP.


By:     [ILLEGIBLE]
   ------------------------


Agreed and accepted this
15 day of October, 1991.

SMITH NEW COURT CARL MARKS, INC.

By: /s/ James T. Stevens
    ----------------------------
    Name: James T. Stevens
    Title: Executive Vice President
           Chief Financial Officer

                              AMENDMENT OF SUBLEASE

     THIS AMENDMENT OF SUBLEASE (the "Agreement"), made as of this 15th day of October, 1991, by and between SMITH NEW COURT CARL MARKS, INC. (successor in interest to Smith New Court, Inc.), a New York corporation having an office at 114 West 47th Street, New York, New York 10036 ("Sublandlord") and GKN HOLDINGS, CORP., a New York corporation having an office at 500 Fifth Avenue, Suite 2282, New York, New York, 10110 ("Subtenant").

                               W I T N E S S E T H

     WHEREAS, pursuant to an Agreement of Lease dated as of January 15, 1986 as amended by the Amendment to Agreement of Lease (the "Amendment") dated as of March 31, 1986 (the "First Amendment") and the Second Amendment to Agreement of Lease dated as of August 7, 1987 (the "Second Amendment") (the Agreement of Lease, as so amended, the "Overlease"), Nineteen New York Properties Limited Partnership ("Overlandlord") leased to Sublandlord a portion of the twelfth
(12th) floor in the building located at 61 Broadway, New York, New York (the "Building"); and

     WHEREAS, Sublandlord and Subtenant entered into an Agreement of Sublease, dated as of August 27, 1990 (as hereby amended, the "Sublease""), pursuant to which Sublandlord sublet to Subtenant a portion of the twelfth (12th) floor in the Building; and

     WHEREAS, Subtenant desires to sublet, from Sublandlord, the remainder of the twelfth (12th) floor of the Building comprising approximately 7,600 rentable square feet of floor, as more particularly shown, on the floor plan annexed hereto as "Exhibit A" (the "Additional Space"), and Sublandlord desires to sublet, to Subtenant, such space; and

     WHEREAS, Sublandlord is agreeable to such subletting on the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Definitions. All capitalized terms used herein which are not otherwise defined shall have the meanings ascribed to them in the Sublease.

     2. Premises. Upon approval by Overlandlord, the Additional Space shall be added to, and thereafter included in, the Premises for a term commencing on such date and ending on February 27, 1998. For purposes hereof, Sublandlord and Subtenant conclusively agree that the rentable square footage of the Additional Space shall be Seven Thousand Six Hundred (7,600) rentable square feet.

     3. Base Rent. From and after December 15, 1991 (the "Additional Rent Commencement Date"), the Base Rent payable under the Sublease shall be increased by an amount equal to the base rent payable with respect to the Additional Space (the "Additional Space Base Rent"). The Additional Space Base Rent shall be equal to an annual rate of (i) One Hundred Twenty Eight Thousand and Sixty Dollars ($128,060.00) for the period commencing on the Additional Rent Commencement Date and ending on February 28, 1994; and (ii) One Hundred Fifty Thousand Eight Hundred Sixty Dollars ($150,860.00) for the period commencing on March 1, 1994 and ending on the Expiration Date.

     4. Additional Rent. From and after the Additional Rent Commencement Date, but only with respect to the Additional Space, Subtenant shall pay to Sublandlord, within three business days after receiving a bill therefor (which bill shall include a copy of Overlandlord's bill to Sublandlord with respect to items (i), (ii) and (iii) below) (appropriately redacted as it relates to Base
Rent), as "Additional Rents", from and after the Additional Rent Commencement
Date:

                    (i) One Hundred percent (100%) of any payments on account of Taxes (as defined in the Overlease) payable by Sublandlord to Overlandlord under Article 28 of the Overlease, provided that for purposes of this Agreement, the subtenant's share of any Taxes shall be calculated as if Base Tax Year shall mean 1992 (an average of 1991/1992 and 1992/1993 fiscal years);

                    (ii) One Hundred percent (100%) of any payments on account of Operating Expenses (as defined in the Overlease) payable by

          Sublandlord to Overlandlord under Article 28 of the Overlease, provided that for purposes of this Agreement, the subtenant's share of any Operating Expenses shall be calculated as if the Base Expense Year (as defined in the Overlease) refers to 1992. All payments made by Subtenant to Sublandlord shall be subject to reconciliation as provided for in Article 28 of the Overlease.

                    (iii) A separate meter shall measure the consumption of electrical energy in the Additional Space and Subtenant shall pay for the consumption of electrical energy on the basis of Overlandlord's average cost of electricity for the Building per KWH (determined in accordance with the Overlease) plus an additional eight percent (8%) thereof to reimburse Sublandlord for overhead and supervision payable by Sublandlord to Overlandlord under the Overlease, as described in, and as may be adjusted from time to time pursuant to, Article 29.

     5. Subletting and Assignment. Subject to Paragraph 11 of the Sublease, Subtenant shall have the right to sublease or assign a portion or all of the Additional Space and/or the Premises.

     6. Brokerage. Sublandlord and Subtenant represent to each other that in the negotiation of this Agreement they have dealt with no brokers other than Cushman & Wakefield, Inc. and Galbreath Company (collectively, the "Brokers"), and that no conversations or negotiations were had with any broker except the Brokers concerning the subletting of the Additional Space. Sublandlord and Subtenant each agree to hold the other harmless against any claims for a brokerage commission arising out of any conversations or negotiations had by either with any broker other than the Brokers. Sublandlord shall be responsible for any commission payable to the Brokers in connection with this Agreement pursuant to separate agreements between Sublandlord and the Brokers.

     7. Guarantee. GKN Securities Corp. has agreed to guarantee to Sublandlord the performance of the obligations of Subtenant under this Agreement and under the Sublease.

     8. Conflicts. If and to the extent that any of the provisions of this Agreement conflict with or are otherwise inconsistent with any of the provisions of the Sublease, whether or not such inconsistency is expressly noted in this Agreement, the provisions of this Agreement shall prevail.

     9. No Modifications. Except as modified by this Agreement, all covenants, agreements, terms and conditions of the Sublease shall remain in full force and effect and are hereby in all respects ratified and confirmed.

     10. Binding on Successors and Assigns. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors (except as otherwise provided in the Sublease) and their respective assigns.

     11. Amendments. This Agreement may not be changed orally, but only by agreement, in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     12. Reference to Sublease. Except as amended hereby, the Sublease remains in full force and effect and all future references to the Sublease shall mean and refer to the Sublease as amended and modified by this Agreement.

     13. Consent of Overlandlord. This Agreement shall be of no force or effect unless and until consented to by the Overlandlord.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    SMITH NEW COURT CARL MARKS, INC.

                                    By: /s/ James T. Stevens
                                        ----------------------------



                                    GKN HOLDINGS CORP.

                                    By: /s/ David M. Nussbaum
                                        ----------------------------



                                    As to Paragraph 7
                                    GKN SECURITIES, CORP.


                                    By: /s/ David M. Nussbaum
                                        ----------------------------


AGREED TO AND ACCEPTED BY:

NINETEEN NEW YORK PROPERTIES
  LIMITED PARTNERSHIP


By:_________________________

                                  61 Broadway
                                   12th Floor



                               GKN Expansion Space
                                    7,600 RSF
                                     Area C

                                Smith New Court
                                Carl Marks, Inc.
                              114 West 47th Street
                            New York, New York 10036




October 4, 1991


GKN Holdings Corp.
500 Fifth Avenue
Suite 2282
New York, New York  10110

Re:      Amendment of Sublease dated on
         even date hereof by and between
         Smith New Court Carl Marks, Inc.,
         as Sublandlord ("Sublandlord"), and
         GKN Holdings, Corp., as Subtenant
         Subtenant") (the "Agreement")

     Reference is hereby made to (i) that certain Agreement of Lease dated as of January 15, 1986 as amended by the Amendment to Agreement of Lease (the "Amendment") dated as of March 31, 1986 (the "First Amendment") and the Second Amendment to Agreement of Lease dated as of August 7, 1987 (the "Second Amendment") (the Agreement of Lease, as so amended, the "Overlease") and (ii) that certain Sublease dated as of August 27, 1990 (as amended by the Agreement, the "Sublease"). All capitalized terms used herein shall have the meanings ascribed to them in the Sublease.

     In consideration of the execution of the Agreement this letter shall confirm our understanding and agreement that:

     1. Subtenant shall make any and all necessary or desired Alterations to the Additional Space, in accordance with the requirements of Article 3 of the Overlease and Paragraph 7 of the Sublease.

     2. Sublandlord shall reimburse Subtenant for the cost and expense Subtenant may reasonably incur in connection with such Alterations, provided, however, that in no event shall the Sublandlord be responsible for the

GKN Holdings Corp
October 4, 1991
Page Two

cost of such Alterations in excess of one hundred thousand dollars ($100,000.00) (the "Reimbursement").

     3. Sublandlord shall credit the Reimbursement against Subtenant's Base Rent for the calendar month immediately following Sublandlord's receipt from Subtenant of (i) a written request for such credit from Subtenant, and (ii) copies of all receipts, bills and invoices (collectively, the "Bills") which have been submitted by contractors to Subtenant in connection with the Alterations.

     4. Sublandlord shall use reasonable efforts to cause Overlandlord to comply with the terms of Article 41(C)(i) of the Overlease.

     This letter agreement may be executed in one or more counterparts, and each counterpart will, for all such purposed be deemed an original instrument, but all such counterparts together will constitute but one and the same instrument.

     Sublandlord acknowledges that Subtenant is not in default under the terms of the Sublease.

     Please indicate you agreement to the provisions contained herein by executing a counterpart of this letter agreement where indicated below and returning the same to the undersigned.

                                        SMITH NEW COURT,
                                        CARL MARKS, INC.



                                        By: [ILLEGIBLE]
                                            -----------------------

Accepted and agreement to
this           day
of October, 1991

GKN HOLDINGS CORP, INC.

By: [ILLEGIBLE]
    ----------------------------

                           [Letterhead of ILLEGBILE]

October 24, 1990


Mr. Lester Rosenkrantz
VFS Rosenkrantz Securities
Vantage International
Raritan Plaza III,  Raritan
Edison, NJ  08837

     Re:  Sublease agreement between
          GKN Holding Corporation and
          VFS Rosenkrantz Securities Corporation.

Dear Mr. Rosenkrantz:

     This letter shall act to set forth the understanding between GKN Holding Corporation (the "Sublandlord") and VFS Rosenkrantz Securities Corporation (the "Subtenant") whereas Sublandlord and Subtenant agreement (the "Sublease") covering Suite 2822 (the "Premises") in the building commonly known as 500 Fifth Avenue, New York, NY (the "Building). Pursuant to above, the parties hereto for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, covenant and agree as follows:

     1. The term of the Sublease shall be twelve months, commencing on November 1, 1990 and ending on October 30, 1991 and ending on October 30, 1991 (the "Expiration Date").

     2. The annual rental pursuant to the Sublease shall be $90,000, payable as follows:

          a. Seven thousand and 00/100 ($7,000.00) Dollars per month beginning November 1, 1990 and ending April 30, 1991;

          b. Eight thousand and 00/100 ($8,000.00) Dollars per month beginning May 1, 1991 and ending on the Expiration Date.

     3. The rental payments pursuant to item 2 above shall be paid directly to 500 Fifth Associates (the "Landlord") and Subtenants obligations to so pay rent shall not cease upon payment of rent to Sublandlord.

     4. Subtenant shall be required to pay $7,000.00 to Landlord upon execution of this agreement which sum shall be held by Landlord as a security deposit for the full and faithful compliance of this agreement and the underlying lease. Notwithstanding anything herein to the contrary, Landlord shall have the right to apply the security deposit upon the default of the Subtenant and/or the Sublandlord.

     5. Subtenant acknowledges receipt of the underlying lease and agrees to abide by all applicable terms and provisions therein.

     6. Subtenant agrees to be responsible for all ongoing expenses with respect to plumbing, electrical and HVAC or any other expense incurred by Subtenant in the ordinary course of doing business.

     7. Sublandlord agrees to pay any and all commissions or other costs involved with this Sublease. Landlord shall have no responsibility nor incur any costs, expenses or any other obligations of any sort arising out of or in relation to this Sublease.

     8. If for any reason the underlying lease between Landlord and Sublandlord shall terminate prior to the Expiration Date, this Sublease shall terminate at the same time and neither party shall have any further liability to the other. Notwithstanding anything herein to the contrary, Subtenant shall be obligated to pay rent up to and including the date of termination.

     9. This sublease is subject to Landlord's consent and the premises may not be further assigned or sublet unless specifically agreed to in writing by Landlord.

     IN WITNESS WHEREOF, Sublandlord and Subtenant have respectively executed this agreement as of the day and year first above written.

                                        GKN HOLDING CORPORATION

                                        By: [ILLEGIBLE]
                                            --------------------------------


                                        VFS ROSENKRANTZ SECURITES CORPORATION

                                        By: [ILLEGIBLE]
                                            --------------------------------

                             AGREEMENT OF SUBLEASE


     AGREEMENT OF SUBLEASE (this "Sublease") made as of the _______ day of June, 1990 between SMITH NEW COURT CARL MARKS, INC. (successor in interest to Smith New Court Inc.), a New York corporation having and office at 61 Broadway, New York, New York 10006 (Sublandlord") and GKN HOLDING CORP., [ ] corporation having an office at ________________, ________________ ("Subtenant").

                              W I T N E S S E T H:

     WHEREAS, pursuant to an Agreement of Lease dated as of January 15, 1986 as amended by the Amendment To Agreement of Lease (the "Amendment") dated as of March 31, 1986 (the "First Amendment") and the Second Amendment to Agreement of Lease dated as of August 7, 1987 (the "Second Amendment") (the Agreement of Lease, as so amended, the "Overlease"), a copy of which is attached hereto, Nineteen New York Properties Limited Partnership (Overlandlord") leased to Sublandlord a portion of the twelfth (12th) floor as more particular described in the Overlease (the "Premises") in the building located at 61 Broadway, New York, New York (the "Building"); and

     WHEREAS, Sublandlord desires to sublet to Subtenant and Subtenant desires to hire from Sublandlord, a portion of the Premises comprising approximately 8,733 rentable square feet of floor area as shown cross-hatched on the floor plan annexed hereto as Exhibit A ("Sublet Space A") and a portion of the Premises comprising approximately 2000 rentable square feet of floor area as shown cross-hatched on the floor plan annexed hereto as Exhibit B ("Sublet Space B", and together with Sublet Space A, the "Sublet Space").

     NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Sublandlord hereby subleases to Subtenant and Subtenant hereby hires from Sublandlord the Sublet Space, subject to the Overlease and all ground, underlying or superior leases and mortgages to which the Overlease is or may hereafter be subject and subordinate and upon the rentals, terms, covenants, conditions and provisions herein set forth.

     2. All Article and Section references contained herein are references to Articles and Sections in the Overlease, except as otherwise specifically provided herein. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Overlease.

     3. Subtenant shall use the Sublet Space for the Permitted Uses and for no other purpose.

     4. The term of the Sublease (the "Term") shall commence on the date (the Commencement Date") which is the day Sublandlord notifies Subtenant the Overlandlord has granted its consent (the "Consent") to this Sublease in accordance with the terms of the Overlease and this Sublease and shall expire on February 27, 1998 (the "Expiration Date"), unless sooner terminated pursuant to any provision hereof. Sublandlord shall notify Subtenant promptly after Landlord's consent is granted or denied. At either party's request, the other party shall within 5 (five) business days after such request is made enter into an agreement in form reasonably satisfactory to both parties, setting forth the Commencement Date, but not such agreement shall be necessary to effectuate the Commencement Date.

     5. A. Throughout the Term, Subtenant shall pay to Sublandlord, without abatement, deduction or setoff of any amount whatsoever (except as otherwise expressly set forth herein), in lawful money of the United Stated of America, by check drawn to Sublandlord's order on a bank which is a member of the New York Clearinghouse Association, at Sublandlord's address set forth above, or at such other place as Sublandlord may designate, (i) base rent for Sublet Space A ("Base Rent A") at an annual rate equal to (a) One Hundred Eighty-Three Thousand Three Hundred and Ninety three Dollars ($183,393.00) (computed at the rate of Twenty-One Dollars ($21) per rentable square foot multiplied by the rentable square footage of Sublet Space A, which for all purposes hereof shall be deemed to 8,733 rentable square feet) for the period from the date ("Rent Commencement Date A" which is the one year anniversary day after the Commencement Date and ending on February 28, 1994 and (b) Two Hundred Eighteen Thousand Three Hundred Twenty-Five Dollars ($218,325.00) (computed at the rate of Twenty-Five Dollars ($25) per rentable square foot multiplied by the rentable square footage of Sublet Space A) for the period from March 1, 1994 through the Expiration Date;
(ii) base rent ("Base Rent B", and together with Base Rent A, the Base Rent") at an annual rate equal to Forty-Two Thousand Dollars ($42,000) (computed at the rate of Twenty-One Dollars ($21.00) per rentable square footage of Sublet Space B, which for all purposes hereof shall be deemed 2,000 rentable square feet) for the period from the date ("Rent Commencement Date B" which is the eighteenth month anniversary day after the Commencement Date and through the Commencement Date and through the Expiration Date; and (iii) Additional Rent (as defined below) as hereinafter provided. The term "rent" as used in this Sublease shall include Base Rent and Additional Rent.

     B. Base Rent shall be payable in equal monthly installments, in advance on the first day of each and every month commencing with the month in which the applicable Rent Commencement Date occurs, without setoff or deduction (except as otherwise expressly set forth herein). If the Rent Commencement Date occurs on a day other than the first day of a calendar month, or if the Term shall terminate on a day other than the last day of a calendar month, a proportional per diem reduction in the first or last, as the case may be, installment of Base Rent shall be made. On the Rent Commencement Date, Subtenant shall deliver to Sublandlord payment of the Base Rent payable for the month in which the Rent Commencement Date occurs.

     C. Subtenant shall pay to Sublandlord, within three business days after receiving a bill therefor (which bill shall) include a copy of Overlandlord's bill to Sublandlord with respect to items (i), (ii), (iii), (iv) and (v) below (approximately redacted insofar as it relates to Base Rent), as "Additional Rents", from and after the Commencement Date:

          (i) Subtenant's Share (as hereinafter defined) of any payments on account of Taxes (as defined in the Overlease) payable by Sublandlord to Overlandlord under Article 28 of the Overlease, provided that for purposes of the subparagraph (i) the Subtenant's Share of any Taxes shall be calculated as if Base Tax year (as defined in the Overlease) refers to the real estate fiscal tax year of the City of New York commencing on July 1, 1990 and ending on June 30, 1991;

          (ii) Subtenant's Share of any payments on account of Operating Expenses (as defined in the Overlease) payable by Sublandlord to Overlandlord under Article 28 of the Overlease, provided that for purposes of this subparagraph (ii), the Subtenant's Share of any Operating Expenses shall be calculated as if the Base Expense Year (as defined in the Overlease) refers to the average of the twelve month periods for the years 1990 and 1991.

          (iii) If a separate meter shall measure the consumption of electrical energy in the Sublet Space (and no other

          IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Sublease as of the day any year first above written.

                                        SMITH NEW COURT CARL MARKS INC.

                                        By: ___________________________

                                        GKN

                                        By: ___________________________

                             61 BROADWAY ASSOCIATES
                           c/o the Galbreath Company
                                  61 Broadway
                            New York, New York 10006


                                                                October 17, 1991


Smith New Court Carl Marks, inc.
114 West 47 Street
New York NY 10036

     Re: Agreement of Lease dated as of January 15, 1986 as amended by the Amendment to Agreement dated as of March 31, 1986 and the Second Amendment to Agreement of Lease dated as of August 7, 1987 between Nineteen New York Properties Limited Partnership predecessor in interest to 61 Broadway Associates ("Landlord") and Smith New Court Marks, Inc. ("Tenant"), covering premises (the "Demised Premises") located at 61 Broadway, New York, New York ( the Agreement of Lease as so amended, the "Lease").

Gentlemen:

          In accordance with your request, Landlord hereby grants permission to Tenant to sublease a portion of the Demised Premises consisting of approximately 7,600 rentable square feet (the "Additional Space") as more particularly described in a certain amendment of Sublease (the "Amendment") dated the 15th day of October, 1991, a copy of which Amendment is annexed hereto and made a part hereof as Exhibit A to GKN Holdings Corp. ("Subtenant") for a term commencing as of the date hereof and ending on February 27, 1998 upon the following terms and conditions:

          1. Neither this letter agreement, nor the Amendment, nor any acceptance of rent by Landlord from subtenant, shall operate to waive, modify, release or in any manner affect Tenant's liability under the Lease.

          2. All of the representatives, covenants, terms and conditions of that certain letter agreement dated September 13, 1990 among Tenant, Subtenant and Landlord shall remain in full force and effect and shall be applicable to the Additional Space and to the Amendment with the further proviso that all representations contained therein or made by Tenant and Subtenant shall be deemed restated and made as of the date hereof. Reference in the aforesaid letter agreement to the Sublet space shall be deemed to include the Additional Space and the term "Sublease' as contained therein shall be deemed to include the Amendment of Sublease.

          3. Tenant shall pay to Landlord Landlord's legal fees incurred in connection with the preparation of this letter agreement within five (5) days after receipt of a bill therefore.

          The Lease, as amended is hereby ratified in all respects.

          Kindly sign this letter agreement and cause Subtenant to sign this letter agreement where indicated below, thereby evidencing their and your agreement to the foregoing.

                                        Very truly yours,

                                        61 BROADWAY ASSOCIATES, Landlord
                                        By:    61 PT Realty Corporation

                                             By: [ILLEGIBLE]
                                                 -------------------------
                                                  V. Pres.

Agreed and accepted this
________ day of October, 1991

GKN HOLDINGS CORP.

By: [ILLEGIBLE]
    --------------------------

Agreed and accepted this

15 day of October, 1991.

SMITH NEW COURT CARL MARKS, INC.


By: /s/ James T. Stevens
    --------------------------

Name James T. Stevens
Title Executive Vice President
      Chief Financial Officer

                             AMENDMENT OF SUBLEASE

     THIS AMENDMENT OF SUBLEASE (the "Agreement") made as of this 15th day of October, 1991, by and between SMITH NEW COURT CARL MARKS, INC. (successor in interest to Smith New Court, Inc.), a New York corporation having an office at 114 West 47th Street, New York, New York 10036 ("Sublandlord") and GKN HOLDINGS, CORP., a New York corporation having an office at 500 Fifth Avenue, Suite 2282, New York, New York 10110 (Subtenant").

                              W I T N E S S E T H

     WHEREAS, pursuant to an Agreement of Lease dated as of January 15, 1986 as amended by the Amendment to Agreement of Lease (the "Amendment) dated as of March 31, 1986 (the "First Amendment") and the Second Amendment to Agreement of Lease dated as of August 7, 1987 (the "Second Amendment") (the Agreement of Lease, as so amended, the "Overlease"), Nineteen New York Properties Limited Partnership ("Overlandlord") leased to Sublandlord a portion of the twelfth
(12th) floor in the building located at 61 Broadway, New York, New York (the "Building); and

     WHEREAS, Sublandlord and Subtenant entered into an Agreement of Sublease, dated as of August 27, 1990 (as hereby amended, the "Sublease"), pursuant to which Sublandlord sublet to Subtenant a portion of the twelfth (12th) floor in the Building; and

     WHEREAS, Subtenant desires to sublet, from Sublandlord, the remainder of the twelfth (12th) floor of the Building comprising approximately 7,600 rentable square feet of floor, as more particularly shown, on the floor plan annexed hereto as "Exhibit A" (the "Additional Space"), and Sublandlord desires to sublet, to Subtenant such space; and

     WHEREAS, Sublandlord is agreeable to such subletting on the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Definitions. All capitalized terms used herein which are not otherwise defined shall have the meaning ascribed to them in the Sublease.

     2. Premises. Upon approval by Overlandlord, the Additional Space shall be added to, and thereafter included in, the Premises for a term commencing on such date and ending on February 27, 1998. For purposes hereof, Sublandlord and Subtenant conclusively agree that the rentable square footage of the Additional Space shall be Seven Thousand Six Hundred (7,600) rentable square feet.

     3. Base Rent. From and after December 15, 1991 (the "Additional Rent Commencement Date"), the Base Rent payable under the Sublease shall be increased by an amount to the base rent payable with respect to the Additional Space (the "Additional Space Base Rent"). The Additional Space Base Rent shall be equal to an annual rate of (i) One Hundred Twenty Eight Thousand and Sixty Dollars ($128,060.00) for the period commencing on the Additional Rent Commencement Date and ending on February 28, 1994 and (ii) One Hundred Fifty Thousand Eight Hundred Sixty dollars ($150,860.00) for the period commencing on March 1, 1994 and ending on the Expiration Date.

     4. Additional Rent. From and after the Additional Rent Commencement Date, but only with respect to the Additional Space, Subtenant shall pay to Sublandlord, within three business days after receiving a bill therefor (which bill shall include a copy of Overlandlord's bill to Sublandlord with respect to items (i), (ii) and (iii) below) (approximately redacted as it relates to Base
Rent), as "Additional Rents", from and after the Additional Rent Commencement
Date:

          (i) One Hundred percent (100%) of any payments on account of Taxes (as defined in the Overlease) payable by Sublandlord to Overlandlord under
     Article 28 of the Overlease, provided that for purposes of this Agreement, the subtenant's share of any Taxes shall be calculated as if Base Tax Year shall mean 1992 (an average of 1991/1992 and 1992/1993 fiscal years);

          (ii) One Hundred percent (100%) of any payments of account of Operating Expenses (as defined in the Overlease) payable by

     Sublandlord to Overlandlord under Article 28 of the Overlease, provided that for purposes of this Agreement, the subtenant's share of any Operating Expenses shall be calculated as if the Base Expense Year (as defined in the Overlease) refers to 1992. All payments made by Subtenant to Sublandlord shall be subject to reconciliation as provided for in Article 28 the Overlease.

          (iii) A separate meter shall measure the consumption of electrical energy in the Additional Space and Subtenant shall pay for the consumption of electrical energy on the basis of Overlandlord's average cost of electricity for the Building per KWH (determined in accordance with the Overlease) plus an additional eight percent (8%) thereof to reimburse Sublandlord for overhead and supervision payable by Sublandlord to Overlandlord under the Overlease, as described in, and as may be adjusted from time to time pursuant to, Article 29.

     5. Subletting and Assignment . Subject to Paragraph 11 of the Sublease, Subtenant shall have the right to sublease or assign a portion or all of the Additional Space and/or the Premises.

     6. Brokerage. Sublandlord and Subtenant represent to each other that in the negotiation of this Agreement they have dealt with no brokers other than Cushman & Wakefield, Inc. and Galbreath Company (collectively, the "Brokers"), and that no conversations or negotiations were had with any broker except the Brokers concerning the subletting of the Additional Space. Sublandlord and Subtenant each agree to hold the other harmless against any claims for a brokerage commission arising out of any conversations or negotiations had by either with any broker other than the Brokers. Sublandlord shall be responsible for any commission payable to the Brokers in connection with the Agreement pursuant to separate agreements between Sublandlord and the Brokers.

     7. Guarantee. GKN Securities Corp. has agreed to guarantee to Sublandlord the performance of the obligations of Subtenant under this Agreement and under the Sublease.

     8. Conflicts. If and to the extent that any of the provisions of this Agreement conflict with or are otherwise inconsistent with any of the provisions of the Sublease, whether or not such inconsistency is expressly noted in this Agreement, the provisions of this Agreement shall prevail.

     9. No Modifications. Except as modified by this Agreement, all covenants, agreements, terms and conditions of the Sublease shall remain in full force and effect and are hereby in all respects ratified and confirmed.

     10. Binding on successors and Assigns. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors (except as otherwise provided in the Sublease) and their respective assigns.

     11. Amendments. This Agreement may not be changed orally, but only by agreement, in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     12. Reference to Sublease. Except as amended hereby, the Sublease remains in full force and effect and all future reference to the Sublease shall mean and refer to the Sublease as amended and modified by this Agreement.

     13. Consent of Overlandlord. This Agreement shall be of no force or effect unless and until consented to by the Overlandlord.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        SMITH NEW COURT CARL MARKS, INC.

                                        By: [ILLEGIBLE]
                                            ---------------------------------

                                        GKN HOLDINGS CORP.

                                        By: [ILLEGIBLE]
                                            ---------------------------------

                                        As to Paragraph 7

                                        GKN SECURITIES, CORP.

                                        By: [ILLEGIBLE]
                                            ---------------------------------

AGREED TO AND ACCEPTED BY:

NINETEEN NEW YORK PROPERTIES
  LIMITED PARTNERSHIP

By: ___________________________

                                   [EXHIBIT A]



                        [GKN Expansion Space Floor Plan]

                                Smith New Court
                                Carl Marks, Inc.
                              114 West 47th Street
                            New York, New York 10036


                                            October 4, 1991

GKN Holdings Corp
500 fifth Avenue
  Suite 2282
New York, New York  10110

     Re: Amendment of Sublease dated on even date hereof by and between Smith New Court Carl Marks, Inc., as Sublandlord ("Sublandlord") and GKN Holdings, Corp., as Subtenant ("Subtenant") (the "Agreement")

     Reference is hereby made to (i) that certain Agreement of Lease dated as of January 15, 1986 as amended by the Amendment to Agreement of Lease (the "Amendment") dated as of March 31, 1986 (the "First Amendment") and the Second Amendment to Agreement of Lease dated as of August 7, 1987 (the "Second Amendment") (the Agreement of Lease, as so amended, the "Overlease") and (ii) that certain Sublease dated as of August 27, 1990 (as amended by the Agreement, the "Sublease"). All capitalized terms used herein shall have the meaning ascribed to them in the Sublease.

     In consideration of the execution of the Agreement this letter shall confirm our understanding and agreement that:

     1. Subtenant shall make any and all necessary or desired Alteration to the Additional Space, in accordance with the requirements of Article 3 of the Overlease and Paragraph 7 of the Sublease.

     2. Sublandlord shall reimburse Subtenant for the cost and expense subtenant may reasonably incur in connection with such Alterations, provided, however, that in no event shall the Sublandlord be responsible for the

GKN Holdings Corp
October 4, 1991
Page Two


cost of such Alterations in excess of one hundred thousand dollars ($100,000.00) (the "Reimbursement").

     3. Sublandlord shall credit the Reimbursement against Subtenant's Base Rent for the calendar month immediately following Sublandlord's receipt from Subtenant of (i) a written request for such credit from Subtenant, and (ii) copies of all receipts, bills and invoices (collectively, the "Bills") which have been submitted by contractors to Subtenant in connection with the Alterations.

     4. Sublandlord shall use reasonable efforts to cause Overlandlord to comply with the terms of Article 41(C)(i) of the Overlease.

     This letter agreement may be executed in one of more counterparts, and each counterpart will, for all such purposes be deemed an original instrument, but all such counterparts together will constitute but one and the same instrument.

     Sublandlord acknowledges that Subtenant is not in default under the terms of the Sublease.

     Please indicate your agreement to the provisions contained herein by executing a counterpart of this letter agreement where indicated below and returning the same to the undersigned.

                                        SMITH NEW COURT
                                        CARL MARKS, INC.


                                        By: [ILLEGIBLE]
                                            --------------------------


Accepted and agreed to
this     day
of October, 1991

GKN HOLDINGS CORP, INC.

By: [ILLEGIBLE]
    -------------------------------

                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                919 THIRD AVENUE
                               NEW YORK 10022-3897
                                 (212) 735-3000

FAX: (212) 735-2000                                          BOSTON
                                                             BRUSSELS
DIRECT DIAL                                                  CHICAGO
                                                             HONG KONG
                                                             LONDON
                                                             LOS ANGELES
                                                             SAN FRANSISCO
                                                             SYDNEY
                                                             TOKYO
                                                             TORONTO
                                                             WASHINGTON D.C.
                                                             WILMINGTON

                                         September 13, 1990


By Hand

Mr. David K. Nussbaum
GKN Holdings Corp.
500 Fifth Avenue
Suite 2822
New York, New York  10110

     Re: Sublease between Smith New Court, Carl Marks, Inc., as Sublandlord, and GKN Holdings, Inc., as Subtenant.

Dear David:

     At Roger Roisman's request, enclosed herein please find five (5) execution copies of the Consent to Sublease. After execution please deliver the documents to Cushman and Wakefield, Inc., 100 Wall Street, New York, New York 10005;
Attention: Mr. Robert Lowe.

                                        Very truly yours

                                        /s/ Andrew J. Bernstein

                                        Andrew J. Bernstein

                                                          SPINOFF DOCUMENT 0130X
                                                          88690-1


                             61 BROADWAY ASSOCIATES
                            c/o The Galbreath Company
                                   61 Broadway
                            New York, New York 10006


                                                              September 13, 1990


Smith New Court Carl Marks, Inc.
61 Broadway
New York, New York 10006

     Re: Lease dated January 15, 1986 between Nineteen New York Properties Limited Partnership successor in interest to 61 Broadway ("Landlord"), and Smith New Court Inc., predecessor in interest to Smith New Court Carl Marks, Inc. ("Tenant"), covering a portion of the twelfth (12th) floor (the "Premises") in the building known as 61 Broadway, New York, New York (the "Building"). (Said lease as amended is referred to herein as the "Lease".)

Gentlemen:

     In accordance with your request, Landlord hereby grants permission to Tenant to sublease a portion of the Premises (the "Sublet Space") pursuant to an agreement dated August 27, 1990 (the "Sublease Agreement"), between Tenant and GKN Holdings Corp (the "Subtenant"), a copy of which Sublease Agreement is annexed hereto and made a part hereof as Exhibit A, for a term commencing on about October 1, 1990, and ending on February 27, 1998, which subletting, however, shall be subject to the following terms and conditions:

     1. Neither this letter agreement, nor the Sublease, nor any acceptance of rent by Landlord from Subtenant, shall operate to waive, modify, release or in any manner affect Tenant's liability under the Lease. No other sublease of all or of any part of the Premises affected by the Lease shall be made by Tenant without the prior written approval of Landlord, except as provided in the Lease.

     2. Tenant and Subtenant represent and warrant that no rent or other consideration is being paid or is payable to Tenant by Subtenant for the right to use or occupy the Sublet Space or for the use, sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property in excess of the pro rata portion of the rent for the Sublet Space now being paid by Tenant to Landlord pursuant to the terms of the Lease, and Tenant and Subtenant represent and warrant that the Sublease is the complete, true and correct agreement between the parties. If such rent or other consideration exceeds such pro rata portion of the rent, Tenant shall pay to Landlord such excess in accordance with, and subject to, the provisions of the Lease.

     3. Subtenant will use and occupy the Sublet Space for executive offices relating to Subtenant's business;

Subtenant shall not use or occupy, or permit the use or occupancy of, the Sublet Space or any part thereof, for any purpose other than the purpose specifically set forth above in this sentence, or in any manner which, in Landlord's judgment, shall adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of the building, or with the proper and economical rendition of any such service, or with the use or enjoyment of any part of the Building by any other tenant or occupant. No alternations shall be made by Tenant or Subtenant in the Sublet Space without the prior written consent of Landlord, except as provided in the Lease.

     4. If, at any time prior to the expiration of the term of the Sublease, the term of the Lease shall terminate or be terminated as a result of any default under the Lease or by operation of law, the Sublease and the term granted thereby shall terminate, and, on or prior to the date of such termination of the Sublease, Subtenant, at Subtenant's sole cost and expense, (i) shall quit and surrender the Sublet Space to Landlord, broom clean and in good order and condition, ordinary wear excepted, and (ii) shall repair all damage to the Sublet Space occasioned by such removal. Landlord shall have the right to retain any property and effects which shall remain in the Sublet Space after such termination, and any net proceeds from the sale thereof, without waiving Landlord's rights with respect to any default by Subtenant under the foregoing provisions of this paragraph. Subtenant expressly waives, for itself and for any person claiming through or under Subtenant, any rights which Subtenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force, in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this paragraph. If the date of such termination shall fall on a Sunday or holiday, then Subtenant's obligations under the first sentence of this paragraph shall be performed on or prior to the Saturday or business day immediately preceding such Sunday or holiday. Subtenant's obligations under this paragraph shall survive the expiration or sooner termination of the terms of the Lease and the Sublease. Notwithstanding the foregoing provisions of this paragraph, in the event that Subtenant shall be required to attorn pursuant to the provisions of paragraph 5 of this letter agreement, the foregoing provisions of this paragraph shall have no force or effect.

     5. If, at any time prior to the expiration of the term of the Sublease, the term of the Lease shall terminate or be terminated for any reason, Subtenant agrees, at the election and upon demand of Landlord or any other owner of the real property, or of the holder of any mortgage in possession of the real property or the Building, or of any lessee under the lease to which the Sublease shall be subject and subordinate, to attorn, from time to time, to Landlord or any such owner, holder or lessee, upon the then executory terms and conditions set forth in the Sublease for the remainder of the term demised in the Sublease, provided that Landlord or such owner, holder or lessee, as the case may be, shall then be entitled to possession of the Sublet Space. The foregoing provisions of this paragraph shall ensure to the benefit of any such owner, holder or lessee, shall apply notwithstanding that, as a matter of law, the Sublease may terminate upon the termination of the Lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Upon demand of Landlord or any such owner, holder or lessee, Subtenant agrees, however, to execute, from time to time, instruments in confirmation of the foregoing provisions of this paragraph, satisfactory to Landlord or any such owner, holder or lessee, in which Subtenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy. Nothing contained in this paragraph shall be construed to impair any right otherwise exercisable by Landlord or any such owner, holder or lessee. Upon request of Landlord or any such owner, holder or lessee, whether or not made prior to such termination,

Tenant and Subtenant shall deliver an executed counterpart of the Sublease to Landlord.

     6. Subtenant shall obtain and maintain throughout the term of the Sublease, in Subtenant's fire insurance policies covering Subtenant's property in the Sublet Space, and Subtenant's use and occupancy of the Sublet Space (and shall cause any other permitted occupants of the Sublet Space to obtain and maintain, in similar policies), provisions to the effect that such policies shall not be invalidated should the insured waive, in writing prior to a loss, any or all right of recovery against any party for loss occasioned by fire or other casualty which is an insured risk under such policies. In the event that at any time the fire insurance carriers issuing such policies shall exact an additional premium for the inclusion of such or similar provisions, Subtenant shall give Landlord and Tenant notice thereof. In such event, Tenant shall reimburse Subtenant for such additional premium for the remainder of the term of the Sublease. As long as such or similar provisions are included in such fire insurance policies then in force, Subtenant hereby waives (and agrees to cause any other permitted occupants of the Sublet Space to execute and deliver to Landlord written instruments waiving) any right of recovery against Landlord, Tenant, any lessors under any ground or underlying leases, any other tenants and occupants of the Building, and any servants, employees, agents or contractors of Landlord, Tenant or of any such lessor, or of any such other tenants or occupants, for any loss occasioned by fire or other casualty which is an insured risk under such policies. In the event that at any time any such fire insurance carriers shall not include such or similar provisions in any such fire insurance policy, the waiver set forth in the foregoing sentence shall, upon notice given by Subtenant to Landlord and Tenant, be deemed of no further force or effect from and after the giving of such notice. During any period while the foregoing waiver of right of recovery is in effect, Subtenant, or any other permitted occupant of the Sublet Space, as the case may be, shall look solely to the proceeds of such policies to compensate Subtenant or such other permitted occupants for any loss occasioned by fire or other casualty which is an insured risk under such policies.

     7. Subtenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, covenants that, without the prior consent of Landlord in each instance, it shall not (i) assign, mortgage or encumber its interest in the Sublease, or (ii) sublet, or permit the subletting of, the Sublet Space or any part thereof, or (iii) permit the Sublet Space or any part thereof to be occupied, or used for desk space, mailing privileges or otherwise, by any person other than Subtenant.

     8. In the event Landlord shall grant its consent to any subletting or assignment by Tenant or Subtenant, the form of the proposed sublease or instrument of assignment (a) shall be in form reasonably satisfactory to Landlord, and, without limitation, (I) shall not provide for a rental or other payment for the use, occupancy or utilization of the space demised thereby based in whole or in part on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales and (II) shall provide that no person having an interest in the possession, use, occupancy or utilization of the space demised thereby shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of such space which provides for a rental or other payment for such use, occupancy or utilization in whole or in part on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales, and that any such purported lease, sublease, concession or other agreement shall be absolutely void and ineffective ab initio and

(b) such assignment or subletting shall comply with the applicable provisions of
Article 12 of the Lease.

     9. The Sublease is subject and subordinate in all respects to the Lease and to all of the terms, covenants and conditions thereof. Subtenant shall not violate or permit the violation of any of the terms, covenants and conditions of the Lease including, but not limited to, the Building Rules and Regulations. The principal terms and conditions of the Sublease set forth above in this agreement shall not be modified without the prior written consent of Landlord. If Tenant shall terminate or shall give any notice to Subtenant terminating the Sublease, Tenant shall notify Landlord thereof promptly thereafter. Any notices, demands, requests or other communications given or required to be given under this letter agreement shall be effective only if given in writing, sent by registered or certified mail (return receipt requested).

     10. The parties agree that (a) Subtenant may deal directly with Landlord and/or the manager of the Building with respect to repairs, maintenance, overtime HVAC, porter activities and the like within the Sublet Space and, (b) such items may (at Landlord's option) be billed directly from Landlord to Subtenant provided, however, that (i) the cost of such items shall not exceed $2,500 per request by Subtenant,

(ii) Tenant shall remain jointly and severally liable with Subtenant for the payment of all such services to Landlord as additional rent under the Lease and
(iii) the performance or providing of such work or services, or the billing therefor, directly to Subtenant shall not create, or be deemed to create, a direct lease or any privity of estate or contract between Landlord and Subtenant nor be deemed a recognition or consent by Landlord to the Sublease or Subtenant's rights thereunder beyond those otherwise specifically covered in this letter agreement nor modify, abrogate or change Tenant's agreements or obligations under the Lease or Tenant's and Subtenant's agreements and obligations under this letter agreement.

     11. If any laws, orders, rules or regulations of any applicable governmental authority require that any asbestos or other hazardous material contained in or about the Sublet Space be dealt with in any particular manner in connection with any change of the Sublet Space or otherwise, then it shall be Subtenant's obligation, at Subtenant's expense, to deal with such asbestos or any other hazardous material in accordance with all such laws, orders, rules and regulations. In the event Subtenant is required to deal with asbestos or other hazardous material in accordance with the foregoing provisions of this subparagraph, then, notwithstanding anything herein to the contrary, Landlord, at Landlord's election, shall have the option to deal with such asbestos or other hazardous material itself and, in such event, Subtenant shall reimburse Landlord for all of Landlord's costs and expenses in connection therewith within ten (10) days next following the rendition of a statement by Landlord to Subtenant requesting such reimbursement. If Subtenant shall fail to so reimburse Landlord for the aforesaid costs and expenses within the ten (10) day period referred to above, then notwithstanding anything contained in the Lease to the contrary, such costs and expenses shall, at Landlord's option, be paid by Tenant to Landlord, within ten (10) days next following of Landlord's demand therefor.

     12. In the event that there shall be any conflict between the terms, covenants and conditions of this letter agreement and the terms, covenants and conditions of the Sublease, then the terms, covenants and conditions of this letter agreement shall prevail in each instance, and any conflicting terms, covenants or conditions of the Sublease shall be deemed modified to conform with the terms, covenants and conditions of this agreement.

     13. Tenant will pay to Landlord a $1,000 administration fee to reimburse Landlord for the time expended in reviewing and processing the request for subletting the

Sublet Space at Tenant's execution hereof and will pay Landlord's legal fees incurred in connection with the preparation of this letter agreement within five
(5) days after receipt of a bill therefor.

     14. Except as herein expressly modified, the Lease is hereby ratified in all respects.

     If this letter agreement accurately reflects your understanding and agreement as to the matters hereinabove set forth, please sign this letter agreement and have Subtenant sign this letter agreement where indicated below and return six (6) executed copies to the undersigned.

                                            Very truly yours,



                                            61 BROADWAY ASSOCIATES, Landlord



                                            By: 61 PT Realty Corporation


                                                By:_____________________________
                                                          Vice President


Accepted and Agreed to this

_____ day of September, 1990.


GKN Holdings Corp
- ---------------------------------
         (Subtenant)

By: /s/ Robert Gladstone
    -----------------------------
    Name Robert Gladstone
    Title: Managing Director

Accepted and Agreed to this
_______ day of _____________, 1990.


Smith New Court Carl Marks, Inc.
- ------------------------------------
           (Tenant)


By:_________________________________
   Name_____________________________
   Title:___________________________

                                    EXHIBIT A

                        Attach Copy of Sublease Agreement

                               AGREEMENT OF LEASE

                                     between

                      METROPOLITAN LIFE INSURANCE COMPANY,

                                    Landlord

                                       and

                              GKN SECURITIES CORP.,

                                     Tenant

                            Dated: December 30, 1993


                                    Premises:
                                   61 Broadway
                            New York, New York 10006

                                TABLE OF CONTENTS

ARTICLE                                                    PAGE
- -------                                                    ----
 1   GLOSSARY ...........................................    2
 2   DEMISE, PREMISES, TERM, RENT .......................    7
 3   ESCALATION .........................................   11
 4   ELECTRICITY ........................................   20
 5   USE AND OCCUPANCY ..................................   24
 6   ALTERATIONS ........................................   25
 7   REPAIRS; FLOOR LOAD ................................   28
 8   WINDOW CLEANING ....................................   30
 9   REQUIREMENTS OF LAW ................................   30
10   SUBORDINATION ......................................   33
11   RULES AND REGULATIONS ..............................   36
12   INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT...   36
13   DESTRUCTION BY FIRE OR OTHER CAUSE .................   41
14   EMINENT DOMAIN .....................................   44
15   ASSIGNMENT, SUBLETTING, MORTGAGE, ETC ..............   45
16   ACCESS TO PREMISES .................................   55
17   CERTIFICATE OF OCCUPANCY ...........................   56
18   DEFAULT ............................................   57
19   REMEDIES AND DAMAGES ...............................   60
20   FEES AND EXPENSES ..................................   62
21   NO REPRESENTATIONS BY LANDLORD .....................   63
22   END OF TERM ........................................   63
23   POSSESSION .........................................   64
24   NO WAIVER ..........................................   65
25   WAIVER OF TRIAL BY JURY ............................   66

26   INABILITY TO PERFORM ...............................   66
27   BILLS AND NOTICES ..................................   67
28   SERVICES AND EQUIPMENT .............................   68
29   PARTNERSHIP TENANT .................................   73
30   VAULT SPACE ........................................   74
31   SIGNS ..............................................   74
32   BROKER .............................................   75
33   INDEMNITY ..........................................   75
34   ADJACENT EXCAVATION; SHORING .......................   76
35   RESERVED ...........................................   76
36   RENT REGULATION ....................................   76
37   COVENANT OF QUIET ENJOYMENT ........................   77
38   MISCELLANEOUS ......................................   77


SCHEDULE A - Floor Plan of the Premises
SCHEDULE B - Rules and Regulations
SCHEDULE C - Heating and Cooling Specifications
SCHEDULE D - Cleaning Services
SCHEDULE E - General Partners Comprising Tenant
SCHEDULE F - Commencement Date Agreement
SCHEDULE G - Landlord's Work

     AGREEMENT OF LEASE, made as of the 30 day of December, 1993, between Metropolitan Life Insurance Company, a New York corporation, having an address at One Madison Avenue, New York, New York 10010, as Landlord, and GKN Securities Corp., a Delaware corporation having an address at 61 Broadway, New York, New York, as Tenant.

                                 REFERENCE PAGE

     In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have the meanings set forth in this Reference Page.

     (1) Premises:             The portion of the twenty-seventh (27th) floor of
                               the Building, known as approximately shown hatched on the floor plan annexed hereto as Schedule A.

     (2)  Commencement Date:   The Substantial Completion Date or the date
                               Tenant or any Person claiming under or through Tenant first occupies the Premises for the conduct of its business, whichever occurs earlier.

     (3)  Rent Commencement
            Date: The date which is four (4) months after the Commencement Date.

     (4)  Fixed Expiration
            Date:              February 28, 1998.

     (5)  Term:                The period from the Commencement Date to the
                               Fixed Expiration Date.

     (6)  Fixed Rent:          $108,846.25 per annum from the Rent Commencement
                               Date to and including the Fixed Expiration Date.

     (7)  Monthly Installment
            of Fixed Rent:     $9,070.52 per month from the Rent Commencement
                               Date to and including the Fixed Expiration Date.

     (8)  Electric Inclusion
            Amount: $12,603.25, subject to adjustment in accordance with Article 4.

     (9)  Tenant's Share:      .7359%

     (10) Base Tax Factor:     The Taxes payable for the calendar year beginning
                               January 1, 1994.

     (11) Base Operating
          Factor: The Operating Expenses paid or incurred with respect to the Operating Year beginning January 1, 1994.

     (12) Permitted Use:       General, executive and administrative offices.

     (13) Broker(s):           Galbreath Riverbank, L.P.


                                   WITNESSETH:

     The parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:

                                    ARTICLE 1

                                    GLOSSARY

     The following terms shall have the meanings indicated below:

     "Additional Rent" shall have the meaning set forth in Section 2.2

     "Administrative Code" shall mean the Administrative Code of the City of New York, as amended.

     "Alterations" shall mean alterations, installations, repairs, improvements, additions, replacements or other physical changes in or about the Premises, other than those, if any, made by Landlord in accordance with any provisions of this Lease in order to prepare the Premises for Tenant's initial occupancy.

     "Applicable Rate" shall mean the lesser of (x) twelve (12%) per annum, and
(y) the maximum rate permitted by applicable law.

     "ASHRAE" shall mean the American Society of Heating, Refrigeration and Air-Conditioning Engineers.

     "Bankruptcy Code" shall mean 11 U.S.C. Section 101 et seq., or any statute, federal or state, of similar nature and purpose.

     "Base Rate" shall mean the rate of interest publicly announced from time to time by Citibank, N.A., or its successor, as its "base rate" (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its "base rate").

     "Building" shall mean the buildings, equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon the Land and any and all alterations, renewals, and replacements thereof, additions thereto and substitutions therefor.

     "Building Systems" shall mean the base building mechanical, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, life-safety and other service systems of the Building, but shall not include installations made by Tenant or fixtures or appliances.

     "Business Days" shall mean all days, excluding Saturdays, Sundays and all days observed as holidays by the State of New York, the federal government or the labor unions servicing the Building.

     "Control" shall have the meaning set forth in Section 15.3.

     "Deficiency" shall have the meaning set forth in Section 19.2.

     "Electric Inclusion Amount" is the amount set forth in the Reference Page (as adjusted pursuant to Article 4) and is the amount included in the Fixed Rent for the purposes set forth in Section 4.1.

     "Escalation Rent" shall mean payments required to be made by Tenant pursuant to Article 3.

     "Event of Default" shall have the meaning set forth in Section 18.1.

     "Expiration Date" shall mean the Fixed Expiration Date or such earlier or later date on which the Term sooner or later ends pursuant to any of the terms, conditions or covenants of this Lease or pursuant to Law.

     "Government Authority (Authorities)" shall mean the United States of America, the State of New York, the City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

     "HVAC" shall mean heat, ventilation and air conditioning.

     "HVAC Systems" shall mean the Building Systems providing HVAC.

     "Hazardous Materials" shall have the meaning set forth in Section 9.2.

     "Indemnitees" shall mean Landlord, its partners, shareholders, officers, directors, employees and agents only with respect to their activities relating to the Real Property or any portion thereof.

     "Land" shall mean the land known by the address of 61 Broadway, New York, New York 10006.

     "Landlord" on the date as of which this Lease is made, shall mean Metropolitan Life Insurance Company, a New York corporation, but thereafter, "Landlord" shall mean only the fee owner of the Real Property or, if there then exists a Superior Lease, the tenant thereunder.

     "Landlord's Operating Statement" shall mean a statement containing a computation of Escalation Rent due pursuant to the provisions of Section 3.3 furnished by Landlord to Tenant.

     "Landlord's Statement" shall mean either a Landlord's Operating Statement or a Landlord's Tax Statement.

     "Landlord's Tax Statement" shall mean a statement containing a computation of Escalation Rent due pursuant to the provisions of Section 3.2 furnished by Landlord to Tenant.

     "Landlord's Work" shall have the meaning set forth in Schedule G annexed hereto.

     "Lessor(s)" shall mean a lessor under a Superior Lease.

     "Manager" shall mean Galbreath Riverbank, L.P. or any successor contractor under Landlord's contract for the management of the Building.

     "Mortgage(s)" shall mean any trust indenture or mortgage which may now or hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

     "Mortgagee(s)" shall mean any trustee under or mortgagee or holder of a Mortgage.

     "Notice(s)" shall have the meaning set forth in Section 27.1.

     "Operating Expenses" shall have the meaning set forth in Section 3.1.

     "Operating Hours" shall mean 8:00 a.m. to 6:00 p.m. on Business Days.

     "Operating Year" shall mean each calendar year that includes any part of the Term.

     "Overtime Periods" shall have the meaning set forth in Section 28.2.

     "Parties" shall have the meaning set forth in Section 38.2.

     "Partnership Tenant" shall have the meaning set forth in Article 29.

     "Person(s) or person(s)" shall mean any natural person or persons, a partnership, a corporation and any other form of business or legal association or entity.

     "Persons Within Recapture Subtenant's Control" shall mean and include Recapture Subtenant (as defined in Article 15), all of Recapture Subtenant's respective principals, officers, agents, contractors, servants, employees, licensees and invitees.

     "Persons Within Tenant's Control" shall mean and include Tenant, all of Tenant's respective principals, officers, agents, contractors, servants, employees, licensees and invitees.

     "Prevailing Rate" shall have the meaning set forth in Section 15.4.

     "Real Property" shall mean the Building and the Land.

     "Recapture Space" shall have the meaning set forth in Section 15.4.

     "Recapture Sublease" shall have the meaning set forth in Section 15.4.

     "Recapture Subtenant" shall have the meaning set forth in Section 15.4.

     "Rental" shall mean and be deemed to include Fixed Rent, Additional Rent and any other sums payable by Tenant hereunder.

     "Requirements" shall mean (i) all present and future laws, rules, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, retroactive and prospective, of all Governmental Authorities now existing or hereafter created, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Real Property, or any street, avenue or sidewalk comprising a part or in front thereof or any vault in or under the same, or requiring removal of any encroachment, or affecting the maintenance, use or occupation of the Real Property, (ii) all requirements, obligations and conditions of all instruments of record on the date of this Lease, and (iii) all requirements, obligations and conditions imposed by the carrier of Landlord's hazard insurance policy for the Building.

     "Rules and Regulations" shall mean the rules and regulations annexed hereto as Schedule B, and such other and further reasonable rules and regulations as Landlord and Landlord's agents may from time to time adopt, on notice to Tenant to be given in accordance with the terms of this Lease.

     "Sublease Additional Rent" shall have the meaning set forth in Section
15.5.

     "Substantially Completed" or "Substantial Completion" shall, whenever used in this Lease with respect to Landlord's Work, be deemed to mean that state of the progress of such work as shall enable Tenant to have (a) the services to be provided to Tenant pursuant to Article 28 hereof, and (b) access to the Premises to commence Tenant's use and occupancy of the Premises for Tenant's normal business purposes without material interference by reason of the completion of unfinished details of Landlord's Work. Within 10 days after the Commencement Date, Tenant shall deliver to Landlord a punchlist of items of unfinished Landlord's Work ("Tenant's Punchlist"). Landlord shall diligently complete the unfinished items of work identified in Tenant's Punchlist.

     "Substantial Completion Date" shall mean the date that Landlord's Work shall be Substantially Completed.

     "Superior Lease(s)" shall mean all ground or underlying leases of the Real Property or the Building heretofore or hereafter made by Landlord and all renewals, extensions, supplements and modifications thereof.

     "Taxes" shall have the meaning set forth in Section 3.1.

     "Tax Year" shall mean each period of twelve (12) months, commencing on the first day of July of each year, that includes any part of the Term, or such other period of twelve (12) months as may be duly adopted as the fiscal year for real estate tax purposes by the City of New York.

     "Tenant", on the date as of which this Lease is made, shall mean the Tenant named in this Lease, but thereafter "Tenant" shall mean only the tenant under this Lease at the time in question; provided, however, that the Tenant named in this Lease and any successor tenant hereunder shall not be released from liability hereunder in the event of any assignment of this Lease.

     "Tenant's Operating Payment" shall have the meaning set forth in Section
3.3.

     "Tenant's Projected Operating Share" shall have the meaning set forth in
Section 3.3.

     "Tenant's Property" shall mean Tenant's movable fixtures and movable partitions, telephone and other equipment, furniture, furnishings and other movable items of personal property.

     "Tenant's Tax Payment" shall have the meaning set forth in Section 3.2.

     "Unavoidable Delays" shall have the meaning set forth in Article 26.

                                    ARTICLE 2

                          DEMISE, PREMISES, TERM, RENT

     Section 2.1. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises for the Term to commence, subject to Article 23, on the Commencement Date and to end on the Fixed Expiration Date, unless earlier terminated or extended as provided herein.

     Section 2.2. Commencing upon the Rent Commencement Date, Tenant shall pay to Landlord, in lawful money of the United States of America, without notice or demand, by good and sufficient check drawn to Landlord's order on a bank or trust company with an office in the Borough of Manhattan, the City of New York, State of New York, at the office of Landlord or at such other place as Landlord may designate from time to time, the following:

          (A) the Fixed Rent, at the annual fixed rental rate set forth in the Reference Page, which shall be payable in equal Monthly Installments of Fixed Rent in advance on the first day of each and every calendar month during the Term, except that the first Monthly Installment of Fixed Rent shall be payable by Tenant upon execution of this Lease; and

          (B) additional rent ("Additional Rent") consisting of all other sums of money (including, without limitation, Escalation Rent) as shall become due from and be payable by Tenant hereunder (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Fixed
Rent).

     Section 2.3. If the Rent Commencement Date is other than the first day of a calendar month, or the Fixed Expiration Date is other than the last day of a calendar month, Fixed Rent for such month shall be prorated on a per diem basis.

     Section 2.4. If prior to the Rent Commencement Date, Tenant shall occupy any portion of the Premises for the performance of work in the Premises or otherwise, Tenant shall, commencing as of the date of such occupancy, pay Landlord's charges for (i) electricity, at the rate of $2.75 per rentable square foot per year (with respect to the portion of the Premises so occupied) and (ii) such items for which Tenant is separately billed hereunder, including, without limitation, overtime use of freight elevator and HVAC service and extra cleaning services. Such charges and items shall be payable to Landlord within 30 days after demand.

     Section 2.5. Tenant shall pay the Fixed Rent and Additional Rent when due without abatement, deduction, counterclaim, setoff or defense for any reason whatsoever, except said abatement as may be occasioned by the occurrence of any event permitting an abatement of Fixed Rent and Escalation Rent as specifically set forth in Articles 13 and 14.

     Section 2.6. Landlord will give Tenant written notice at least ten (10) days in advance of the date when Landlord expects the Premises to be Substantially Completed, but Landlord shall not incur any liability whatsoever to Tenant in the event the Premises are not Substantially Completed by such date.

     Section 2.7. Landlord may submit to Tenant a written agreement, substantially in the form annexed as Schedule F, confirming the dates filed by Landlord, in accordance with the provisions of this Lease, as the Commencement Date and the Fixed Expiration Date and Tenant shall execute such agreement and return it to Landlord within fifteen (15) calendar days thereafter. Any failure of the parties to execute such written agreement shall not affect the validity of the Commencement Date or the Fixed Expiration Date as fixed and determined by Landlord as aforesaid.

     Section 2.8. Landlord will send bills or invoices to Tenant for the Rental due hereunder, but Landlord's failure to send, or Tenant's failure to receive, any such bills or invoices shall not affect Tenant's obligations to pay the Rental due under this Lease.

     Section 2.9. Landlord and Tenant agree that, notwithstanding any method of measurement of the rentable square footage of the Premises or the Building that may now or subsequently be employed, (i) the rentable square footage of the Premises for the purposes of this Lease is 4,583 square feet and (ii) the rentable square footage of the Building is 622,729 square feet. Neither Landlord nor Tenant may dispute or seek to change such measurements.

     Section 2.10. Notwithstanding anything contained in Article 23 to the contrary, if the Commencement Date shall not have occurred on or before January 23, 1994 (such date, the "Finish Date") and provided that no Event of Default shall have occurred and be continuing, then Tenant shall be granted an additional credit against Fixed Rent (the "Finish Date Rent Credit") equal to $131.84 for each day beyond the Finish Date that the Commencement Date is delayed (subject to the last sentence of this Section 2.10). The Finish Date Rent Credit shall be applied to the first Monthly Installments of Fixed Rent accruing under this Lease after the Rent Commencement Date. To the extent that the Commencement Date shall be delayed beyond the Finish Date by reason of a "Tenant's Delay" (as hereinafter defined) or by Article 26, the date that shall constitute the Finish Date shall not be the sixtieth day after the date of this Lease but shall be delayed by the period of time equal to the duration of all such delays. As used herein, the term "Tenant's Delay" shall mean a delay in the Substantial Completion of Landlord's Work, or any portion thereof, due to any act or omission of Tenant, its contractors, subcontractors, architects, space designers, agents or employees, including, without limitation, delays due to failure by Tenant timely to deliver plans, Tenant's making changes in its plans or in Landlord's Work, delays in submission of information or giving authorizations or approvals, or delays resulting from the fact that, under good construction practice, portions of Landlord's Work must be scheduled after the completion of certain items of Tenant's Installations (as hereinafter defined). The parties recognize that a Tenant's Delay may be aggravated or extended by a strike, labor problem, materials or labor shortage, or loss of time due to construction scheduling changes occasioned by such Tenant's Delay or other Unavoidable Delays, any or all of which would not have adversely affected the timely completion of Landlord's Work in the absence of such

Tenant's Delay, and agree that the duration of Tenant's Delay should include all delays resulting from such other causes, notwithstanding that as a result thereof, the Tenant's Delay in question may substantially exceed, in duration, the length of time during which the act or omission of Tenant or Persons Within Tenant's Control causing such Tenant's Delay may have occurred or continued.

     Section 2.11. In the event Tenant shall desire to make any installations (herein called "Tenant's Installations") which are not to be made by Landlord for Tenant, the following shall apply:

     (i) On condition that such Tenant's Installations will not require any structural change, and further provided that all Landlord's Work required to be made by Landlord therein shall have reached a point with respect to which, in Landlord's sole judgment, exercised in good faith, the making of Tenant's Installations will not delay or hamper Landlord in the completion of Landlord's Work, prior to the Commencement Date, Tenant may enter the Premises for the purpose of making Tenant's Installations subject, however, to the applicable provisions of Article 6 of this Lease.

     (ii) Prior to the Commencement Date, any entry by Tenant in or on the Premises shall be at Tenant's sole risk. Tenant's Installations shall be completed free of all liens and encumbrances.

     (iii) Tenant agrees that in performing any work for or on behalf of Tenant the labor employed by Tenant shall always be harmonious and compatible with the labor employed by Landlord and/or any contractors or subcontractors of Landlord. Should such labor, in Landlord's sole opinion, be incompatible, Landlord may require Tenant to withdraw from the Premises immediately.

     (iv) In the event Tenant or any agent or contractor of Tenant shall enter upon the Premises or any other part of the Building, Tenant agrees to indemnify and save Landlord free and harmless from and against any and all claims whatsoever arising out of said entry or any work performed by such contractor. Tenant's agents, contractors and their employees shall comply with the special rules, regulations and requirements of Building management for the performance of work and coordination of said agents, contractors and their employees so as to avoid the intrusion into the operation of the Building and the business operation of other tenants.

     (v) In no event shall the scope of Landlord's Work be broadened to include any repairs, Alterations or restorations made necessary due to the performance by Tenant of Tenant's Installations in the Premises.

                                    ARTICLE 3

                                   ESCALATION

     Section 3.1. For the purposes of this Article 3, the following terms shall have the meanings set forth below:

          (A) "Operating Expenses" shall mean the aggregate of those costs and expenses (and taxes thereon, if any) paid or incurred by Landlord or on behalf of Landlord with respect to the operation, cleaning, repair, safety, replacement, management, security and maintenance solely of the Real Property, Building Systems, sidewalks, curbs, plazas, and other areas adjacent to the Building, and with respect to the services provided to tenants, including, without limitation: (i) salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plans and other benefits or similar expenses relating to employees of Landlord engaged in the operation, cleaning, repair, safety, replacement, management, security or maintenance solely of the Real Property and the Building Systems or in providing services to tenants; (ii) social security, unemployment and other payroll taxes, the cost of providing disability and worker's compensation coverage imposed by any Requirement, union contact or otherwise with respect to said employees; (iii) the cost of gas, oil, steam, water, sewer rental, HVAC and other utilities furnished to the Building and utility taxes (other than those costs paid by other tenants for their respective portion of the Building); (iv) the expenses incurred for casualty, rent, liability, fidelity, plate glass and any other insurance; (v) the cost of repairs, maintenance and painting, including the cost of acquiring or renting all supplies, tools, materials and equipment used in operating or repairing the Building; (vi) expenditures, whether by purchase or lease, for capital improvements and capital equipment that under generally accepted accounting principles, consistently applied are expensed or regarded as deferred expenses and capital expenditures, whether by purchase or lease, that are made by reason of Requirements (except as set forth below) or for labor-saving devices or in lieu of a repair, in each case such capital expenditures to be included in Operating Expenses for the Operating Year in which such costs are incurred and every subsequent Operating Year, on a straight-line basis, to the extent that such items are amortized over their useful life, with interest calculated at an annual rate equal to two (2%) percent over the Base Rate in effect at the time of Landlord's having made said expenditure; (vii) the cost or rental of all supplies, tools, materials and equipment; (viii) the cost of uniforms, work clothes and dry cleaning; (ix) the cost of window cleaning, janitorial, concierge, guard, watchman or other security person-nel, service or system, if any; (x) management fees; (xi) charges of independent contractors performing work included within this definition of Operating Expenses; (xii) telephone and stationery costs for the management office of the Building; (xiii) legal, accounting and other professional fees and disbursements incurred in connection with the operation and management of the Real Property;
(xiv) the cost of decorations; (xv) exterior and interior landscaping; and (xvi) 40% of all electrical costs incurred in the operation of the Real Property. Notwithstanding any provision in this Section 3.1(A) to the contrary, if Landlord shall discontinue the redistribution or furnishing of electrical energy to all tenants in the Building, then the cost and expense incurred by Landlord for electricity shall thereafter be deemed to be one hundred (100%) percent of the total cost and expenses to Landlord of purchasing electricity for the Real Property.

     Provided, however, that the foregoing costs and expenses shall exclude or have deducted from them, as the case may be:

          (a) executives' salaries above the grade of building manager;

          (b) amounts received by Landlord through proceeds of insurance to the extent they are compensation for sums previously included in Operating Expenses;

          (c) cost of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent Landlord is compensated therefor;

          (d) costs incurred in performing work or furnishing services or utilities for any tenant, whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service or utilities that Landlord is obligated to furnish to Tenant at Landlord's expense;

          (e) Taxes;

          (f) refinancing costs and mortgage interest and amortization payments;

          (g) leasing commissions, rental concessions and lease buy-outs;

          (h) any expense for which Landlord is entitled to be reimbursed by any tenant as an additional charge in excess of Fixed Rent and Escalation Rent;

          (i)  depreciation;

          (j) rental under any ground or underlying lease;

          (k) advertising and promotional expenses with respect to the Property;

          (l) 60% of all electrical costs incurred in the operation of the Real Property;

          (m) costs to comply with Requirements in effect as of the date of this Lease;

          (n) cost of electricity or HVAC consumed in any other leased space in the Building;

          (o) cost of permanent works of art (as distinct from decorations, which are includible in Operating Expenses);

          (p) any management fees paid to Landlord or an affiliate (as such term is defined in Section 15.3(A)) of Landlord in excess of the amount that would be paid in the absence of such relationship (but only to the extent of the excess portion of same);

          (q) franchise, gains, estate or income taxes imposed upon the income of Landlord;

          (r) professional fees not allocated to the operation or management of the Real Property and professional fees relating to disputes with, or preparation of leases for, other tenants and prospective tenants;

          (s) expenses of constructing tenant improvements for any tenant in the Building;

          (t) damages imposed on Landlord by any judgment, settlement or arbitration award which, in any such case, shall result from any tort liability of Landlord; provided, however, that any portion of the judgment, settlement or arbitration award that by its nature is otherwise an Operating Expense pursuant to this Section 3.1(A) (e.g., the cost of repairs and maintenance) shall, notwithstanding the foregoing, be included in Operating Expenses;

          (u) professional fees incurred in connection with any action to reduce Taxes; and

          (v) expenditures for capital improvements or capital equipment, other than those referred to in clause (vi) above and in the next succeeding (unlettered) paragraph.

     If Landlord purchases any item of capital equipment or makes any capital expenditure that is intended to have the effect of reducing the expenses that would otherwise be included in Operating Expenses, then the costs of such capital equipment or capital expenditure shall be included in Operating Expenses for the Operating Year in which the costs are incurred and every subsequent Operating Year on a straight-line basis, to the extent that such items are amortized over their useful life, with interest calculated at an annual rate of two (2%) percent over the Base Rate in effect at the time of Landlord's having made said expenditure. If Landlord leases any item of capital equipment designed to result in savings or reductions in expenses that would otherwise be included in Operating Expenses, then the rentals and other costs paid with respect to such leasing shall be included in Operating Expenses for the Operating Years in which such rentals and costs are incurred. Notwithstanding the provisions of this paragraph, the maximum amount that may be included in any Operating Year for any such capital equipment or capital expenditure shall be the amount of savings realized by such capital equipment or capital expenditure. To the extent that the amount of such savings is less than the amortized cost plus interest in any one Operating Year, Landlord shall include in subsequent Operating Years until fully recovered the amount not included in an Operating Year by reason of such limitation (provided that such limitation is not exceeded in any subsequent Operating Year).

          (B) "Taxes" shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Real Property (including, without limitation, (i) assessments made upon or with respect to any "air" and "development" rights now or hereafter appurtenant to or affecting the Real Property, (ii) any fee, tax or charge imposed by any Government Authority for any vaults, vault space or other space within or outside the boundaries of the Real Property, and (iii) any assessments levied after the date of this Lease for public benefits to the Real Property or the Building provided that if any assessment affecting the Premises may be paid in installments but Landlord shall elect to pay any part of the same prior to the date any such installment shall be due, the amount of such assessment which shall be included in Taxes for the Tax Year in which such excess payment is made shall be equal to the portion of such payment that would have been included in Taxes had Landlord elected to pay such assessment in the maximum number of installments available to Landlord; provided that if, because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon Landlord or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Taxes or for an increase in any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Landlord's sole asset were the Real Property. With respect to any Tax Year, all expenses, including attorneys' fees and disbursements and experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such Tax Year. Anything contained herein to the contrary notwithstanding, Taxes shall not be deemed to include (a) any taxes on Landlord's income, (b) franchise taxes, (c) estate or inheritance taxes, (d) any similar taxes imposed on Landlord, unless such taxes are levied, assessed or imposed as a substitute for the whole or any part of, or as a substitute for an increase in, the taxes, assessments, levies, fees, charges and impositions that now constitute Taxes or (e) any charges and/or taxes that are paid by individual tenants (including, by way of example only, vault fees for a tenant using such vaults, and water and sewer taxes for a restaurant tenant).

     Section 3.2.

     (A) From and after January 1, 1995, Tenant shall pay as Escalation Rent for each Tax Year, an amount ("Tenant's Tax Payment") equal to Tenant's Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Factor. Tenant's Tax Payment shall be payable by Tenant to Landlord in twelve
(12) equal monthly installments, (subject to the further provisions of this Section 3.2), within ten (10) days after receipt of a Landlord's Tax Statement, regardless of whether such Landlord's Tax Statement is received prior to, on or after the first day of such Tax Year. If there is any increase in Taxes for any Tax Year, whether during or after such Tax Year, or if there is any decrease in the Taxes for any Tax Year during such Tax Year, Landlord may furnish a revised Landlord's Tax Statement for any Tax Year affected, and Tenant's Tax Payment for such Tax Year shall be adjusted and, (a) within ten (10) days after Tenant's receipt of such revised Landlord's Tax Statement, Tenant shall (with respect to any increase in Taxes for such Tax Year) pay the appropriate increase in Tenant's Tax Payment to Landlord, or (b) (with respect to any decrease in Taxes for such Tax Year) Landlord shall, at its election, either credit such decrease in Tenant's Tax Payment against the next installment of Rental payable by Tenant or refund the amount of such decrease by check to the order of Tenant. If at the end of the Term, there shall be no Rental remaining against which Landlord can credit any decrease in Taxes due Tenant, Landlord shall refund the amount of such decrease due Tenant by check to the order of Tenant within 60 days after Tenant shall first be entitled to a credit for an overpayment. If, during the Term, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to the Lessor or the Mortgagee), in full or in monthly, quarterly or other installments on any other date or dates than as presently required, then Tenant's Tax Payments shall be correspondingly accelerated or revised so that Tenant's Tax Payments are due at least thirty (30) days prior to the date payments are due to the taxing authorities, the Lessor or the Mortgagee. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and Taxes shall be computed without subtracting such discount.

          (B) Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce Taxes. If, after a Landlord's Tax Statement has been sent to Tenant, a refund of Taxes is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a Landlord's Tax Statement adjusting the Taxes for such Tax Year (taking into account Landlord's expenses therefor) and setting forth Tenant's share of such refund, and Tenant shall be entitled to receive such amount by way of a credit against Rental; provided, however, that Tenant's Share of such refund shall be limited to the amount of Tenant's Tax Payment, if any, which Tenant had theretofore paid to Landlord attributable to increases in Taxes for the Tax Year to which the refund is applicable.

          (C) Tenant's Tax Payment and any credits with respect thereto as provided in this Section 3.2 shall be made as provided in this Section 3.2 regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant's diplomatic or other tax exempt status or for any other reason whatsoever.

          (D) Tenant shall pay to Landlord within fifteen days after demand therefor as Additional Rent any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

          (E) Each Landlord's Tax Statement furnished by Landlord with respect to Tenant's Tax Payment shall be accompanied by a copy of the real estate tax bill or bills for the Tax Year referred to therein, but Landlord shall have no obligation to deliver more than one such copy of the real estate tax bill or bills in respect of any Tax Year, and Landlord's failure to deliver such copy shall not affect Tenant's obligations as to amount or due date(s) thereof.

          (F) If the Base Tax Factor subsequently shall be adjusted, corrected or reduced whether as the result of protest, by means of agreement or as the result of legal proceedings, the Base Tax Factor for the purpose of computing any additional rent payable pursuant to this Article shall be the Base Tax Factor as so adjusted, corrected or reduced. Until the Base Tax is so adjusted, corrected or reduced, if ever, Tenant shall pay additional rent hereunder based upon the unadjusted, uncorrected or unreduced Base Tax Factor and upon such adjustment, correction or reduction occurring, any additional rent payable by Tenant prior to the date of such occurrence shall be recomputed and Tenant shall pay to Landlord any Escalation Rent found due by such recomputation within thirty (30) days after being billed therefor (which bill shall set forth in reasonable detail the pertinent data causing and comprising such recomputation).

     Section 3.3.

          (A) From and after January 1, 1995, Tenant shall pay as Escalation Rent for each Operating Year an amount ("Tenant's Operating Payment") equal to Tenant's Share of the amount by which Operating Expenses for such Operating Year are greater than the Base Operating Factor.

          (B) Landlord shall furnish to Tenant, with respect to each Operating Year, a Landlord's Operating Statement setting forth Landlord's estimate of Tenant's Operating Payment for such Operating Year ("Tenant's Projected Operating Share"). Tenant shall pay to Landlord on the first day of each month during such Operating Year, as Escalation Rent, an amount equal to one-twelfth of Tenant's Projected Operating Share for such Operating Year. If, however, Landlord furnishes any such Landlord's Operating Statement for an Operating Year subsequent to the commencement of such Operating Year, then (a) until the first day of the month following the month in which such Landlord's Operating Statement is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 3.3 in respect of the last month of the preceding Operating Year; (b) after such Landlord's Operating Statement is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant's Projected Operating Share previously made for such Operating Year were greater or less than the installments of Tenant's Projected Operating Share to be made for such Operating Year in accordance with such estimate, and (i) if there is a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, or (ii) if there was an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rental; and (c) on the first day of the month following the month in which such Landlord's Operating Statement is furnished to Tenant, and monthly thereafter throughout the remainder of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth of Tenant's Projected Operating Share shown in such Landlord's Operating Statement. Landlord may furnish to Tenant a revised Landlord's Operating Statement with a new estimate of Tenant's Projected Operating Share for such Operating Year and, in such case, Tenant's Projected Operating Share for such Operating Year shall be adjusted and paid or credited, as the case may be, substantially in the same manner as provided in the preceding sentence.

          (C) After the end of each Operating Year, Landlord shall furnish to Tenant a Landlord's Operating Statement for such Operating Year. Each such year-end Landlord's Operating Statement shall be accompanied by a computation of Operating Expenses for the Building prepared by the Manager or a certified public accountant designated by Landlord from which Landlord shall make the computation of Escalation Rent due in respect of Operating Expenses hereunder. In making computations of Operating Expenses, the certified public accountant or the Manager may rely on Landlord's reasonable estimates and allocations whenever said estimates and allocations are needed for this Article 3. If the Landlord's Operating Statement shows that the sums paid by Tenant under Section 3.3(B) exceeded Tenant's Operating Payments required to be paid by Tenant for such Operating Year, Landlord shall credit the amount of such excess against subsequent payments of Rental; and if the Landlord's Operating Statement for such Operating Year shows that the sums so paid by Tenant were less than Tenant's Operating Payment due for such Operating Year, Tenant shall pay the amount of such deficiency within thirty (30) days after demand therefor.

     Section 3.4. Landlord's failure to render any Landlord's Statement with respect to any Tax Year or Operating Year shall not prejudice Landlord's right thereafter to render a Landlord's Statement with respect thereto or with respect to any subsequent Tax Year or Operating Year, as the case may be, nor shall the rendering of a Landlord's Statement prejudice Landlord's right thereafter to render a corrected Landlord's Statement for that Tax Year or Operating Year, provided that if Landlord shall have failed to render a Landlord's Statement with respect to any Tax Year or Operating Year within eighteen months after the end of such the Tax Year or Operating Year, as the case may be, Tenant shall not be obligated to make the payment shown to be due with respect to such Tax Year or Operating Year.

     Section 3.5. If the Commencement Date or the Expiration Date occurs on a date other than January 1 or December 31, respectively, any Tenant's Tax Payment under this Article 3 for the Tax Year in which such Commencement Date or Expiration Date occurs shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31 or from January 1 to the Expiration Date, as the case may be, both inclusive, bears to the total number of days in such Tax Year. If the Commencement Date or the Expiration Date occurs on a date other than January 1 or December 31, respectively, any Tenant's Operating Payment under this Article 3 for the Operating Year in which such Commencement Date or Expiration Date occurs shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31 or from January 1 to the Expiration Date, as the case may be, both inclusive, bears to the total number of days in such Operating Year. In the event of a termination of this Lease, any Escalation Rent under this Article 3 shall be paid or adjusted within thirty (30) days after submission of a Landlord's Statement. In no event shall Fixed Rent ever be reduced by operation of this Article 3 and the rights and obligations of Landlord and Tenant under the provisions of this Article 3 with respect to any Escalation Rent shall survive the Expiration Date.

     Section 3.6. Any Landlord's Statement sent to Tenant shall be conclusively binding upon Tenant unless, within thirty (30) days after such Landlord's Statement is sent, Tenant shall send a written notice to Landlord objecting to such Landlord's Statement and specifying, to the extent reasonably practicable, the respects in which such Landlord's Statement is disputed. If Tenant shall send such notice with respect to a Landlord's Operating Statement, Tenant may select and pay an independent certified public accountant who may examine Landlord's books and records relating to the Operating Expenses to determine the accuracy of Landlord's Operating Statement. Tenant recognized the confidential nature of Landlord's books and records, and agrees that any information obtained by Tenant's accountant during any examination shall be maintained in strict confidence by such accountant, without revealing same to any person, other than Tenant, which shall maintain such information in strict confidence. If, after such examination, such accountant shall dispute such Landlord's Operating Statement, and such dispute is not resolved within 30 days, then the same shall be determined by two firms of reputable independent certified public accountants. The decision of such accountants shall be conclusively binding upon the parties. If such accountants are unable to resolve such dispute, such accountants shall select a third reputable independent firm of certified public accountants and the determination of a majority of such accountants shall be binding on the parties. All information disseminated to the accountants shall be maintained in strict confidence by such accountants, except for the dissemination of such information to Landlord and Tenant. The fees and expenses involved in resolving such dispute shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountants shall apportion the fees and expenses between the parties based upon the degree of success of each party). Notwithstanding the giving of such notice by Tenant, and pending the resolution of any such dispute, Tenant shall pay to Landlord when due the amount shown on any such Landlord's Statement, as provided in this Article 3.

     Section 3.7. In determining the amount of the Base Operating Factor and Operating Expenses, if less than 95% of the Building's rentable area shall have been occupied by tenant(s) at any time during the calendar year 1994 or any Operating Year, Operating Expenses, for the purposes of the Base Operating Factor and for any Operating Year, shall be adjusted to the amount which would normally be expected to be incurred had 95% of all such areas been occupied throughout 1994 or any Operating Year. The provisions of this paragraph with respect to adjustments of Operating Expenses for vacancy, shall apply only to Operating Expenses which are variable and which increase in the same relationship to the increase in occupancy in the Building and shall not apply to any Operating Expenses which do not vary with the level of occupancy in the Building.

     Section 3.8. Tenant shall not be required to make payments of Escalation Rent relating to the period prior to January 1, 1995.

                                    ARTICLE 4

                                   ELECTRICITY

     Section 4.1. Landlord shall furnish the electric energy that Tenant reasonably requires in the Premises on a rent inclusion basis. That is, the Fixed Rent includes the "Electric Inclusion Amount" (as adjusted pursuant to this Article 4), which the parties have agreed is the reasonable value to Tenant of normal electric service for lighting, light office equipment and the usual small business machines during Operating Hours. Accordingly, there shall be no charge to Tenant for such electric energy by way of measuring the same on any meter or otherwise, such electric energy being included in Landlord's services which are covered by the Fixed Rent. Landlord shall not be liable in any way to Tenant for any interruption or failure of or defect in the supply or character of electric energy furnished to the Premises or for any loss, damage or expense Tenant may sustain if either the quantity or character of electric service is changed or is no longer suitable for Tenant's requirements, whether by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason.

     Section 4.2. Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electricity to the Building. Tenant agrees that at no time will the connected electrical load in the Premises exceed in the aggregate six watts per rentable square foot of the Premises, exclusive of the HVAC Systems. Tenant shall not, without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed provided the provisions of Section 6.1(A)(i)-(v) are not violated, connect any fixtures, machinery, appliances or equipment to the Building electric distribution system or make any alteration or addition to Tenant's machinery, appliances or equipment, or the electric system of the Premises, if the effect thereof would be to increase the electrical load in the Premises over the load specified in this Section 4.2 or in Section 4.4. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand. Landlord agrees that it shall not unreasonably withhold or delay its consent to the installation by Tenant of Tenant's communications and business equipment in the Premises.

     Section 4.3 If the public utility rate schedule for the supply of electric energy to the Building and/or the surcharge for fuel cost or any other charge made by the public utility supplying electric energy to the Building and/or the taxes payable by Landlord with respect to such electric energy are increased or decreased after the date of this Lease and/or the service classification at which Landlord purchases electric energy is changed after the date of this Lease resulting in an increase or decrease in the cost to Landlord of electrical energy, the Fixed Rent shall be increased or decreased by an amount equal to the product of (i) the then-existing Electric Inclusion Amount and (ii) the percentage or increase or decrease in such public utility rate schedule, fuel adjustment or other charge, taxes or cost. Any such increase or decrease shall be effective as of the date of such increase or decrease and shall be made retroactively if necessary. Upon the request of either party, Landlord and Tenant shall execute a supplementary agreement confirming the increase or decrease. In no event shall the provisions of this Section 4.3 operate to reduce the Fixed Rent below the amount stated in the Reference Page nor the Electric Inclusion Amount below the amount stated in the Reference Page.

     Section 4.4. The Electric Inclusion Amount is based upon Landlord's assumption that Tenant's initial electrical installation will not result in a total connected electrical load for lighting and equipment in excess of six watts per rentable square foot (exclusive of the HVAC Systems) and that Tenant will, except for the purpose of office cleaning, use electrical energy only during Operating Hours Accordingly, if Tenant's initial electrical installation exceeds such criteria, or if from time to time Tenant makes material use of electricity during hours other than Operating Hours, or if from time to time Tenant after completion of its initial installation adds or changes any machinery, appliances or equipment which materially increases the aggregate electrical load in the Premises, the Electric Inclusion Amount and the Fixed Rent shall from time to time be equitably adjusted to reflect the resulting increase in such use. Landlord shall furnish a statement of Landlord's determination as to the amount of the adjustment, and the same shall become binding upon the parties unless, within thirty (30) days, Tenant notifies Landlord that it disputes the amount of such adjustment, in which event the parties shall in good faith make reasonable attempts to come to agreement, and, if Landlord and Tenant cannot agree thereon, the amount of such adjustment shall be determined, based on standard practices, by an independent electrical consultant selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld. Tenant shall permit said consultant to have access to the Premises and Tenant's electrical facilities for the foregoing purpose at all reasonable times. The fee of such consultant shall be paid by Tenant unless such consultant finds that Tenant's use does not justify an increase in Fixed Rent, in which case the fee shall be paid by Landlord. When the amount of such adjustment is so determined, Landlord and Tenant shall execute a supplementary agreement to reflect such adjustment, which shall be effective from the date of the increase of such usage as determined by such electrical consultant and be made retroactively if necessary. Any adjustment shall be effective even if such supplementary agreement is not executed and delivered. Pending the determination of the adjustment, Tenant shall pay to Landlord the amount of such adjustment as specified in Landlord's statement. Thereafter if it is determined that Tenant has overpaid, Tenant shall receive a credit against Fixed Rent in the amount of the overpayment, said credit to be applied against the next accruing installment(s) of Fixed Rent.

     Section 4.5. Landlord reserves the right to discontinue furnishing electric energy to the Premises at any time upon not less than thirty (30) days notice ("Landlord's Discontinuance Notice") to Tenant provided that Landlord shall not exercise such right unless it discontinues furnishing electricity to at least 60% of the rentable area of the Building under lease immediately prior to Landlord's determination. If Landlord exercises such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electric energy to Tenant and the Fixed Rent payable under this Lease shall be reduced by the Electric Inclusion Amount then in effect. If Landlord voluntarily discontinues furnishing electric energy to Tenant, Landlord shall, prior to the effective date of such discontinuance, at Landlord's expense, make such changes in panel boards, feeders, risers, wiring and other conductors and equipment to the extent required to permit Tenant to obtain electric energy directly from the public utility company. If, on the other hand, Landlord is required by any Requirements to discontinue furnishing electric energy to Tenant, Tenant shall reimburse Landlord promptly upon demand for the cost incurred by Landlord in making such changes in panel boards, feeders, risers, wiring and other conductors and equipment in order to permit Tenant to obtain electric energy directly from the public utility company. Notwithstanding the foregoing, Landlord shall not discontinue furnishing electric energy to Tenant in the Premises until such time as Tenant has arranged for the public utility company furnishing electric energy to the Building to supply electric energy to the Premises unless the public utility company will not furnish electric energy to the Premises on the date specified by Landlord in Landlord's Discontinuance Notice due to (i) delay or negligence by Tenant in arranging for same after receipt of Landlord's Discontinuance Notice or (ii) refusal by Tenant to provide the public utility company with a deposit or other security requested by such public utility company.

     Section 4.6. If any tax is imposed upon Landlord with respect to electrical energy furnished as a service to Tenant by any Governmental Authority, Tenant agrees that, where permitted by law or applicable regulations, Tenant's pro rata share of such taxes shall be reimbursed by Tenant to Landlord upon demand.

     Section 4.7. Landlord shall have the option of installing submeters at Landlord's expense to measure Tenant's consumption of electrical energy. If Landlord exercises such option, the Fixed Rent shall be reduced by an amount equal to the then Electric Inclusion Amount with such reduction to be effective as of the commencement of the operation of such submeters and, commencing at such time, Tenant shall pay to Landlord, as additional rent, on demand made from time to time but no more frequently than monthly, for its use of electrical energy in the Premises, based upon both consumption and demand factors, at the seasonally adjusted rate then payable by Landlord to the utility company, plus an amount equal to seven (7%) percent thereof to reimburse Landlord for its overhead, administration and supervision in connection therewith. For the purpose of this Section 4.7 the rate to be paid by Tenant in the event of submetering shall include any taxes, energy charges, demand charges, fuel adjustment charges, rate adjustment charges, or other charges actually imposed in connection therewith. If any tax is imposed upon Landlord's receipts from the sale or resale of electrical energy to Tenant by any federal, state, city or local authority, the pro rata share of such tax allocable to the electrical energy service received by Tenant shall be passed on to and paid by Tenant as additional rent if an to the extent permitted by law.

                                    ARTICLE 5

                                USE AND OCCUPANCY

     Section 5.1. Tenant shall use and occupy the Premises for the Permitted Use and for no other purpose.

     Section 5.2. Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (1) for the business of photographic, multilith or multigraph reproductions or offset printing, (2) for a retail commercial banking, thrift institution, loan company, retail trust company, depository or safe deposit business accepting deposits from the general public, (3) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (4) as a "retail" stockbroker's or dealer's office which shall be open to the general public for off-the-street traffic (but not prohibiting general office use and telephone solicitations), (5) by the United States government, the City or State of New York, any foreign government, the United Nations or any agency or department of any of the foregoing having or asserting sovereign immunity,
(6) for the preparation, dispensing or consumption of food or beverages in any manner whatsoever (except for a pantry for the purpose of dispensing or consumption of food or beverages to or by employees of Tenant employed at the Premises), (7) as an employment agency, day-care facility, labor union, school, or vocational training center (except for the training of employees of Tenant intended to be employed at the Premises), (8) as a barber shop, beauty salon or manicure shop, (9) for product display activities (such as those of a manufacturer's representative), (10) offices of any public utility company, (11) for data processing activities (other than those which are ancillary to an otherwise Permitted Use), (12) for health care activities, (13) for clerical support services or offices of public stenographers or typists (other than those which are ancillary to an otherwise Permitted Use), (14) as a news or cigar stand, (15) for retail or manufacturing use, (16) for any pornographic, disreputable purpose, (17) as studios for radio, television or other media, or
(18) for any unlawful business purpose. Furthermore, the Premises shall not be used for any purpose that would, in Landlord's reasonable judgment, tend to lower the first-class character of the Building, create unreasonable or excessive elevator or floor loads, impair or interfere with any of the Building operations or the proper and economic heating, air-conditioning, cleaning or any other services of the Building, interfere with the use of the other areas of the Building by any other tenants, or impair the appearance of the Building.

                                    ARTICLE 6

                                   ALTERATIONS

     Section 6.1.

          (A) Tenant shall not make or permit to be made any Alterations without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, provided that: (i) he outside appearance of the Building shall not be affected; (ii) the strength of the Building shall not be affected;
(iii) the structural parts of the Building shall not be adversely affected; (iv) no part of the Building outside of the Premises shall be affected; and (v) the Building Systems shall not be affected and the use of such systems by Tenant shall not be increased beyond Tenant's allocable portion of the reserve capacity thereof, if any. If consent to any Alterations is not given, Landlord shall notify Tenant in sufficient detail to enable Tenant to amend its plans and specifications regarding such Alterations to comply with Landlord's objections. Notwithstanding the foregoing, Tenant, without Landlord's prior written consent, may make non-structural Alterations (x) for which the cost of labor and materials (as estimated by Landlord's architect, engineer or contractor) is less than Fifty Thousand ($50,000.00) Dollars, either individually or in the aggregate with any other Alteration constructed in any twelve (12) month period and (y) that do not violate the provisions contained in clauses (i) through (v) above; provided that (I) at least ten (10) days prior to commencing any such Alterations, Tenant shall provide Landlord with five (5) sets of detailed plans and specifications (except as otherwise provided in Section 6.2(B)) that comply with all Requirements and (II) Tenant shall comply with all other requirements of this Article 6.

          (B) (1) Prior to making any Alterations, Tenant shall (i) submit to Landlord five (5) sets of detailed plans and specifications (including layout, architectural, electrical, mechanical and structural drawings), that comply with all Requirements, for each proposed Alteration, and Tenant shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specifications, which approval shall not be unreasonably withheld or delayed provided that the conditions set forth in Section 6.1(A)(i)-(v) are complied with, (ii) at Tenant's expense, obtain all permits, approvals and certificates required by any Governmental Authorities, and (iii) furnish to Landlord duplicate original policies or certificates thereof of worker's compensation insurance (covering all personal to be employed by Tenant, and Tenant's contractors and subcontractors, in connection with such Alteration) and commercial general liability insurance (including premises operation, bodily injury, personal injury, death, independent contrac-tors, products and completed operations, broad form contractual liability and broad form property damage coverages) in such form, with such companies, for such periods and in such amounts as Landlord may reasonably approve, naming Landlord and its agents, any Lessor and any Mortgagee, as additional insured. Upon completion of such Alteration, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alterations required by any Governmental Authority and shall furnish Landlord with copies thereof, together with the "as-built" plans and specifications for such Alterations. All Alterations shall be made and performed in accordance with the plans and specifications therefor as approved by Landlord, all Requirements and the Rules and Regulations (subject to the provisions of Article 11). All materials and equipment to be incorporated in the Premises as a result of any Alterations shall be first quality and no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement. In addition, no such Alteration for which the cost of labor and materials (as estimated by Landlord's architect, engineer or contractor) is in excess of Fifty Thousand ($50,000.00) Dollars, either individually or in the aggregate with any other Alteration constructed in any twelve (12) month period, shall be undertaken prior to Tenant's delivering to Landlord such security for timely lien-free completion thereof as is reasonably satisfactory to Landlord, and such Alteration shall be performed only under the supervision of a licensed architect satisfactory to Landlord.

               (2) Subject to Landlord's obligation not to unreasonably withhold or delay its consent as set forth in Section 6.1(A), Landlord reserves the right to disapprove any plans and specifications in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, and to condition its approval upon Tenant making revisions to the plans and specifications or supplying additional information. Tenant agrees that any review or approval by Landlord of any plans and/or specifications with respect to any Alteration is solely for Landlord's benefit, and without any representation, warranty or liability whatsoever to Tenant or any other Person with respect to the adequacy, correctness or sufficiency thereof in compliance with Requirements, or otherwise.

          (C) Except as otherwise provided herein, Tenant shall be permitted to perform Alterations (for which Tenant has obtained Landlord's consent pursuant to Sections 6.1(A) and 6.1(B) above), during Operating Hours, provided that such work does not interfere with or interrupt the operations and maintenance of the Building (as determined by Landlord) or unreasonably interfere with or interrupt the use and occupancy of the Building by any other tenants in the Building. Otherwise, Alterations shall be performed at such times and in such manner as Landlord may from time to time reasonably designate. All Alterations shall become a part of the Building and shall be Landlord's property from and after the installation thereof and may not be removed or changed without Landlord's consent. Notwithstanding the foregoing, if, on or before the date Landlord approves Tenant's plans and specifications (or other documentation) for such Alterations, Landlord notifies Tenant that Landlord is reserving the right to require Tenant to remove those Alterations that exceed or are different than the customary standard types of Alterations for general, executive and administrative business offices in the Borough of Manhattan, City and State of New York, then Landlord prior to the Expiration Date, may require Tenant to remove such specified Alterations and to repair and restore in a good and workmanlike manner to Building standard condition (reasonable wear and tear excepted) any damage to the Premises or the Building caused by such removal. All Tenant's Property shall remain the property of the Tenant and, on or before the Expiration Date, may be removed from the Premises by Tenant at Tenant's option, provided, however, that Tenant shall repair and restore in a good and workmanlike manner any damage to the Premises or the Building caused by such removal. The provisions of this Section 6.1(C) shall survive the expiration or earlier termination of this Lease.

          (D) All Alterations shall be performed, at Tenant's sole cost and expense, by contractors, subcontractors or mechanics approved by the Landlord, which approval shall not be unreasonably delayed. Prior to Tenant making any Alterations, Landlord or Manager, at Tenant's request, shall furnish Tenant with a list of contractors, subcontractors and mechanics who may perform Alterations in or to the Premises on behalf of Tenant. Landlord's list shall include at least three (3) contractors for each category of trade.

          (E) (1) Any mechanic's lien filed against the Premises or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be cancelled or discharged by Tenant, at Tenant's expense, within sixty (60) days after Tenant receives notice that such lien has been filed, by payment or filing of the bond required by law, and Tenant shall indemnify and hold Landlord harmless from and against any and all costs, expenses, claims, losses or damages resulting therefrom by reason thereof.

               (2) If Tenant shall fail to discharge such mechanic's lien within the aforesaid period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or bonding, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such mechanic's lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor, with interest, costs and allowances.

               (3) Any amount paid by Landlord for any of the aforesaid charges and for all expenses of Landlord (including, but not limited to, reasonable attorneys' fees and disbursements) incurred in defending any such action, discharging said lien or in producing the discharge of said lien, with interest on all such amounts at the maximum legal rate of interest then chargeable to Tenant from the date of payment, shall be repaid by Tenant within ten (10) days after written demand therefor, and all amounts so repayable, together with such interest, shall be considered Additional Rent.

     Section 6.2. Tenant shall reimburse Landlord, within five (5) Business Days after demand therefor, for any reasonable out-of-pocket expense incurred by Landlord for reviewing the plans and specifications for such Alterations or inspecting the progress of completion of the same. Notwithstanding the foregoing, there shall be no charge to Tenant for reviewing plans and specifications for Alterations or for inspecting the progress of Alterations made in connection with Tenant's initial move into the Premises.

     Section 6.3. Tenant shall furnish to Landlord copies of records of all Alterations and of the cost thereof within fifteen (15) days after the completion of such Alterations.

                                    ARTICLE 7

                               REPAIRS; FLOOR LOAD

     Section 7.1. Tenant, at Tenant's sole cost and expense, shall take good care of the Premises and the fixtures, equipment and appurtenances therein and make all repairs thereto as and when needed to preserve them in good working order and condition, except for (a) reasonable wear and tear, (b) obsolescence and (c) damage for which Tenant is not responsible pursuant to the provisions of
Article 13. Except as otherwise provided in this Section 7.1, Tenant shall not be obligated to repair any Building System. The design and decoration of the elevator areas of each floor of the Premises and the public corridors of any floor of the Premises occupied by more than one (1) occupant shall be under the sole control of Landlord. Notwithstanding any provision contained in this Lease to the contrary, all damage or injury to the Premises, and all damage or injury to any other part of the Building, or to its fixtures, equipment and appurtenances (including Building Systems), whether requiring structural or non-structural repairs, caused by the moving of Tenant's

Property or caused by or resulting from any act or omission of, or Alterations made by, Tenant or Persons Within Tenant's Control, shall be repaired by Tenant, at Tenants' sole cost and expense, to the reasonable satisfaction of Landlord (if the required repairs are non-structural in nature and do not affect any Building System), or by Landlord at Tenant's sole cost and expense (if the required repairs are structural in nature or affect any Building System). All of the aforesaid repairs shall be performed in a manner and with materials and design of first-class and quality consistent with first-class office buildings in Manhattan and shall be made in accordance with the provisions of Article 6. If Tenant shall fail, after five (5) days notice (or such shorter period as may be required because of an emergency), to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord, at the expense of Tenant, and the expenses thereof incurred by Landlord, with interest thereon at the Applicable Rate, shall be paid to Landlord, as Additional Rent, within ten (10) days after rendition of a bill or statement therefor. Tenant shall give Landlord notice of any defective condition in any Building System located in, servicing or passing through the Premises promptly after Tenant becomes aware of same.

     Section 7.2. Tenant shall not place a load upon any floor of the Premises which exceeds 50 pounds per square foot "live load". Tenant shall not locate or move any safe, heavy machinery, heavy equipment, business machines, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent shall not be unreasonably withheld, and Tenant shall make payment to Landlord of Landlord's costs in connection therewith (if such move is not part of an Alteration). If such safe, machinery, equipment, freight, bulky matter or fixture requires special handling (as determined by Landlord), Tenant shall employ only persons holding a Master Rigger's license to do said work. All work in connection therewith shall comply with the Requirements, and shall be done during such hours as Landlord may designate. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's reasonable judgment, to absorb and prevent vibration, noise and annoyance.

     Section 7.3. Landlord shall operate, maintain and make all necessary repairs (both structural and non-structural) to the Building Systems and the public portions of the Building, both exterior and interior, in conformance with standards applicable to non-institutional, first-class office buildings in Manhattan, except for those repairs for which Tenant is responsible pursuant to any other provision of this Lease. Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises in making any repairs, alterations, additions or improvements; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs in connection with such repairs, alterations, additions or improvements. Notwithstanding the foregoing, if Tenant shall so request, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates or incur other overtime costs in making such repairs, alterations, additions or improvements, provided Tenant shall pay to Landlord, as Additional Rent, within ten (10) days after demand therefor, an amount equal to the excess costs incurred by Landlord by reason of compliance with Tenant's request. Except as expressly provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or its fixtures, appurtenances or equipment.

                                    ARTICLE 8

                                 WINDOW CLEANING

     Section 8.1. Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, from the outside in violation of
Section 202 of the Labor Law, or any other applicable law, or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

                                    ARTICLE 9

                               REQUIREMENTS OF LAW

     Section 9.1. Tenant shall not do, and shall not permit Persons Within Tenant's Control to do, any act or thing in or upon the Premises or the Building which will violate any Requirements. Tenant shall, at Tenant's sole cost and expense, take all action, including making any required Alterations necessary to comply with all Requirements (including, but not limited to, applicable terms of Local Laws No. 5 of 1973, No. 16 of 1984, No. 76 of 1985, No. 58 of 1987 and the Americans With Disabilities Act of 1990 (the "ADA"), each as modified and supplemented from time to time) which shall impose any violation, order or duty upon Landlord or Tenant arising from, or in connection with, the Premises, Tenant's occupancy, use or manner of use of the Premises (including, without limitation, any occupancy, use or manner of use that constitutes a "place of public accommodation" under the ADA), or any installations in the Premises, or required by reason of a breach of any of Tenant's covenants or agreements under this Lease, whether or not such Requirements shall now be in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen at the date hereof. Notwithstanding the preceding sentence, Tenant shall not be obligated to perform any Alterations necessary to comply with any Requirements, unless compliance shall be required by reason of
(i) any cause or condition arising out of any Alterations or installations in the Premises (whether made by Tenant or by Landlord on behalf of Tenant), or
(ii) Tenant's particular use, manner of use or manner of occupancy on behalf of Tenant of the Premises (in contra-distinction to mere office use), or (iii) any breach of any of Tenant's covenants or agreements under this Lease, or (iv) any wrongful act or omission by Tenant or Persons Within Tenant's Control, or (v) Tenant's use or manner of use or occupancy of the Premises as a "place of public accommodation" within the meaning of the ADA, except that, with respect to Alterations necessary to comply with the requirements of the ADA, Tenant shall only be obligated to perform Alterations in the Premises and not in common areas of the Building and/or the Real Property. On the Commencement Date the Premises shall comply with the provisions of the ADA.

     Section 9.2. (A) Tenant covenants and agrees that Tenant shall, at Tenant's sole cost and expense, comply at all times with all Requirements governing the use, generation, storage, treatment and/or disposal of any "Hazardous Materials" (as defined below), the presence of which results from or in connection with the act or omission of Tenant or Persons Within Tenant's Control or the breach of this Lease by Tenant or Persons Within Tenant's Control. The term Hazardous Materials shall mean any biologically or chemically active or other toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as "hazardous substances" or "toxic substances" or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq., and as a hazardous wastes under the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6010, et seq., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C.; 2601, et seq., any "toxic pollutant" under the Clean Water Act, 33 U.S.C. ss. 466, et seq., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. ss. 7401, et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802, et seq., and any hazardous or toxic substances or pollutant regulated under any other Requirements. Tenant shall agree to execute, from time to time, at Landlord's request, affidavits, representations and the like concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials in, on, under or about the Premises, the Building or the

Land. Tenant shall indemnify and hold harmless all Indemnitees from and against any loss, cost, damage, liability or expense (including attorneys' fees and disbursements) arising by reason of any clean up, removal, remediation, detoxification action or any other activity required or recommended of any Indemnitees by the Building or the Premises of any Hazardous Materials, as a result of or in connection with the act or omission of Tenant or Persons Within Tenant's Control or the breach of this Lease by Tenant or Persons Within the Tenant's Control. The foregoing covenants and indemnity shall survive the expiration or any termination of this Lease.

     (B) Prior to the Commencement Date, Landlord shall deliver to Tenant a so-called "ACP-5" Certificate with respect to the Premises.

     Section 9.3. If Tenant shall receive notice of any violation of, or defaults under, any Requirements, liens or other encumbrances applicable to the Premises, Tenant shall give prompt notice thereof to Landlord.

     Section 9.4. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business and if the failure to secure such license or permit would, in any way, affect Landlord or the Building, then Tenant, at Tenant's expense, shall promptly procure and thereafter maintain, submit for inspection by Landlord, and at all times comply with the terms and conditions of, each such license or permit.

     Section 9.5. Tenant, at Tenant's sole cost and expense and after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any Requirement affecting the Premises provided that: (a) neither Landlord nor any Indemnitees shall be subject to criminal penalties, nor shall the Real Property or any part thereof be subject to being condemned or vacated, nor shall the certificate of occupancy for the Premises or the Building be suspended or threatened to be suspended, by reason of non-compliance or by reason of such contest; (b) before the commencement of such contest, if Landlord or any Indemnitees may be subject to any civil fines or penalties or if Landlord may be liable to any independent third party as a result of such non-compliance, then Tenant shall furnish to Landlord either (i) a bond of a surety company satisfactory to Landlord, in form and substance reasonably satisfactory to Landlord, and in an amount at least equal to Landlord's estimate of the sum of (A) the cost of such compliance, (B) the penalties or fines that may accrue by reason of such non-compliance (as reasonably estimated by Landlord) and (C) the amount of such liability to independent third parties, and shall indemnify Landlord (and any Indemnities) against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance; or (ii) other security satisfactory in all respects to Landlord; (c) such non-compliance or contest shall not constitute or result in a violation (either with the giving of notice or the passage of time or both) of the terms of any Mortgage or Superior Lease, or if such Superior Lease or Mortgage conditions such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken or such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord regularly advised as to the status of such proceedings.

     Section 9.6. Landlord shall perform any Alterations necessary to comply with the requirements of the ADA which impose a duty on Landlord or Tenant with respect to the common areas of the Building to the extent that Landlord's failure so to comply impairs Tenant's use or enjoyment of the Premises.

     Section 9.7. Landlord shall comply with all Requirements which shall impose a duty on Landlord or Tenant with respect to the Premises or the Real Property with which Tenant is not required to comply, if an solely to the extent that, such non-compliance by Landlord prevents or impairs Tenant from using the Premises for its normal business operations.

                                   ARTICLE 10

                                  SUBORDINATION

     Section 10.1. This Lease shall be subject and subordinate to each Superior Lease and to each Mortgage, whether made prior to or after the execution of this Lease, and to all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder. This clause shall be self-operative and no further agreement of subordination shall be required to make the interest of any Lessor or Mortgagee superior to the interest of the Tenant hereunder. In confirmation of such subordination, however, Tenant shall promptly execute and deliver, at its own cost and expense, any document, in recordable form if requested, that Landlord, any Lessor or any Mortgagee may request to evidence such subordination. If, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, or if, in connection with the entering into of a Superior Lease, any lending institution or Lessor, as the case may be, requests reasonable modifications of this Lease that do not increase rent or change the Term of this Lease, or materially and adversely affect the rights or obligations of Tenant under this Lease, Tenant shall make such modifications.

     Section 10.2. If, at any time prior to the expiration of the Term, any Superior Lease shall terminate or shall be terminated for any reason, or any Mortgagee comes into possession of the Real Property or the Building or the estate created by any Superior Lease by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Real Property or the Building, or of the Lessor, or of any Mortgagee in possession of the Real Property or the Building, to attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease (except as provided below), for the remainder of the Term, provided that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, is then entitled to possession of the Premises. The provision of this Section 10.2 shall inure to the benefit of any such owner, Lessor or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease, and shall be self-operative upon any such demand, and no further agreement shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, Lessor or Mortgagee, shall execute, from time to time, agreements in confirmation of the foregoing provisions of this Section
10.2 shall be construed to impair any right otherwise exercisable by any such owner, Lessor or Mortgagee.

     Section 10.3. If requested by any Mortgagee, any Lessor or Landlord, Tenant shall promptly execute and deliver, at no cost or expense to Tenant, any document in accordance with the terms of this Article 10, in recordable form, to evidence such subordination.

     Section 10.4. At any time and from time to time upon not less than ten (10) days' prior notice to Tenant or Landlord given by the other, or to Tenant given by a Lessor or Mortgagee, Tenant or Landlord, as the case may be, shall, without charge, execute, acknowledge and deliver a statement in writing addressed to such party as Tenant, Landlord, Lessor or Mortgagee, as the case may be, may designate, in form satisfactory to Tenant, Landlord, Lessor or Mortgagee, as the case may be, certifying all or any of the following: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (ii) whether the Term has commenced and Fixed Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid; (iii) whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in performance of any of the terms of this Lease and, if so, specifying each such event of default of which the signer may have knowledge; (iv) whether Tenant has accepted possession of the Premises; (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim; (vi) either that Tenant does not know of any default in the performance of any provision of this Lease or specifying the details of any default of which Tenant may have knowledge and stating what action Tenant is taking or proposes to take with respect thereto; (vii) that, to the knowledge of Tenant, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition or operations of Tenant or, if any such proceedings are pending or threatened to the knowledge of Tenant, specifying and describing the same; and (viii) such further information with respect to the Lease or the Premises as Landlord may reasonably request or Lessor or Mortgagee may require; it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Real Property or any part thereof or of the interest of Landlord in any part thereof, by any Mortgagee or prospective Mortgagee, by any Lessor or prospective Lessor, by any tenant or prospective tenant of the Real Property or any part thereof, or by any prospective assignee of any Mortgage or by any assignee of Tenant or by any subtenant.

     The failure of either Tenant or Landlord to execute, acknowledge and deliver to the other statement in accordance with the provisions of this Section
10.4 within said ten (10) day period shall constitute an acknowledgment by Tenant or Landlord, as the case may be, which may be relied on by any person who would be entitled to rely upon any such statement, that such statement as submitted by Landlord or Tenant, as the case may be, is true and correct.

     Section 10.5. As long as any Superior Lease or Mortgage exists, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant has given written notice of such act or omission to all Lessors and Mortgagees at such addresses as may have been furnished to Tenant by such Lessors and Mortgagees and, if any such Lessor or Mortgagee, as the case may be, notifies Tenant within thirty (30) days following receipt of such notice of its intention to remedy such act or omission, until a reasonable period of time shall have elapsed following the giving of such notice, during which period such Lessors and Mortgagees shall have the right, but not the obligation, to remedy such act or omission.

     Section 10.6. Landlord represents that, as the date of this Lease, there are no existing liens (other than liens for real estate taxes, water and sewer charges) to which this Lease is subject or subordinate and which by their foreclosure could result in termination of this Lease.

                                   ARTICLE 11

                              RULES AND REGULATIONS

     Section 11.1. Tenant and Persons Within Tenant's Control shall comply with the Rules and Regulations. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licenses. Landlord shall not discriminate in enforcing the Rules and Regulations.

                                   ARTICLE 12

                INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT

     Section 12.1.

          (A) No Tenant shall entrust any property to any Building employee. Any Building employee to whom any property is entrusted by or on behalf of Tenant in violation of the foregoing prohibition shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to property of Tenant by theft or otherwise. Neither Landlord nor Landlord's agents shall be liable for any injury or damage to persons or property, or interruption of Tenant's business, resulting from fire or other casualty; nor shall Landlord or Landlord's agents be liable for any such damage issued by other tenants or persons in the Building or caused by the construction of any private, public or quasi-public work. The foregoing shall not be deemed to release Landlord or Landlord's agents from liability for any injury or damage to persons or property directly resulting from (i) any latent defect in the Premises or the Building or (ii) Landlord's negligent acts or omissions.

          (B) If at any time any windows of the Premises are temporarily closed, darkened or covered for any reason whatsoever, including Landlord's own acts, or any of such windows are permanently closed, darkened or bricked-up by reason of any Requirements, Landlord shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement of Fixed Rent or any other item of Rental, nor shall the same release Tenant from Tenant's obligations hereunder not constitute an eviction. Landlord shall endeavor to (i) give Tenant notice (which notice may be given orally) prior to any temporary closing, darkening or bricking-up of any windows by reason of repairs, maintenance, alterations or improvements, and (ii) cause any such work to be performed as expeditiously as is practicable, but Landlord's failure to so notify Tenant or to cause such work to be completed expeditiously shall not impose any liability upon Landlord.

          (C) Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of any accident, emergency, occurrence for which Landlord might be liable, fire or other casualty and all damages to or defects in the Premises or the Building for the repair of which Landlord might be responsible or which constitutes Landlord's property. Such notice shall be given by telecopy or personal delivery to the address(es) of Landlord in effect for notice.

     Section 12.2. Tenant shall not do or permit to be done any act or thing in or upon the Premises which will invalidate or be in conflict with the terms of the New York State standard form of fire insurance with extended coverage, or with rental, liability, boiler, sprinkler, water damage, war risk or other insurance policies covering the Building and the fixtures and property therein (hereinafter referred to as "Building Insurance"); and Tenant, at Tenant's own expense, shall comply with all rules, orders, regulations and requirements of the carriers of the Building Insurance (the "Insurance Requirements"), and shall not do or permit anything to be done in or upon the Premises or bring or keep anything therein or use the Premises in a manner which increases the rate of premium for any of the Building Insurance or any property or equipment located therein over the rate then in effect. Landlord shall notify Tenant of any Insurance Requirements with which Tenant is to comply and which is not specifically set forth in this Lease. Tenant's use of the Premises for the Permitted Use does not violate any Insurance Requirements.

     Section 12.3.

          (A) If, by any reason of any failure of Tenant to comply with the provisions of this Lease or the occurrence of any event covered by Tenant's indemnity in Section 12.4(E), the rate of premium for Building Insurance or other insurance on the property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than it otherwise would be, Tenant shall reimburse Landlord and/or such other tenants or subtenants in the Building for that part of the insurance premiums thereafter paid by Landlord or by the other tenants or subtenants in the Building which shall have been charged because of such failure by Tenant; provided, however, Tenant's obligation to reimburse any other tenant or subtenant in the Building shall be limited to only those tenants or subtenants which have a similar obligation to reimburse under their leases or subleases. Tenant shall make said reimbursement within 30 days after Landlord shall have made demand for payment therefor.

          (B) In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of any insurance rate for the Building or Premises issued by any Insurance Board establishing insurance premium rates for the Building shall be prima facie evidence of the facts therein stated and of the several items and charges in the insurance premium rates for then applicable to the Building.

     Section 12.4.

          (A) Tenant shall, at Tenant's own cost and expense, obtain, maintain and keep in full force and effect during the Term, for the benefit of Landlord, the Manager, any Lessors, any Mortgagees and Tenant, commercial general liability insurance (including premises operation, bodily injury, personal injury, death, independent contractors, products and completed operations, broad form contractual liability and broad form property damage coverages) in a combined single limit amount of not less than Three Million and 00/100 ($3,000,000.00) Dollars, against all claims, demands or actions with respect to damage, injury death made by or on behalf of any person or entity, arising from or relating to the conduct and operation of Tenant's business in, on or about the Premises (which shall include Tenant's signs, if any), or arising from or related to any act or omission of Tenant or of Persons Within Tenant's Control. If Tenant shall install or maintain one or more pressure vessels to serve Tenant's operations at the Premises, Tenant shall, at Tenant's own cost and expense, obtain, maintain and keep in full force and effect, for the benefit of Landlord, the Manager, any Lessors, any Mortgagees and Tenant, appropriate boiler or other insurance coverage therefor in an amount not less than One Million and 00/100 ($1,000,000.00) Dollars (it being understood and agreed, however, that the foregoing shall not be deemed a consent by Landlord to the installation and/or maintenance of any such pressure vessels in the Premises, which installation and/or maintenance shall at all times be subject to the prior written consent of Landlord). Whenever, in Landlord's reasonable judgment, good business practice and changing conditions indicate a need for additional amounts or different types of insurance coverage, Tenant shall, within thirty (30) days after Landlord's request, obtain such

     Section 12.5.

          (A) Landlord shall cause each policy carried by Landlord insuring the Building against loss, damage or destruction by fire or other casualty, and Tenant shall cause each insurance policy carried by Tenant and insuring the Premises and Tenant's Alterations, leasehold improvements, space equipment, furnishings, furniture, contents and fixtures against loss, damage or destruction by fire or other casualty, to be written in a manner so as to provide that the insurance company waives all rights of recovery by way of subrogation against Landlord or Tenant in connection with any loss or damage covered by any such policy. Neither party shall be liable to the other for the amount of such loss or damage which is in excess of the applicable deductible, if any, caused by fire or any of the risks enumerated in its policies, provided that such waiver was obtainable at the time of such loss or damage. However, if such waiver cannot be obtained, or shall be obtainable only by the payment of an additional premium charge above that which is charged by companies carrying such insurance without such waiver of subrogation, then the party undertaking to obtain such waiver shall notify the other party of such fact and such other party shall have a period of ten (10) days after the giving of such notice to agree in writing to pay such additional premium if such policy is obtainable at additional cost (in the case of Tenant, pro rata in proportion of Tenant's rentable area to the total rentable area covered by such insurance); and if such other party does not so agree or the waiver shall not be obtainable, then the provisions of this Section 12.5 shall be null and void as to the risks covered by such policy for so long as either such waiver cannot be obtained or the party in whose favor a waiver of subrogation is desired shall refuse to pay the additional premium. If the release of either Landlord or Tenant, as set forth in the second sentence of this Section 12.5, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released, but no action or rights shall be sought or enforced against such party unless and until all rights and remedies against the other's insurer are exhausted and the other party shall be unable to collect such insurance proceeds.

          (B) The waiver of subrogation referred to in Section 12.5 (A) above shall extend to the agents and employees of each party, but only if and to the extent that such waiver can be obtained without additional charge (unless such party shall pay such charge). Nothing contained in this Section 12.5 shall be deemed to relieve either party from any duty imposed elsewhere in this Lease to repair, restore and rebuild.

     Section 12.6. Landlord (other than the Landlord named in this Lease) shall maintain and keep in full force and effect or cause to be maintained and kept in full force and effect, such insurance as any institutional mortgagee of the Building shall require. If there is no institutional mortgage encumbering the Building, then Landlord (other than the Landlord named in this Lease) shall maintain and keep in full force and effect, with a reputable, good and solvent insurance company licensed to do business in the State of New York, "all-risk" insurance, to the extent of 100% of the replacement value of the building.

                                   ARTICLE 13

                       DESTRUCTION BY FIRE OR OTHER CAUSES

     Section 13.1. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. Landlord shall, subject to the provisions of Sections 13.2 and 13.3 below, proceed with reasonable diligence, after receipt of the net proceeds of insurance, to repair or cause to be repaired such damage at its expense, but in no event greater than the scope of Landlord's construction of the Premises on the Commencement Date; and, if the Premises, or any part thereof, shall be rendered untenantable by reason of such damage and such damage shall not be due to the fault of Tenant or Persons Within Tenant's Control, then the Fixed Rent and the Escalation Rent hereunder, or an amount thereof apportioned according to the area of the Premises so rendered untenantable (if less than the entire Premises shall be so rendered untenantable), shall be abated for the period from the date of such damage to the date when the repair of such damage shall have been substantially completed. If Landlord, any Mortgagee or any Lessor shall be unable to collect the insurance proceeds (including rent insurance proceeds) applicable to such damage because of some action or inaction on the part of Tenant or Persons Within Tenant's Control, then, after Tenant has been notified by Landlord and Tenant has failed to correct such action or inaction within five days after such notice has been given, the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of Fixed Rent or Escalation Rent. Tenant covenants and agrees to cooperate with Landlord and any Lessor or any Mortgagee in their efforts to collect insurance proceeds (including rent insurance proceeds) payable to such parties. Landlord shall not be liable for any delay which may arise by reason of adjustment of insurance on the part of Landlord and/or Tenant, or any cause beyond the control of Landlord or contractors employed by Landlord.

     It is expressly understood that if Landlord is prevented from substantially completing the repairs by reason of any acts of Tenant or Persons Within Tenant's Control, including, without limitation, by reason of the performance of any Alterations, or by reason of Tenant's failure or refusal to comply or to cause its architects, engineers, designers and contractors to comply with any of Tenant's obligations described or referred to in this Lease, then such work shall be deemed Substantially Completed on the date when the work would have been Substantially Completed but for such delay, and the expiration of the abatement of Tenant's obligations to pay Fixed Rent and Escalation Rent shall not be postponed by reason of such delay. Any additional costs to Landlord to complete any work occasioned by such delay shall be paid by Tenant to Landlord, as Additional Rent, within ten (10) days after demand therefor by Landlord.

     Section 13.2. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage from fire or other casualty or the repair thereof. Nothing herein contained shall be deemed to relieve Landlord from liability for damage to persons or property directly resulting from Landlord's negligent acts or omissions. Tenant understands that Landlord, in reliance upon Section 12.4, will not carry insurance of any kind on Tenant's furnishings, furniture, contents, fixtures, space equipment and leasehold improvements, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

     Section 13.3

          (A) Notwithstanding anything to the contrary contained in Sections
13.1 and 13.2 above, in the event that:

               (i) 160,000 rentable square feet or more of the Building shall be damaged by a fire or other casualty so that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty and without regard to the structural integrity of the Building); or

               (ii) the Premises shall be totally or substantially damaged or shall be rendered wholly or substantially untenantable (and at least 150,000 rentable square feet of the Building other than the Premises also shall have been totally or substantially damaged or shall be rendered wholly or substantially untenantable), then Landlord may, in Landlord's sole and absolute discretion, terminate this Lease and the term and estate hereby granted, by notifying Tenant in writing of such termination within sixty (60) days after the date of such damage. In the event that such a notice of termination shall be given, then this Lease and the term and estate hereby granted shall expire as of the date of termination stated in said notice with the same effect as if that were the Fixed Expiration Date, and the Fixed Rent and Escalation

Rent hereunder shall be apportioned as of the date of such damage.

          (B) Notwithstanding anything to the contrary contained in this Section 13.3, upon the written request of Tenant, Landlord shall deliver to Tenant an estimate prepared by a reputable contractor selected by Landlord setting forth such contractor's estimate as to the time reasonably required to repair such damage. If the period to repair set forth in any such estimate exceeds 9 months, Tenant may elect to terminate this Lease by notice to Landlord given not later than thirty (30) days following Tenant's receipt of such estimate. If Tenant exercises such election, this Lease and the term and estate hereby granted shall expire as of the 30th day after notice of such election given by Tenant with the same effect as if that were the Fixed Expiration Date, and the Fixed Rent and Escalation Rent hereunder shall be apportioned as of such date.

     Section 13.4. Except as may be provided in Section 12.5, nothing herein contained shall relieve Landlord or Tenant from any liability to the other or to the other's insurers in connection with any damage to the Premises or the Building by fire or other casualty if Landlord or Tenant shall be legally liable in such respect.

     Section 13.5. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of express agreement and any other law of like import now or hereafter in force, shall have no application in such case.

     Section 13.6. (A) If the period to repair any damage to the Premises set forth in the estimate referred to in Section 13.3 exceeds three (3) months, then, provided Tenant has not exercised its option to cancel this Lease in accordance with Section 13.3 (B), upon the written request of Tenant, Landlord shall provide Tenant with temporary premises in the Building (the "Casualty Temporary Premises"), if such premises are available, for any area of the Premises that is rendered untenantable, until such time as the repair of the Premises has been substantially completed in accordance with Section 13.1 of this Lease and upon such substantial completion, Tenant shall surrender the Casualty Temporary Premises in accordance with the provisions of this Lease, including, but not limited to, Article 22.

     Tenant's lease of the Casualty Temporary Premises shall be upon all of the same terms and conditions as are contained in this Lease except that:

     (i) The Fixed Rent for the Casualty Temporary Premises shall be payable at a rate per rentable square foot of Casualty Temporary Premises per annum equal to the Fixed Rent then payable by Tenant pursuant to the terms of this Lease at the rate per rentable square foot payable by Tenant for the Premises.

     (ii) Tenant's Share shall be adjusted to reflect the rentable square feet included in the casualty Temporary Premises.

     (iii) Tenant shall accept the Casualty Temporary premises in their then "as-is" condition and Landlord shall not be required to perform any work or furnish any materials in order to prepare such Casualty Temporary Premises for Tenant's occupancy or reimburse Tenant for any work performed by Tenant to ready such space for occupancy.

     (B) All costs incurred in connection with Tenant's relocation to the Casualty Temporary Premises shall be borne solely by Tenant.

                                   ARTICLE 14

                                 EMINENT DOMAIN

     Section 14.1. If the whole of the Real Property, the Building or the Premises is acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Fixed Expiration Date. If only a part of the Real Property and not the entire Premises is so acquired or condemned then, (1) except as hereinafter provided in this Section 14.1, this Lease and the Term shall continue in effect but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Fixed Rent and Tenant's Share shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation; (2) whether or not the Premises are affected thereby, Landlord, at Landlord's option, may give to Tenant, within sixty (60) days next following the date upon which Landlord receives notice of vesting of title, a thirty (30) day notice of termination of this Lease; and (3) if the part of the Real Property so acquired or condemned contains more than thirty (30%) percent of the total area of the Premises immediately prior to such acquisition or condemnation,or if, by reason of such acquisition or condemnation, Tenant no longer has access to the Premises, Tenant, at Tenant's option, may give to Landlord, within sixty (60) days next following the date upon which Tenant receives notice of vesting of title, a thirty (30 day notice of termination of this Lease. If any such thirty (30) day notice of termination is given, by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Fixed Expiration Date. If a part of the Premises is so acquired or condemned and this Lease and the Term are not terminated pursuant to the foregoing provisions of this Section 14.1, Landlord, at Landlord's cost and expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit, exclusive of Tenant's Alterations and Tenant's Property. In the event of any termination of this Lease and the Term pursuant to the provisions of this Section 14.1, the fixed Rent shall be apportioned as of the date of sooner termination and any prepaid portion of the Fixed Rent or Escalation Rent for any period after such date shall be refunded by Landlord to Tenant.

     Section 14.2. In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section
14.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the value of any Tenant's Property included in such taking, and for any moving expenses, so long as Landlord's award is not reduced thereby.

                                   ARTICLE 15

                     ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.

     Section 15.1. Except as otherwise provided in this Article 15, Tenant shall not (a) assign this Lease (whether by operation of law, transfers of interests in Tenant or otherwise); or (b) mortgage or encumber Tenant's interest in this Lease, in whole or in part; or (c) sublet, or permit the subletting of, the Premises or any part thereof; or (d) subject to the provisions of Section 15.8, permit the Premises or any part thereof to by occupied or used for desk space, mailing privileges or otherwise by any person other than Tenant. Tenant shall not advertise or authorize a broker to advertise for a subtenant or assignee, without in each instance, obtaining the prior written consent of Landlord, which consent shall not be reasonably withheld or delayed.

     Section 15.2. If Tenant's interest in this Lease shall be assigned in violation of the provisions of this Article 15, such assignment shall be invalid and of no force and effect against Landlord; provided, however, that Landlord may collect an amount equal to the then Fixed Rent plus any other item of Rental from the assignee as a fee for its use and occupancy. If the Premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this Article 15, Landlord, after default by Tenant under this Lease, may collect any item of Rental or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent and the items of Rental reserved in this Lease. No such assignment, subletting, occupancy, or use, whether with or without Landlord's prior consent, nor any such collection or application of Rental or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as Tenant hereunder, nor shall the same, in any circumstances, relieve Tenant of any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment, subletting, occupancy or use. Any person to which this Lease is assigned with Landlord's consent shall be deemed without more to have assumed all of the obligations arising under this Lease from and after the date of such assignment and shall execute and deliver to Landlord, upon demand, an instrument confirming such assumption. Notwithstanding and subsequent to any assignment, Tenant's primary liability hereunder shall continue notwithstanding (a) any subsequent amendment hereof, or (b) Landlord's forbearance in enforcing against Tenant any obligation or liability, without notice to Tenant, to each of which Tenant hereby consents in advance. If any such amendment operates to increase the obligations of Tenant under this Lease, the liability under this Section 15.2 of the assigning Tenant shall continue to be no greater than if such amendment had not been made (unless such party shall have expressly consented in writing to such amendment).

Section 15.3.

     (A) For purposes of this Article 15, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, or the transfer of control in any limited partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall be deemed not to include the sale of such stock by persons or parties, other than those deemed "affiliates" of Tenant within the meaning of Rule 144 promulgated under the Securities act of 1933, as amended through the "over-the-counter market" or through any recognized stock exchange, (ii) any increase in the amount of issued and/or outstanding capital stock of any corporate tenant, or of a corporate subtenant, and/or the creation of one or more additional classes of capital stock of any corporate tenant or any corporate subtenant, in a single transaction or a series or related or unrelated transactions, resulting in a change in the legal or beneficial ownership of such tenant or subtenant so that the shareholders of such tenant or subtenant existing immediately prior to such transaction or series of transactions shall no longer own a majority of the issued and outstanding capital stock of such tenant to subtenant, shall be deemed an assignment of this Lease, (iii) an agreement by any other person or entity, directly or indirectly, to assume Tenant's obligations under this Lease shall be deemed an assignment, (iv) any person or legal representative of Tenant, to whom Tenant's interest under this lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 15, and (v) a modification, amendment or extension of a sublease shall be deemed a sublease. Tenant agrees to furnish to Landlord on request at any time such information and assurances as Landlord may reasonably request that neither Tenant, nor any previously permitted subtenant, has violated the provisions of this Article 15.

     (B) The provisions of clauses (a), (c) and (d) of Section 15.1 shall not apply, and the prior consent or approval of Landlord is not required, to transactions with a corporation into or with which Tenant is merged or consolidated or consolidated or with a Person to which substantially all of Tenant's assets are transferred (provided such merger, consolidation or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created by this Lease, and provided further, that the assignee has an "Acceptable Net Worth" (as hereinafter defined), or, if Tenant is a partnership, with a successor partnership, nor shall the provisions of clauses (a), (c) and (d) of Section 15.1 apply to transactions with an entity (an "affiliate") that controls or is controlled by Tenant or is under common control with Tenant. As used in the preceding sentence, the term "acceptable Net Worth" shall mean a net worth equal to not less than the product achieved by multiplying the number 5 by the aggregate amount of Rental required to be paid by Tenant under this Lease. Tenant shall notify Landlord before any such transaction is consummated.

     (C) The term "control" as used in this Lease (i) in the case of a corporation shall mean ownership of more than fifty

(50%) percent of the outstanding capital stock of that corporation, (ii) in the case of a general partnership, shall mean more than fifty (50%) percent of the general partnership interest of the partnership, and (iii) in the case of a limited partnership, shall mean more than fifty (50%) percent of the general partnership interests of such limited partnership.

     (D) Notwithstanding any provisions contained in this Article 15 to the contrary, clauses (c) and (d) of Section 15.1 of this Article 15 or, so long as the assignee has a net worth of at least equal to or in excess of the net worth of Tenant as of the date of this Lease, clause (a) of Section 15.1 of this
Article 15 shall not apply to transactions with a Person that controls, is controlled by or is under common control with any of the following Persons or any combination (without duplication) of any of the following Persons: Robert Gladstone, Roger Gladstone, James Krantz*, Controllers' spouses, any of Controllers' children and any spouse of Controllers' children, any of Controllers' grandchildren and any trust established for the benefit of any of the Persons referred to in this clause. Jonathan Krantz and David Nussbaum (collectively, the "Controllers")

Section 15.4

     (A) If Landlord shall not exercise its rights pursuant to paragraph (B) of this Section 15.4, Landlord shall not unreasonably withhold or delay its consent to a proposed subletting of the Premises, or an assignment of this Lease, provided that in each such instance, the following requirements shall have been satisfied (if Tenant proposes a partial sublet, references in this Section 15.4 to the Premises shall, unless the context otherwise requires, refer to such portion):

     (1) in the case of a proposed subletting, the listing for subletting of the Premises shall not have included a proposed rental rate that is less than the prevailing rate (the "Prevailing Rate") set by Landlord for comparable space in the Building for a comparable space for a comparable term, as reasonably determined by Landlord);

     (2) without the prior consent of Landlord, which consent shall not be unreasonably withheld or delayed, neither the availability of the Premises nor the name and address of the Building shall be used in any advertising for subletting of the Premises (or portion thereof) or an assignment of this Lease;

     (3) no Event of Default shall have occurred and be continuing;

     (4) the proposed subtenant or assignee shall have a financial standing, be of a character and be engaged in a business, and propose to use the Premises in a manner in keeping with the standards in such respects of the other tenancies in first class office buildings located in the Borough of Manhattan;

     (5) if Landlord has or within four (4) months thereafter reasonably expects to have comparable space available in the Building, the proposed subtenant or assignee shall not be (x) a Person with whom Landlord is then negotiating or discussing the leasing of space in the Building; or (y) a tenant in or occupant of the Building or any Person that, directly or indirectly, is controlled by, controls or is under common control with any such tenant or occupant;

     (6) any subletting shall be expressly subject to all of the terms, covenants, conditions and obligations on Tenants part to be observed and performed under this Lease and any assignment or subletting shall be subject to the further condition and restriction that this Lease or the sublease shall not be further assigned, encumbered or otherwise transferred or the subleased premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the assignee or subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent shall not be unreasonable withheld or delayed;

     (7) no subletting shall be for less than one-half of the Premises and shall be regular in shape and at no time shall there be more than two (2) occupants, including Tenant, in the Premises, all of whom shall have direct access through existing public corridors to elevators, fire stairs and core rest rooms;

     (8) Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, an administrative fee of $1,000, and processing fees, attorneys' fees and disbursements, and the costs of making investigations as to the acceptability of the proposed assignee or subtenant;

     (9) any sublease shall expressly provide that in the event of termination, re-entry or dispossession of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant as sublessor under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under such sublease, (ii) subject to any offset that theretofore accrued to such subtenant against Tenant, (iii) bound by any previous modification of such sublease or by any previous prepayment or more than one month's rent unless previously approved by Landlord, (iv) bound by any covenant to undertake or complete or make payment to or on behalf of a subtenant with respect to any construction of the Premises or any portion thereof demised by such sublease and
(v) bound by any obligations to make any other payment to or on behalf of the subtenant, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such termination, reentry or dispossession by Landlord under this Lease and which Landlord is required to perform hereunder with respect to the subleased space at Landlord's expense;

     (10) Tenant shall have complied with the requirements of paragraph (d) of this section 15.4; and

     (11) the nature of the occupancy, the use and the manner of use of the Premises by the proposed subtenant or assignee shall not impose on Landlord any requirements of the ADA in excess of those requirements imposed on Landlord in the absence of such proposed subtenant or assignee or such occupancy, use or manner of use, unless such proposed subtenant or assignee shall have agreed to comply with each of such excess requirements and, at Landlord's option, shall have furnished Landlord with such security as Landlord may require to assure that such subtenant or assignee shall so comply.

         (B) should Tenant desire to assign this Lease or sublet the Premises or any portion thereof, other than as contemplated by Section 15.3(B), Tenant shall give written notice (the "Sublease or Assignment Statement") thereof to Landlord specifying the financial terms on which Tenant is willing to assign this Lease of sublet the Premises or the applicable portion thereof and the effective date of such assignment or subletting, which shall be no less than thirty (30) nor more than ninety (90) days after the date of Tenant's notice to Landlord. Landlord shall have the right, exercisable within twenty (20) days after Landlord's receipt of the Sublease or Assignment Statement (including any additional information reasonably requested by Landlord), to sublet (in its own name or that of its designee) such portion of the Premises ("Recapture Space") from Tenant on the terms and conditions set forth in the Sublease or Assignment Statement, subject to the further provisions of paragraph (C) of the Section 15.4, or in the case of an assignment, the additional right to terminate this Lease. If Landlord shall fail to notify Tenant within said twenty (20) day period of Landlord's intention to exercise its rights pursuant to this Section 15.4(B), Landlord shall be deemed to have not exercised its right to sublet or terminate, and Tenant shall be free to consummate a subletting or assignment on the same material terms and conditions set forth in the Sublease or Assignment Statement, subject to the terms and conditions of this Lease, including paragraph (A) of this Section 15.4. If Tenant shall not enter into a sublease or assignment having financial terms (when measured in their entirety), including the term thereof not more than ten (10%) percent more favorable to the subtenant or assignee than the financial terms set forth in the Sublease or Assignment Statement within two hundred seventy (270) days after the delivery of the Sublease of Assignment Statement to Landlord, then the provisions of Section 15.1 and this Section 15.4 shall again be applicable to any other proposed subletting or assignment.

     (C) (1) If Landlord shall exercise its option to sublet the Recapture Space, then, notwithstanding the terms contained in the Sublease or Assignment Statement, such sublease (a "Recapture Sublease") to Landlord or its designee as subtenant (the "Recapture Subtenant") or assignee shall:

              (a) be at a rate, at all times throughout the term of the Recapture Sublease, equal to the lesser at that time of (i) the rent per square foot payable under this Lease or (ii) (if Tenant had proposed to sublet the Premises) the rate set forth in the Sublease or Assignment Statement;

              (b) otherwise be upon the same terms and conditions as those contained in the Sublease or Assignment Statement (other than, in the case of an assignment, payment of consideration therefor to Tenant) and (except as modified by the Sublease or Assignment Statement) the terms and conditions contained in this Lease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this paragraph (c);

              (c) give the Recapture Subtenant the unqualified and unrestricted right, without Tenan's permission, to assign such sublease and to further sublet the Recapture Space or any part thereof and to make any and all changes, alterations, and improvements in and to the Recapture space;

              (d) provide in substance that any such changes, alterations, and improvements made in the Recapture space may be removed, in whole or in part, prior to or upon the expiration or other termination of the Recapture Sublease provided that any material damage and injury caused thereby shall be repaired;

              (e) provide that (i) the parties to such Recapture Sublease expressly negate any intention that any estate created under the Recapture Sublease be merged with any estate held by either of said parties, (ii) prior to the commencement of the term of the Recapture Sublease, Tenant, at its expense, shall make such alterations as may be required or reasonably deemed necessary by the Recapture Subtenant to physically separate the Recapture Space from the balance of the Premises and to provide appropriate means of access thereto and to the public portions of the balance of the floor such as toilets, janitor's closets, telephone and electrical closets, fire stairs, elevator lobbies, etc., and (iii) at the expiration of the term of such Recapture Sublease, Tenant will accept the Recapture Space in its then existing condition, broom clean; and

              (f) provide that the Recapture Subtenant or occupant shall use and occupy the Recapture Space for any purpose approved by Landlord (without regard to any limitation set forth in the Sublease or Assignment statement).

     (2) Until the Termination of a Recapture sublease, performance by Recapture Subtenant under a Recapture Sublease shall be deemed performance by Tenant of any similar obligation under this Lease and Tenant shall not be liable for any default under this Lease or deemed to be in default hereunder or be liable for any damages arising from any acts or omissions of the Recapture Subtenant (including, without limitation, for the payment of items of rent which would be payable by Recapture Subtenant under the Recapture Sublease or for the holding over beyond the expiration of the term of the Recapture sublease by Recapture Subtenant) or any "Person Within Recapture Subtenant's Control" if such default is occasioned by or arises from any act or omission of Recapture subtenant under the Recapture Sublease or is occasioned by or arises from any act or omission of any occupant under the Recapture sublease or any Person Within Recapture Subtenant's Control.

     (3) If Recapture Subtenant is unable to give Tenant possession of the Recapture Space at the expiration of the term of the Recapture Sublease by reason of the holding over of retention of possession of any tenant or other occupant, then (w) Recapture Subtenant shall continue to pay all charges previously payable, and comply with all other obligations under the Recapture Sublease until the date upon which Recapture Subtenant gives Tenant possession of such Recapture Space free of occupancies, (x) neither the Expiration Date nor the validity of this Lease shall be affected and (y) Tenant waives any rights under Section 223-a of the Real Property Law of New York, or any successor statute of similar import, to rescind this Lease and further waives the right to recover any damages from Landlord or Recapture Subtenant that may result from the failure of the Landlord to deliver possession of the Recapture Space at the end of the term of the Recapture Sublease. If Recapture Subtenant holds over beyond the term of the Recapture Sublease, Landlord shall use reasonable efforts to remove Recapture Subtenant from the Recapture Space. Nothing in this Section
15.4 (C) (3) shall prohibit

Tenant from exercising any rights available to it at law or in equity to evict Recapture Subtenant or to otherwise obtain possession of the Recapture space at the expiration of the term of the Recapture Sublease.

     (4) The failure by the Landlord to exercise its option under Sections 15.4
(B) or (D) with respect to any subletting or assignment shall not be deemed a waiver of such option with respect to any extension of such subletting or assignment or any subsequent subletting or assignment.

     (D) Upon obtaining a proposed assignee or subtenant, upon terms satisfactory to Tenant, Tenant shall submit to Landlord in writing (i) the name and business address of the proposed assignee or subtenant; (ii) in the case of a sublease, a description of the portion of the Premises to be sublet; (iii) the terms and conditions of the proposed assignment or subletting, including the Sublease Rent or consideration payable for the assignment; (iv) the nature and character of the business and credit of the proposed assignee or subtenant, and
(v) any other information that Landlord may reasonably request. if the financial terms (when measured in their entirety), including the term thereof, of such subletting or assignment are more favorable to the subtenant or the assignee by more than ten (10%) percent than those offered to Landlord pursuant to Section
15.4 (B) of this Lease, Landlord shall have the further option, to be exercised within 10 Business Days from submission of the information and documents referred to in the preceding sentence, to sublet (in its own mane or that of its designee) the Recapture Space from Tenant on the same terms and conditions of such proposed assignment or subletting, subject to the further provisions of paragraph (C) of this Section 15.4, or in the case of an assignment, the additional right to terminate this Lease.

     (E) Tenant shall deliver to Landlord, within five (5) days after execution thereof by Tenant, but no less than 10 days prior to the effective date of the contemplated sublease or assignment, an original counterpart of any executed sublease or instrument of assignment, together with (i) Tenant's and the subtenant's (or assignee's) affidavit that such sublease of assignment instrument is the true and complete statement of the subletting or assignment and reflects all sums and other consideration passing between the parties to the sublease or assignment and (ii) all reports, returns, transferor and transferee questionnaires and other documents required to be filed under Articles 31 and 31-B of the New York State Tax Law and under Chapter 21 of the New York City Administrative Code.

         Section 15.5. If Tenant sublets any portion of the Premises, Landlord shall be entitled to and Tenant shall pay to Landlord, as Additional Rent (the "Sublease Additional Rent"), a sum equal to fifty (50%) percent of any rents, additional charges and other consideration payable under the sublease to Tenant by the subtenant in excess of the Fixed Rent and Escalation Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant under this Lease) pursuant to the terms of this Lease (including, by not limited to, sums paid for the sale or rental of Tenant's Property and Alterations made by Tenant but less the then net unamortized or undepreciated cost of Tenant's Property and Alterations make by Tenant on the basis of Tenant's federal income tax return except that depreciation shall be computed on a straight-line basis without regard to any renewal options) less all expenses reasonably and actually incurred by Tenant on account of brokerage commissions, advertising costs, legal fees, rent concessions and demising the premises so sublet. such sublease Additional Rent shall be payable as and when received by Tenant.

     Section 15.6. If Tenant shall assign this Lease, Landlord shall be entitled to and Tenant shall pay to Landlord, as Additional Rent, an amount equal to fifty (50%) percent of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant's Property and Alterations made by Tenant but less the then net unamortized or undepreciated cost of Tenant's Property and Alterations made by Tenant on the basis of Tenant's federal income tax return except that depreciation shall be computed on a straight-line basis without regard to any renewal options) less all expenses reasonably and actually incurred by Tenant on account of brokerage commissions, legal fees, rent concessions and advertising costs in connection with such assignment. such Additional Rent shall be payable as and when received by Tenant from the assignee.

     Section 15.7. Landlord shall have no liability for brokerage commissions incurred with respect to any assignment of this Lease or any subletting of all or any part of the Premises by or on behalf of Tenant. Tenant shall pay, and shall indemnify and hold Landlord harmless from and against, any and all cost, expense (including reasonable attorneys' fees and disbursements) and liability in connection with any compensation, commissions or charges claimed by any broker or agent with respect to any such assignment or subletting.

     Section 15.8. Notwithstanding anything to the contrary contained in this
Article 15, offices in the Premises may be used by or occupied by "affiliates" of Tenant (as such term is defined in Section 15.3) for use only as executive and general offices without the prior consent of Landlord, provided that Tenant shall have given prior written notice to Landlord of such intended use and occupancy.

     Section 15.9. Notwithstanding anything to the contrary contained in this
Article 15, Tenant may, upon prior written notice to Landlord, permit "affiliates" of Tenant (as such term is defined in Section 15.3) to sublet all or any part of the Premises for the Permitted Use subject however to compliance with Tenant's obligations under this Lease. Such subletting shall not be subject to the provisions of Sections 15.4 (B) and (D) of this Lease. such subletting shall not be deemed to vest in any such "affiliate" any right or interest in this Lease or the Premises nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder.

                                   ARTICLE 16

                               ACCESS TO PREMISES

     Section 16.1.

     (A) Tenant shall permit Landlord, Landlord's agents and public utilities servicing the building to erect, use and maintain concealed ducts, pipes and conduits in and through the Premises, provided the same do not unreasonably interfere with Tenant's use of the Premises or decrease the usable area by more than a de minimis amount. Landlord or Landlord's agents shall have the right to enter the Premises at all reasonable times upon (except in case of emergency) reasonable prior notice, which notice may be oral, to examine the same, to show the same to prospective purchasers, Mortgagees or lessees of the building or space therein, and to make such repairs, alterations, improvements or additions
(i) as Landlord may deem necessary or desirable to the Premises or to any other portion of the Building, provided the same do not unreasonably interfere with Tenant's use of the Premises or decrease the usable area by more than a de minimis amount, of (ii) which Landlord may elect to perform at least ten (10) days after notice (except in an emergency when no notice shall be required) following Tenant's failure to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, or (iii) for the purpose of complying with Requirements, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part, provided the same do not unreasonably interfere with Tenant's use of the Premises or decrease the usable area by more than a de minimis amount, and the Fixed Rent (and any other item of Rental) shall in no respect abate or be reduced by reason of said repairs, alterations, improvements or additions, wherever located, or while the same are being made, by reason of loss or interruption of business of Tenant, or otherwise.

occupancy. If during the Term, a certificate of occupancy is issued for the Building and/or the Premises, (i) Landlord shall provide Tenant with a copy of such certificate(s) of occupancy, and (ii) Tenant shall not at any time use or occupy the Premises in violation of such certificate(s) of occupancy and in the event that any Government Authority shall hereafter at any time contend and/or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy whether or not such use shall be a Permitted Use, Tenant shall, upon five (5) days' written notice from Landlord, immediately discontinue such use of the Premises.

                                   ARTICLE 18

                                     DEFAULT

     SECTION 18.1. Each of the following events shall be an "Event of Default" under this lease:

          (A) if Tenant shall on any occasion default in the payment when due of any installment of Fixed rent or in the payment when due of any other item of Rental and such default shall continue for five (5) business days after Landlord shall have given Tenant written notice of such default; or

          (B) if Tenant shall fail more than three (3) times in any consecutive period of twelve months to make a payment when due of any Rental, and Landlord shall have given Tenant notice after the third such occurrence advising Tenant of such occurrence; or

          (C) if Tenant shall default in the observance or performance of any other term, covenant or condition of this Lease on Tenant's part to be observed or performed and Tenant shall fail to remedy such default within 15 days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot with due diligence by completely remedied within said period of 15 days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal liability or termination of any Superior Lease or foreclosure of any Mortgage, if Tenant shall not, (i) within said 15 day period advise Landlord of Tenant's intention duly to institute all steps necessary to remedy such situation, (ii) duly institute within said 15 day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice by Landlord as shall reasonably be necessary; or

          (D) if Tenant shall fail to take occupancy of the Premises within thirty (30) days after the Commencement Date or if the Premises shall become abandoned; or

          (E) if Tenant's interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 15 hereof; or

          (F) (1) if Tenant shall not, or shall be unable to, or shall admit in writing Tenant's inability to, as to any obligation, pay Tenant's debts as they become due; or

              (2) if Tenant shall commence or institute any case, proceeding or other action (a) seeking relief on Tenant's behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect Tenant or Tenant's debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

              (3) if Tenant shall make a general assignment for the benefit of creditors; or

              (4) if any case, proceeding or other action shall be commenced or instituted against Tenant (a) seeking to have an order for relief entered against Tenant as debtor or to adjudicate Tenant a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant's debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or for all or any substantial part of Tenant's property, which either
(i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of sixty (60) days; or

              (5) if a trustee, receiver or other custodian shall be appointed for any substantial part of the assets of Tenant which appointment is not vacated or effectively stayed within sixty (60) days.

     Section 18.2. If an Event of Default shall occur, Landlord may, at any time thereafter, at Landlord's option, give written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date specified in such notice, which date shall not be less than five (5) days after the giving of such notice, whereupon this Lease and the Term and all rights of Tenant under this Lease shall automatically expire and terminate as if the date specified in the notice given pursuant to this Section 18.2 were the Fixed Expiration Date and Tenant immediately shall quit and surrender the Premises, but Tenant shall remain liable for damages as provided herein or pursuant to law. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 18.1(F), or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession fails to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on five (5) days' notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said five (5) day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

     Section 18.3. If, at any time, (i) Tenant shall consist of two (2) or more persons, or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this Lease has been assigned, the word "Tenant" as used in Section 18.1(F), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 18.1(F) shall be deemed paid as compensation for the use and occupancy of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rental or a waiver on the part of Landlord of any rights under Section 18.2.

                                   ARTICLE 19

                              REMEDIES AND DAMAGES

     Section 19.1.

          (A) If any Event of Default shall occur, or this Lease and the Term shall expire and come to an end as provided in Article 18:

          (1) Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such Event of default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding or otherwise (without being liable to indictment, prosecution or damages therefor), but excluding by force, and my repossess the Premises and dispossess Tenant and any other persons from the Premises by summary proceedings or otherwise (excluding by force) and remove any and all of their property and effects from the Premises (and Tenant shall remain liable for damages as provided herein or pursuant to law); and

          (2) Landlord, at Landlord's option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Fixed Expiration Date, at such rent or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in Landlord's sole discretion, may determine; and Landlord, at Landlord's option, may make such Alterations, in and to the Premises as Landlord, in Landlord's sole discretion, shall consider advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability. Notwithstanding the foregoing, Landlord agrees to list the availability of the Premises with one independent leasing broker.

     (B) Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end that may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights that Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination is by operation of law or pursuant to the provisions of this Lease. The works "re-entry", "re-enter" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or anticipatory breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

     Section 19.2.

          (A) If this Lease and the Term shall expire and come to an end as provided in Article 18, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in
Section 19.1, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

              (1) Tenant shall pay to Landlord all Fixed Rent, Escalation Tent, other Additional Rent and other items of Rental payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be; and

              (2) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency ("Deficiency") between the Rental for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 19.1(A)(2) for any part of such period (after first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease, Landlord's re-entry upon the Premises and such reletting including, but not limited to, all repossession costs, brokerage commissions, attorneys' fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent; Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding.

          (B) If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 19.2. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents exceed the fixed Rent reserved in this Lease. solely for the purposes of this
Article 19, the term "Escalation Rent" as used in Section 19.2(a) shall mean the Escalation Rent in effect immediately prior to the Expiration Date, or the date of re-entry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase pursuant to the provisions of Article 3 hereof for the Operating Year immediately preceding such event. Nothing contained in Article 18 or this Article 19 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 19.2.

                                   ARTICLE 20

                                FEES AND EXPENSES

     Section 20.1. If an Event of Default shall have occurred, Landlord may (1) perform the same for the account of Tenant, or (2) make any expenditure or incur any obligation for the payment of money in connection with any obligation owed to Landlord, including, but not limited to, reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any action or proceeding, and in either case the cost thereof, with interest thereon at the Applicable Rate, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within ten (10) days after rendition of any bill or statement to Tenant therefor. In addition, Tenant shall pay Landlord any reasonable attorneys' fees and disbursements incurred by Landlord in connection with any proceeding in which the value for the use and occupancy of the Premises by Tenant is being determined following a default by Tenant under this Lease.

     Section 20.2. If Tenant shall fail to pay any installment of Fixed Rent, Additional Rent or any other item of Rental for a period longer than ten (10) days after the same shall have become due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Additional Rent or other item of Rental, as the case may be, as a late charge and as Additional Rent, a sum equal to interest at the Applicable Rate on the amount unpaid, computed from the date such payment was due, without regard to any such grace period, to and including the date of payment.

                                   ARTICLE 21

                        NOR REPRESENTATIONS BY LANDLORD

     Section 21.1. Landlord and Landlord's agents have made no representations or promises with respect to the Building, the Real Property or the Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Tenant shall accept possession of the premises in its "as is" condition on the Commencement Date, subject to the completion of any Landlord's Work, and Landlord shall have no obligation to perform any work or make any installations in order to prepare the Premises for Tenant's occupancy. The taking of occupancy of the whole or any part of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts possession of the same and that the Premises and the Building were in good and satisfactory condition at the time such occupancy was so taken and that the Premises were substantially as shown on Schedule A. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval executed by Landlord and no other consent or approval of Landlord shall be effective for any purpose whatsoever.

                                   ARTICLE 22

                                  END OF TERM

     Section 22.1. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, in good order and condition, ordinary wear and tear excepted, and Tenant shall remove all Tenant's Alterations as may be required pursuant to Article 6. Tenant shall also remove all of Tenant's Property and all other personal property and personal effects of all persons claiming through or under Tenant, and shall pay the cost of repairing all damage to the Premises and the Real Property occasioned by such removal. Any Tenant's Property or other personal property that remains in the Premises after the termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit. If such Tenant's Property or other personal property or any part thereof is sold, Landlord may receive and retain the proceeds of such sale as the property of Landlord. Any expense incurred by Landlord in removing or disposing of such

Tenant's Property or other personal property or Alterations required to be removed as provided in Article 6, as well as the cost of repairing all damage to the Building or the Premises caused by such removal, shall be reimbursed to Landlord by Tenant, as Additional Rent, on demand.

     Section 22.2. If the expiration Date falls on a day which is not a Business Day, then Tenant's obligation under Section 22.1 shall be performed on or prior to the immediately preceding Business Day.

     Section 22.3. Deleted.

     Section 22.4. If the Premises are not surrendered upon the expiration or other termination of this Lease, Tenant hereby indemnifies Landlord against liability resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay and agrees to be liable to Landlord for (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises in order to induce such tenant not to terminate its lease by reason of the holding-over by Tenant and (ii) the loss of the benefit of the bargain if any such tenant shall terminate its lease by reason of the holding-over by Tenant.

     Section 22.5. Tenant's obligation under this Article shall survive the expiration or termination of this Lease.

                                   ARTICLE 23

                                   POSSESSION

     Section 23.1. If Landlord shall be unable to deliver possession of the Premises on the Commencement Date or any additional space to be included within the Premises on the specific date (if any) designated in this Lease, Landlord shall not be subject to any liability therefor and the validity of this Lease shall not be impaired thereby nor the Expiration Date extended, but (a) the Commencement Date shall be postponed until five (5) Business Days following notice from Landlord that the Premises or such additional space, as the case may be, are available for occupancy by Tenant, and (b) the Rent Commencement Date shall be postponed for the same number of days as the Commencement Date has been postponed. Tenant expressly waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages that may result from Landlord's failure to deliver possession of the Premises or such additional space on the specific date (if any) designated for the commencement of the Term. Tenant agrees that the provisions of this Article 23 are intended to constitute "an express provision to the contrary" within the meaning of said Section 223-a.

                                   ARTICLE 24

                                   NO WAIVER

     Section 24.1. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or Landlord's agents shall no operate as a termination of this Lease or a surrender of the Premises. If Tenant shall at any time desire to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive the keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting. Nothing herein contained shall be deemed to operate to release Landlord from liability for any injury or damage to persons or property directly resulting from Landlord's negligent acts or omissions.

     Section 24.2. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not prevent a subsequent act, which would have originally constituted a violation, from having all of the force and effect of an original violation. The receipt by Landlord of Fixed Rent, Additional Rent or any other item of Rental with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver shall be in writing and shall be signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the Rental then due and payable shall be deem to be other than on account of the earliest item(s) of Rental, or as Landlord may elect to apply the same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord's right to recover the balance due of the Rental or pursue any other remedy in this

Lease provided. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Any executory agreement hereafter made shall be ineffective to change, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, discharge or abandonment is sought.

                                   ARTICLE 25

                             WAIVER OF TRIAL BY JURY

     Section 25.1. Landlord and Tenant shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, whether during or after the Term, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord shall commence any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant or Landlord.

                                   ARTICLE 26

                              INABILITY TO PERFORM

     Section 26.1. This Lease and the obligation of Tenant to pay Rental hereunder and to perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of Landlord's obligations under this Lease, expressly or implicitly to be performed by Landlord, or because Landlord is unable to make or is delayed in making any repairs, additions, alterations, improvements or decorations, or is unable to supply or is delayed in supplying any services, equipment or fixtures, if Landlord is prevented from or delayed in so doing by reason of acts of God, casualty, strikes or labor troubles, accident, government preemption in connection with an emergency, Requirements, conditions of supply and demand which have been or are affected by war or other emergency, or any other cause whatsoever, whether similar or dissimilar to the foregoing, beyond Landlord's reasonable control ("Unavoidable Delays"). The inability of Landlord to pay for goods or services or to meet its debts shall not excuse Landlord from performing its obligations under this Lease.

                                   ARTICLE 27

                                BILLS AND NOTICES

     Section 27.1.

          (A) Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease ("Notice(s)") shall be in writing and shall be deemed sufficiently given or rendered if delivered by nationally recognized overnight courier service against a signed receipt or if deposited in a securely fastened, postage prepaid envelope in a depository that is regularly maintained by the U.S. Postal Service, sent by registered or certified mail (return receipt requested) and, in each case, addressed:

               if to Tenant (a) at Tenant's address set forth in this Lease, if given prior to Tenant's taking possession of the Premises, or (b) at the Building, if given subsequent to Tenant's taking possession of the Premises, or (c) at any place where Tenant or any agent or employee of Tenant may be found if given subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, in each instance with a copy to Graubard Mollen Horowitz Pomeranz & Shapiro, 600 Third Avenue, New York, New York 10016-1903, Attn: Lester N. Henner, Esq., or

               if to Landlord, at One Madison Avenue - Area 6Y, New York, New York 10010. Attn: Associate General Counsel Real Estate Investments and at 640 Fifth Avenue, 9th Floor, New York, New York 10019, Attn:
          Regional Manager - Real Estate, and with copies to (x) Corbin Silverman & Sanseverino, 805 Third Avenue, New York, New York 10022,
          Attn: Raymond A. Sanseverino, Esq., (y) the Manager, and (z) any Mortgagee or Lessor who may have requested the same, by Notice given in accordance with the provisions of this Article 27, at the address designated by such Mortgage or Lessor, or to such other address(es) as either Landlord or Tenant may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 27.



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          (B) Notices shall be deemed to have been rendered or given (a) on the date delivered if delivered by nationally recognized overnight courier service, and (b) on the date mailed, if mailed as provided in Section 27.1(A). Notice given by counsel for either party on behalf of such party or by the Manager on behalf of Landlord shall be deemed valid notices if addressed and sent in accordance with the provisions of this Article.

     Section 27.2.

          (A) Notwithstanding the provisions of Section 27.1, Notices requesting services for Overtime Periods pursuant to Article 28 may be given by delivery to the Building superintendent or any other person in the Building designated by Landlord to receive such Notices, and bills may be rendered by delivering them to the Premises without the necessity of a receipt.

          (B) If there shall occur any interruption of certified and registered mail service, lasting more than five (5) consecutive Business Days, Notices may be given by telegram or telecopy (fax).

                                   ARTICLE 28

                             SERVICES AND EQUIPMENT

     Section 28.1. Landlord shall, at Landlord's expense:

          (A) Provide passenger elevator service to the Premises on Business Days during Operating Hours and, subject to Section 28.3, have one elevator on call at all other times. Tenant agrees that Landlord may, at its election, install elevators with or without operators and may change the same from time to time.

          (B) Provide one (1) freight elevator serving the Premises on call on a "first come, first served" basis on Business Days from 7:00 a.m. to 4:30 p.m., and on a reservation, "first come, first served" basis from 4:30 p.m. to 7:00 a.m. on Business Days and at any time on days other than Business Days.

          (C) Furnish and distribute to the Premises, through the HVAC System, during Operating Hours, air-conditioning from May 15 through October 15 and heating from October 16 through May 14 in accordance with the heating and cooling specifications annexed hereto as Schedule C. Landlord will not be responsible for the failure of the HVAC System if such failure results from the occupancy of the Premises by more than such an average of one person for each 100 square feet in any separate room or area or if Tenant shall install and operate machines, incandescent



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lighting and appliances the total connection electrical load of which exceeds six watts per square foot in any separate room or area. If Tenant shall occupy the Premises at an occupancy rate of greater than that for which the HVAC System was designed, or if the total connected electrical load shall exceed six watts per square foot, or if Tenant's partitions shall be arranged in such a way as to interfere with the normal operation of the HVAC System, Landlord may elect to make changes to the HVAC System or the ducts through which it operates required by reason thereof, and the cost thereof shall be reimbursed by Tenant to Landlord, as Additional Rent, within ten (10) days after presentation of a bill therefor. Landlord, throughout the Term, shall have free access to all mechanical installations of Landlord, included by not limited to air-cooling, fan, ventilating and machine rooms and electrical closets, and Tenant shall not construct partitions or other obstructions that may interfere with Landlord's access thereto, or interfere with the moving of Landlord's equipment to and from the enclosures containing said installations. Neither Tenant nor its agents, employees or contractors shall at any time enter the said enclosures or tamper with, adjust, touch or otherwise in any manner affect said mechanical installations. Landlord's obligations under this Section 28.1 and under Section
28.2 are subject to applicable Requirements that may limit the hours or the extent to which Landlord is permitted to supply HVAC. Tenant agrees to keep and cause to be kept closed all of the windows in the Premises whenever the air-cooling system is in operation and agrees to lower and close the blinds when necessary because of the sun's position whenever the air-cooling system is in operation. Landlord makes no representation as the habitability of the Premises at any time the HVAC System is not in operation. Tenant hereby expressly waives any claims against the Landlord arising out of the cessation of operation of the HVAC System, or the suitability of the Premises when the same is not in operation, whether due to normal scheduling or the reasons set forth in Section 28.3.

          (D) Provide hot and cold water for ordinary drinking, cleaning, and lavatory purposes. If Tenant requires, uses or consumes water for any purposes in addition to ordinary drinking, cleaning or lavatory purposes, Landlord may install a water meter and thereby measure Tenant's water consumption for all such additional purposes. In such event (1) Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof as Additional Rent and through the duration of Tenant's occupancy Tenant shall keep said meter and equipment in good working order and repair at Tenant's own cost and expense; (2) Tenant shall pay for water consumed as shown on said meter, as and when bills are rendered, as Additional Rent, and on default in making such payment Landlord may pay such charges and collect the same from Tenant; and (3) Tenant shall not pay the sewer rent or any other tax, rent, levy or charge that now or hereafter



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is assessed or imposed or becomes a lien upon the Premises or the Real Property pursuant to any Requirements made or issued in connection with any such metered use, consumption, maintenance or supply of water, water system, or sewage connection or system. The bill rendered by Landlord for the charges described in clause (3) above shall be based upon Tenant's consumption and shall be payable by Tenant as Additional Rent within ten (10) days of rendition.

          (E) Provided Tenant shall keep the Premises in order, Landlord, at Landlord's expense, shall cause the Premises, excluding any portions thereof used as security areas or used for the storage, preparation, service or consumption of food or beverages, to be cleaned on Business Days in accordance with the cleaning specifications annexed to this Lease as Schedule D. If, however, any additional cleaning of the Premises is to be done by Tenant, it shall be done at Tenant's sole expense, in a manner reasonably satisfactory to Landlord and no one other than persons approved by Landlord shall be permitted to enter the Premises or the Building for such purpose. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish from the Premises and the Building (i) to the extent that the same, in any one day, exceeds the average daily amount of refuse and rubbish usually attendant upon the use of such Premises as offices (the "Average Rubbish Amount"), as described and included in Landlord's cleaning contract for the Building or recommended by Landlord's cleaning contractor, and (ii) related to or deriving from the preparation or consumption of food or drink. The Average Rubbish Amount is one waste basket per employee and one waste basket per particular service area (such as a pantry or photocopying room). Bills for the same shall be rendered by Landlord to Tenant at such time as Landlord may elect and shall be due and payable as Additional Rent, within ten (10) days after the time rendered. Tenant, at Tenant's expense, shall cause the Premises to be exterminated on a monthly basis to the satisfaction of Landlord and additionally shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by vermin, rodents or roaches, whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Premises or the Building for the purposes of providing such extermination services, unless such persons have been approved by Landlord. If so requested by Landlord, Tenant, at Tenant's expense, shall store any refuse generated by the consumption of food or beverages on the Premises in a cold box or similar facility.

     Section 28.2. The Fixed Rent does not reflect or include any charge to Tenant for the furnishing of any freight elevator facilities or HVAC to the Premises during periods ("Overtime



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Periods") other than the hours and days set forth above. Accordingly, if
Landlord furnishes such freight elevator facilities or HVAC to the Premises at the request of Tenant during Overtime Periods, Tenant shall pay Landlord Additional Rent for such services at the standard rates then fixed by Landlord for the Building or if no such rates are then fixed, at comparable rates then being charged by first-class office buildings in the Borough of Manhattan, the City and State of New York. Notwithstanding the foregoing, Tenant shall not be required to pay for use of the freight elevator during Overtime Periods in connection with its initial move into the Premises. Landlord shall not charge Tenant a higher rate for services during Overtime periods than is being charged by Landlord to any other tenant of the Building. If more than one tenant utilizing the same system as Tenant requests the identical service during the same Overtime Periods as Tenant, charge to Tenant will be adjusted on a pro rata basis. Landlord shall not be required to furnish any such services during any Overtime Periods (i) unless Landlord has received advance notice from Tenant requesting such services at least twenty-four (24) hours prior to the day upon which such services are requested or by 2:00 p.m. of the last preceding Business Day if such Overtime Periods are to occur on a day other than a Business Day or
(ii) if Tenant is in material default in its obligations under this Lease, then failure by Landlord to furnish or distribute any such services during such Overtime Periods shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise.

     Section 28.3. (A) Landlord shall maintain the Building Systems in accordance with the provisions of Section 7.3. Landlord reserves the right to stop the furnishing of the Building services and to stop service of the Building Systems, when necessary, by reason of accident, or emergency, or for Alterations in the judgment of Landlord desirable or necessary to be made, until said Alterations shall have been completed; and Landlord shall have no responsibility or liability for failure to supply air-conditioning, ventilation, heat, elevator, plumbing, electric, or other services during said period or when prevented from so doing by strikes, lockouts, difficulty of obtaining materials, accidents or by any cause beyond Landlord's reasonable control, or by Requirements or failure of electricity, water, steam, coal, oil or other suitable fuel or power supply, or inability by exercise of reasonable diligence to obtain electricity, water, steam, coal, oil or other suitable fuel or power. No diminution or abatement of rent or other compensation shall or



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will be claimed by Tenant as a result therefrom, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension, nor shall the same constitute an actual or constructive eviction. Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises in making any repairs, Alterations, additions or improvements, provided, however, that Landlord shall have no obligations to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs in connection with such repairs, Alterations, additions or improvements.

          (B) If, by reason of Landlord's failure to make repairs or replacements required to be made by Landlord pursuant to this Lease (a "Landlord Failure"), the Building air-conditioning system or the Building electrical system or the Building elevators serving the Premises shall become inoperable, and as a result thereof a material portion of the Premises is rendered untenantable and Tenant ceases to use such portion of the Premises for the conduct of its business and such Landlord Failure continues unremedied for more than ten (10) consecutive Business Days after Tenant gives written notice to Landlord of the Landlord Failure and the fact that a material portion of the Premises has been rendered untenantable by reason of such Landlord Failure and that Tenant shall have ceased using such portion of the Premises for the conduct of its business, then the Fixed Rent and the Escalation Rent hereunder shall be abated during the time that such portion remains untenantable and unused by reason of such Landlord Failure after such tenth (10th) Business Day, apportioned according to the rentable area of the Premises so rendered untenantable and unused. Nothing contained in this Section 28.3(B) is intended to, or shall be deemed to, make any event described in or contemplated by Articles 13, 14, 26 or 34 or Sections 7.3 or 28.3(A) or any event resulting from an act or omission of Tenant or Persons Within Tenant's Control a Landlord Failure.

     Section 28.4. Tenant agrees to abide by all requirements which Landlord may prescribe for the proper protection and functioning of its Building Systems and the furnishing of the Building services. Tenant further agrees to cooperate with Landlord in any conservation effort pursuant to a program or procedure promulgated or recommended by ASHRAE or any Requirements.

     Section 28.5. Landlord shall have no obligation to clean, repair, replace or maintain any "private" plumbing fixtures or facilities (i.e., plumbing fixtures and facilities other than those that would be the common toilets in a multi-tenant floor) or the rooms in which they are located.



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                                   ARTICLE 29

                               PARTNERSHIP TENANT

     Section 29.1 If Tenant is a partnership, or is comprise, of two (2) or more persons, individually or as co-partners of a partnership (any such partnership and such persons are referred to in this Article 29 as "Partnership Tenant"), or if Tenant's interest in this Lease shall be assigned to a Partnership Tenant, the following provisions shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several; (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by (i) any written agreement that may hereafter be executed by Partnership Tenant or any successor entity, changing, extending or discharging this lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and (ii) any Notices that may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant; (c) any Notices given or rendered to Partnership Tenant or to any of such parties shall be binding upon Partnership Tenant and all such parties; (d) if Partnership Tenant admits new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed; (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner assumes joint and several liability for the performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of clause (d) of this Article 29); and (f) any present or future partner of Partnership Tenant who is no longer a partner of Partnership Tenant at the time of any default under this Lease shall, nevertheless, remain liable for the obligations of Tenant under this Lease, as if any such partner had been a partner of Partnership Tenant on the date of such default. Schedule E annexed sets forth the names and residence addresses of each natural person who is a partner of Partnership Tenant and the names and business addresses of each such entity which is a partner of Partnership Tenant.

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                                   ARTICLE 30

                                  VAULT SPACE

     Section 30.1. Notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan, any vaults, vault space or other space outside the boundaries of the Real Property are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license, and if any such license is revoked, or if the amount of such space is diminished or required by any Government Authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any Government Authority for any such vaults, vault space or other space occupied by Tenant shall be paid by Tenant.

                                   ARTICLE 31

                                     SIGNS

     Section 31.1. The location, size, materials, quality, design, color and lettering of any signs (collectively, the "Sign Qualities") desired by Tenant and to be installed in any area which is visible from outside the Premises shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld or delayed. Landlord hereby approves a sign on the door to the Premises which is substantially the same in quality, color, design, lettering and materials as Tenant's sign on the twelfth floor of the Building; provided, however, the foregoing shall not be deemed to indicate Landlord's prior approval to any other Sign Qualities. Landlord's prior approval of the Sign Qualities shall not be required with respect to any sign desired by tenant which shall not be visible from outside the Premises. At Landlord's option, Landlord shall install any such signs following Tenant's request therefor, and Tenant shall pay all costs associated with such installation, as Additional Rent, within ten (10) days after demand therefor.


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                                   ARTICLE 32

                                     BROKER

     Section 32.1. Tenant represents and warrants to Landlord that Tenant has not dealt with any broker or Person in connection with this Lease other than the Broker(s). The execution and delivery of this Lease by Tenant shall be conclusive evidence that Tenant acknowledges that Landlord has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold harmless Landlord from and against any and all claims for commission, fee or other compensation by any Person other than the Broker(s) who claims to have dealt with Tenant in connection with this Lease and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, attorneys' fees and disbursements. This provision shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 33

                                   INDEMNITY

     Section 33.1. Tenant shall indemnify and save harmless the Indemnitees from and against (a) all claims of whatever nature against the Indemnitees arising from any act, omission or negligence of Tenant or Persons Within Tenant's control, (b) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Premises during the Term or during Tenant's occupancy of the Premises, unless and to the extent caused by the act, omission or negligence of Landlord or its principals, officers and employees, (c) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Persons Within Tenant's Control, and (d) any breach, violation or non-performance of any covenant, condition or agreement contained in this Lease to be fulfilled, kept, observed and performed by Tenant. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

     Section 33.2. If any claim, action or proceeding is made or brought against any Indemnitee, against which claim, action or


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

proceeding Tenant is obligated to indemnify such Indemnitee pursuant to the terms of this Lease, then, upon demand by the Indemnitee, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Indemnitee's name, if necessary, by such attorneys as the Indemnitee may select, including, without limitation, attorneys for the Indemnitee's insurer. The provisions of this Article 33 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 34

                          ADJACENT EXCAVATION; SHORING

     Section 34.1. If an excavation shall be made upon land adjacent to the Building, or shall be authorized to be made, Tenant shall, upon reasonable advance notice, afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the walls of the Building from injury or damage and to support the same by proper foundations without any claim for eviction or constructive eviction, damages or indemnity against Landlord, or diminution or abatement of Rental, provided that Tenant continues to have access to the Premises.

                                   ARTICLE 35

                                    RESERVED

                                   ARTICLE 36

                                RENT REGULATION

     Section 36.1. If at any time or times during the Term of this Lease, the Rental reserved in this Lease is not fully collectible by reason of any Requirement, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents that may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved under this Lease). Upon the termination of such legal rent restriction (a) the Rental shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the remainder of the Term, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the items of Rental that would have been paid pursuant to


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

this Lease but for such legal rent restriction less (ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect. This provision shall survive the expiration of earlier termination of this Lease to the maximum enforceable extent.

                                   ARTICLE 37

                          COVENANT OF QUIET ENJOYMENT

     Section 37.1. Landlord covenants that, upon Tenant paying the Fixed Rent and Additional Rent and observing and performing all the terms, agreements, covenants, provisions and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises, subject nevertheless to the terms and conditions of this Lease, and provided, however, that no eviction of Tenant by reason of the foreclosure of any Mortgage now or hereafter affecting the Premises or by reason of any termination or any Superior Lease to which this Lease is subject and subordinate, whether such termination is effected by operation of law, by agreement or otherwise, shall be construed as a breach of this covenant nor shall any action by reason thereof be brought against Landlord, and provided further that this covenant shall bind and be enforceable against Landlord or any successor to Landlord's interest, subject to the terms hereof, only so long as Landlord or any successor to Landlord's interest, is in possession and is collecting rent from Tenant but not thereafter.

                                   ARTICLE 38

                                 MISCELLANEOUS

     Section 38.1. This lease is presented for signature by Landlord and Tenant and it is understood that this Lease shall not constitute an offer by or be binding upon either Landlord or Tenant unless and until Landlord and Tenant shall have executed and delivered a fully executed copy of this Lease to the other.

     Section 38.2. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent Landlord or its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord under this Lease thereafter arising, and the transferee shall be deemed to have assumed,


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

subject to the remaining provisions of this Section 38.2, all obligations of the Landlord under this Lease arising after the effective date of the transfer. No partner, shareholder, director or officer of landlord, or of any partner or shareholder of Landlord (collectively, the "Parties") shall have any direct or personal liability for the performance of landlord's obligations under this lease, and Tenant shall look solely to Landlord's interest in the Real Property to enforce Landlord's obligations hereunder and shall not otherwise seek any damages against Landlord personally or any of the Parties whatsoever. Tenant shall not look to any other property or assets of Landlord or any property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

     Section 38.3. Notwithstanding anything contained in this lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Escalation Rent, Additional Rent or Rental, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

     Section 38.4. Neither this Lease nor any memorandum of this Lease shall be recorded.

     Section 38.5. Except as otherwise expressly stated in this Lease, any consent or approval required to be obtained from Landlord may be granted by Landlord in its sole discretion. In any instance in which Landlord agrees not to act unreasonably, Tenant hereby waives any claim for damages against or liability of Landlord that Tenant may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval request by Tenant, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any related provision or for specific performance, injunction or declaratory judgment. If with respect to any required consent or approval Landlord is required by the express provisions of this Lease not to unreasonably withhold or delay its consent or approval, and if it is determined in any such proceeding referred to in the preceding sentence that Landlord acted unreasonably, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability whatsoever to Tenant for its refusal or failure to give such consent or approval. Tenant's sole remedy for Landlord's unreasonably withholding or delaying consent or approval shall be as provided in this Section 38.5. The foregoing provisions of this Section 38.5, exculpating Landlord from liability, shall be inapplicable to any unreasonable withholding or delay by Landlord of its consent to any subletting or assignment in accordance with the provisions of this Lease.


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

     Section 38.6. If Tenant shall remain in possession of the Premises after the Expiration Date, without the execution by both Tenant and Landlord of a new lease, Tenant, at the election of Landlord, shall be deemed to be occupying the Premises as a Tenant from month-to-month, at a monthly rental equal to one and one-half times the Rental payable during the last month of the Term, subject to al the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

     Section 38.7. Landlord shall make available to Tenant on the directory in the lobby of the Building not less than four listings, which listings may include subtenants occupying the Premises in accordance with the terms hereof. The initial single listing shall be without charge to Tenant. Landlord shall make available to Tenant such additional listings as Tenant may request provided that Landlord has space available on the lobby directory for existing tenants and has an adequate number of listings reserved for future tenants.

     Section 38.8. If any of the provisions of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby and shall remain valid and enforceable, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     Section 38.9. Tenant hereby represents to Landlord that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity and Tenant agrees that in all disputes arising directly or indirectly out of this Lease Tenant shall be subject to service of process in, and the jurisdiction of the courts of the State of New York. The provisions of this Section 38.9 shall survive the expiration of this Lease.

     Section 38.10. This lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. This Lease may not be changed, abandoned or discharged, in whole or in part, nor may any of its provisions be waived except by a written agreement that (a) expressly refers to this Lease and (b) is executed by the party against whom enforcement of the change, abandonment, discharge or waiver is sought. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.


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

     Section 38.11. The laws of the State of New York applicable to contracts made and to be performed wholly within the State of New York shall govern and control the validity, interpretation, performance and enforcement of this Lease.

     Section 38.12. If Tenant is a corporation, each person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied Landlord upon request); and that each person executing this Lease on behalf of Tenant is an officer of Tenant and that he or she is duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request).

     Section 38.13. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

     Section 38.14. For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

          (a) Reference to "termination of this Lease" or "expiration of this Lease" and words of like import includes expiration or sooner termination of this Lease and the Term and the estate hereby granted or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon the termination of this Lease, the Term and estate granted by this Lease shall end at noon on the date of termination as if such date were the Fixed Expiration Date, and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease, and (ii) for such obligations as by their nature under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, if any event, unless expressly otherwise provided in this Lease, any liability for a payment (which shall be apportioned as of such termination) which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

     Section 38.15 The property remaining in the Premises on the Commencement Date from a prior tenant, including without limitation the video screen and blackboard, shall become Tenant's Property.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                                             METROPOLITAN LIFE INSURANCE
                                             COMPANY, Landlord


                                             By:     [ILLEGIBLE]
                                                --------------------------------


                                             GKN SECURITIES CORP., Tenant


                                             By:     [ILLEGIBLE] CFO 12//30/93
                                                --------------------------------

                                   SCHEDULE A


             ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE.

       such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of tenant. Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from a tenant's premises or the Building under the provisions of this rule.

III. No tenant shall obtain or accept for use in its premises ice, drinking water, towels, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such regulation as may be fixed by Landlord.

IV. No window or other air-conditioning units shall be installed by any tenant, and only such window coverings as are supplied or permitted by Landlord shall be used in a tenant's premises.

V. There shall not be used in any space, nor in the public halls of the Building, either by any tenant or by jobbers, or other in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

VI. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time. All windows in each tenant's premises shall be kept closed at all times and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant's premises.

VII. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. No dangerous, inflammable, combustible or explosive object, material or fluid shall be brought into the Building by any tenant or with the permission of any tenant.

VIII. All damages resulting from any misuse of the plumbing fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

IX. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for a tenant's premises and toilet rooms shall be procured only from Landlord, which may make a reasonable charge therefore. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to Landlord.

X. Each tenant, shall, at its expense, provide artificial light in the premises for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

XI.    No tenant shall install or permit to be installed any vending machines.

XII. No animals or birds, bicycles, mopeds or vehicles of any kind shall be kept in or about the Building or permitted therein.

XIII. No animals or birds, bicycles, mopeds or vehicles of any kind shall be kept in or about the Building or permitted therein.

XIII. No furniture, office equipment, packages or merchandise will be received in the Building or carried up or down in the elevator, except between such hours as shall be designated by Landlord. Landlord shall prescribe the charge for freight elevator use and the method and manner in which any merchandise, heavy furniture, equipment or safes shall be brought in or taken out of the Building, and also the hours at which such moving shall be done. No furniture, office equipment, merchandise, large packages or parcels shall be moved or transported in the passenger elevators at any time.

XIV. All electrical fixtures hung in offices or spaces along the perimeter of any tenant's Premises must be fluorescent, of a quality, type, design and bulb color approved by Landlord unless the prior consent of Landlord has been obtained for other lamping.

XV. The exterior windows and doors that reflect or admit light and air into any premises or the halls, passageways or other public places in the Building, shall not be covered or obstructed by any tenant, nor shall any articles be placed on the windowsills.

XVI. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent same.

XVII. No tenant shall do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, except as expressly approved in writing by Landlord. In addition, no tenant shall cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the premises. The foregoing shall not preclude tenant from having food or beverages delivered to the premises, provided that no cooking or food preparation shall be carried out at the premises.

XVIII. No tenant shall generate, store, handle, discharge or otherwise deal with any hazardous or toxic waste, substance or material or oil or pesticide on or about the Real Property.

                                   SCHEDULE C

                       HEATING AND COOLING SPECIFICATIONS

Indoor Conditions

Summertime Cooling will be an average through the space of 78(Degree)F Dry Bulb and 50% relative humidity when the outdoor temperature is 93(Degree)F Dry Bulb and 75(Degree)F Wet Bulb.

Heating Conditions: Maintain an average of 70(Degree)F Dry Bulb when outdoor temperature is 5(Degree)F Dry Bulb.

                                   SCHEDULE D

                            CLEANING SPECIFICATIONS

TENANT OFFICE AREA

Nightly:

       Sweep all uncarpeted flooring using chemically treated dust mop to prevent dust dispersion.

       Sweep or vacuum all private stairway structures.

       All carpeting and rugs are to be carpet swept four (4) nights per week and vacuumed once (1) each week.

       Empty and clean all ashtrays and screen and sand urns.

       Empty wastebaskets and other trash receptacles and remove rubbish to designated areas within the building. Plastic and/or burlap bags used for removal of rubbish are to be furnished by OWNER and shall be adequate to hold contents without breaking.

       Hand dust and wipe clean with chemically treated cloth all furniture, file cabinets, fixtures, window sills and convector enclosed tops within arm's reach.

       Move and dust under all desk equipment and phones, replacing and dusting said equipment.

       Dust metal doors of all elevator cabs.

       Remove all gum and foreign matter on sight.

       Scour and wash clean all water coolers and fountains.

       All slop sink and storage areas are to be kept neat and clean.

       During cleaning operation, a minimum number of lights are to be left on. Upon completion of said operation, all lights must be turned off.

       Remove fingerprints and smudges around light switches and door jambs.

Perform all high dusting, including the following, four (4) times a year:

       Hand dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

       Dust vertical surfaces such as partitions, ventilating louvers, high moldings, etc. not reached in nightly cleaning.

       Dust overhead pipes, air-conditioning louvers, ducts, etc. not reached in nightly cleaning.

       Dust window frames.

       Dust exterior of lighting fixtures.

PUBLIC LAVATORIES

Nightly:

       Scour, wash and disinfect all basins, bowls and urinals with an approved germicidal detergent solution.

       Wash and disinfect both sides of all toilets seats with an approved germicidal detergent solution.

       Wash and polish with a non-acid polish all mirrors, powder shelves, bright work and enamel surfaces in all lavatories.

       Hand dust and clean, washing where necessary, all partitions, dispensers and receptacles.

       Sweep and wash all lavatory flooring with an approved disinfectant.

       Empty and clean all paper towel and sanitary disposal receptacles, transporting waste to the designated location.

       Fill toilet tissue holders, soap dispensers and paper towel dispensers.

       Report all mechanical deficiencies, dripping faucets, etc. to the Building Manager.

Periodic:

       Clean and wash with proper disinfectant all partitions once (1) a month.

       Machine scrub flooring as necessary, but not less than once (1) each month.

       Hand dust, clean and wash all tile walls as necessary, but not less than once (1) every three (3) months.

       High dust lights, walls, grilles, etc. once (1) every three (3) months.

       Wash all lighting fixtures as necessary (but not less than twice (2) each year).

WINDOW CLEANING

       Wash and clean all building windows, inside and outside, wiping clean all metal and mullions and sashes. Service shall be performed four (4) times per year.

                                   SCHEDULE E

                       GENERAL PARTNERS COMPRISING TENANT

                                   SCHEDULE F

                          COMMENCEMENT DATE AGREEMENT

       AGREEMENT made as of the __ day of ________, 1993, between Metropolitan Life Insurance, a New York corporation, having an address at One Madison Avenue, New York, New York 10017, as Landlord, and GKN Securities Corp., having an address at 61 Broadway, New York, New York 10006, as Tenant.

                              W I T N E S S E T H:

       WHEREAS, Landlord and Tenant have entered in an Agreement of Lease, dated as of _________, 1993 (the "Lease"), pursuant to which Landlord leased to Tenant certain space in the Building known as 61 Broadway, New York, New York, as more fully described in the Lease; and

       WHEREAS, pursuant to the provisions of the Lease, the parties agreed to executed a written agreement confirming the Commencement Date and the Fixed Expiration Date of the Lease.

       NOW, THEREFORE, Landlord and Tenant confirm that the "Term" of the Lease has commenced on __________, 1993, and that such date constitutes the "Commencement Date" of the Lease, as such quoted term is defined in the Lease.

       IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Commencement Date Agreement as of the day and year first above written.

                                        LANDLORD:

                                        METROPOLITAN LIFE INSURANCE COMPANY

                                        By:________________________________

                                        TENANT:

                                        GKN SECURITIES CORP.

                                        By:________________________________

                                   SCHEDULE G

                                LANDLORD'S WORK

       Landlord, at its sole cost and expense, shall perform the following items of work in the Premises (hereinafter "Landlord's Work"):

       1. Relocate the partition walls in the Premises as substantially shown on Schedule G-2 annexed hereto.

       2. Paint the Premises with 2 coats of Building standard quality paint in a color to be selected by Tenant from the Building standard colors in use at the Premises; and

       3. Install in the Premises Building standard quality carpet selected by Tenant from the selection of Building standard carpet in use at the Building.

       4. Remove the wall coverings in the two offices in the Premises marked with an "x" on Schedule G-2 annexed hereto and paint such offices in accordance with item 2 above.

       5. Perform those other items of work set forth in that certain Proposal P93-399D by Katselnik & Katselnik, Inc.

                               AMENDMENT OF LEASE

       THIS AGREEMENT, dated as of April 14, 1994, between METROPOLITAN LIFE INSURANCE COMPANY ("Landlord"), a New York corporation having an office at One Madison Avenue, New York, New York 10010, and GKN SECURITIES CORP. ("Tenant"), a Delaware corporation having an office at 61 Broadway, New York, New York 10006.

                              W I T N E S S E T H:

       WHEREAS, Landlord and Tenant entered into a lease dated as of December 30, 1993 (the "Lease") for premises (the "Original Premises") on the 27th floor of the building at 61 Broadway, New York, New York (the "Building");

       WHEREAS, Landlord and Tenant desire to amend the Lease to (i) add certain additional premises to the Original Premises and (ii) otherwise amend the provisions of the Lease, all on the terms and conditions provided in this Agreement.

       NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, Landlord and Tenant agree as follows:

       1. The area on the 10th floor of the Building, substantially as shown hatched on the plan annexed hereto as Exhibit A (the "Additional Premises") is hereby added to, and shall be considered a part of the "Premises" (as such term is defined in the Lease), commencing on the date (the "Second Commencement Date") that is the earlier to occur of (a) the date when Landlord's Additional Work (as defined in Paragraph 6) is Substantially Completed (as defined in the Lease), or (b) the date Tenant or any Person (as defined in the Lease) claiming under or through Tenant first occupies the Additional Premises for the conduct of its business, through and including the Fixed Expiration Date (as such term is defined in the Lease).

       2. To reflect the demise of the Additional Premises, effective on the Second Commencement Date, (i) the Fixed Rent set forth in the Reference Page of the Lease shall be increased by the amount of $63,822.00 (ii) the Monthly Installment of Fixed Rent set forth in the Reference Page of the Lease shall be increased by the amount of $5,323.50. Monthly Installments of Fixed Rent shall be made by Tenant upon the execution of this Agreement. If the Second Commencement Date is other than the first day of a calendar month, Fixed Rent for such month shall be prorated on a per diem basis.

       3. Electricity will be supplied to the Premises in accordance with
Article 4 of the Lease. To reflect the demise of the Additional premises, effective on the Second Commencement Date, the electric Inclusion Amount (as defined in the Lease) set forth in the Reference Page of the Lease shall be increased by the amount of $7,722.00.

       4. Notwithstanding the foregoing provisions, the Fixed Rent (exclusive of the Electric Inclusion Amount for the Additional Premises) for the Additional premises only shall be abated for the four (4) - month period (the "Abatement Period") commencing on the Second Commencement Date. However, nothing in this paragraph 4 shall be deemed to abate any sums due under other provisions of the lease, as amended by this Agreement, with respect to the Abatement Period, which sums shall be due and payable in the manner and at the time provided in the Lease, as amended by this Agreement, as if the Fixed Rent for the Additional Premises had not been abated under this Paragraph 4.

       5. To reflect the demise of the Additional Premises, effective on the Second Commencement Date, (a) Tenant's Share set forth in the Reference Page of the Lease shall be increased by .4509%, and (b) the rentable square footage of the Premises set forth in Section 2.9 of the Lease shall be increased by the amount of 2,808 square feet.

       6. (a) Landlord, at its expense, shall cause (i) the carpeting currently located in the Additional Premises to be shampooed, (ii) the Additional Premises to be painted using two (2) coats of Building-standard quality paint in a color to be selected by Tenant from the Building-standard colors in use at the Building, (iii) the broken blinds in the Additional Premises to be repaired or replaced (as Landlord shall elect), (iv) the baseboard throughout the Additional Premises to be replaced and (v) the damaged ceiling tiles in the Additional Premises to be repaired or replaced. Such work is hereinafter referred to as "Landlord's Additional Work". All other installations, materials and work that may be undertaken by or for the account of Tenant to prepare, equip, decorate and furnish the Additional Premises for Tenant's occupancy shall be at Tenant's expense and are hereinafter called "Tenant's Additional Finish Work." Tenant's Additional Finish Work shall be performed in accordance with Article 6 of the Lease.

       (b) Notwithstanding anything contained in this Paragraph 6 to the contrary, if the Second Commencement Date shall not have occurred on or before the date which is thirty (30) days after the date of this Agreement (such date, the "Additional Work Finish Date") and provided that no Event of Default shall have occurred and be continuing, then Tenant shall be granted an additional credit against Fixed Rent (the "Additional Work Finish Date Rent Credit") equal to $87.51 for each day beyond the Additional Work Finish Date that the Second Commencement Date is delayed (subject to the last three sentences of this subparagraph (b)). The Additional Finish Date Rent Credit shall be applied to the first Monthly Installaments of Fixed Rent accruing under the Lease after the Second Commencement Date. To the extent that the Second Commencement Date shall be delayed beyond the Additional Work Finish Date by reason of a "Tenant's Delay" (as hereinafter defined) or by
Article 26 of the Lease, the date that shall constitute the Additional Work Finish Date shall not be the date which is thirty days after the date of this Agreement but shall be delayed by the period of time equal to the duration of all such delays. As used herein, the term "Tenant's Delay" shall mean a delay in the Substantial Completion of Landlord's Additional Work, or any portion thereof, due to any act or omission of Tenant or Persons Within Tenant's Control (as defined in the Lease), including, without limitation, delays in submission of information or giving authorizations or approvals or delays resulting from the fact that, under good construction practice, portions of Landlord's Additional Work must be scheduled after the completion of certain items of Tenant's Additional Finish Work. The parties recognize that a Tenant's Delay may be aggravated or extended by a strike, labor problem, materials or labor shortage, or loss of time due to construction scheduling changes occasioned by such Tenant's Delay or other Unavoidable Delays (as defined in the Lease), any or all of which would not have adversely affected the timely completion of Landlord's Additional Work in the absence of such Tenant's Delay, and agree that the duration of Tenant's Delay should include all delays resulting from such other causes, notwithstanding that as a result thereof, the Tenant's Delay in question may substantially exceed, in duration, the length of time during which the act or omission of Tenant Delay may have occurred or continued.

       (c) Landlord will give Tenant written notice at least five (5) Business Days (as defined in the Lease) in advance of the date when Landlord expects Landlord's Additional Work in the Additional Premises to be Substantially Completed, but Landlord shall not incur any liability whatsoever to Tenant if Landlord's Additional Work in the Additional Premises is not Substantially Completed as set forth in such notice and no further notice shall be required to be given by Landlord.

       (d) The Second Commencement Date shall be deemed to have occurred on the date when Landlord's Additional work is the Additional Premises reasonably would have been substantially completed except for any Tenant's Delay, even though the work to be done by Landlord has not been commenced or completed.

       (e) Landlord may submit to Tenant a written agreement confirming the date fixed by Landlord, in accordance with the foregoing, as the Second Commencement Date and Tenant shall execute such agreement and return it to Landlord within fifteen (15) calendar days thereafter. Any failure of the parties to execute such written agreement shall not affect the validity of the Second Commencement Date as fixed and determined by Landlord as aforesaid.

       (f) Neither Landlord nor Landlord's agents have made any representations or promises with respect to the Additional Premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Tenant shall accept possession of the Additional Premises in its "as is" condition on the Second Commencement Date, subject to the completion of any Additional Landlord's Work, and Landlord shall have no further obligation to perform any work or make any installations in order to prepare the Additional premises for Tenant's occupancy. The taking of occupancy of the whole or any part of the Additional Premises by Tenant (for performance of Tenant's Additional Finish Work or otherwise) shall be conclusive evidence, as against Tenant, that Tenant accepts possession of the same and that the Additional Premises and the Building were in good and satisfactory condition at the time such occupancy was so taken and that the Additional Premises were substantially as shown on Exhibit A.

       (g) Promptly after Tenant's Additional Finish Work shall have been completed, Tenant shall deliver to Landlord a set of as-built plans showing Tenant's Additional Finish Work.

       (h) If Landlord shall be unable to deliver possession of the Additional Premises on the Additional Work Finish Date, Landlord shall be subject to any liability therefor and the validity of the Lease, as modified by this Agreement, shall not be impaired thereby nor the Expiration Date (as defined in the Lease) extended, it being hereby agreed by Tenant that the application of the Additional Work Finish Date Rent Credit shall be Tenant's only remedy in respect thereof. Tenant expressly waives any right to rescind the Lease under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages (other than the Additional Work Finish Date Rent Credit) that may result from Landlord's failure to deliver possession of the Additional Premises on the Additional Work Finish Date or any other specific date. Tenant agrees that the provisions of this subsection (h) are intended to constitute "an express provision to the contrary" within the meaning of said Section 223-a.

       (i) In addition to the items of Landlord's Additional Work set forth in Paragraph 6(a) above, Landlord, at its expense, shall also cause the entrance door to the Original Premises to be replaced with reasonable diligence, provided, however, that (i) such replacement shall not be deemed to be part of Landlord's Additional Work under this Agreement and (ii) there shall be no time limit with respect to Landlord's obligation to cause such replacement to be made nor shall there be any abatement of rent or rent credit if such replacement is not made by the Additional Work Finish Date or any other specific date.

       7. Simultaneously with the execution of this Agreement, Tenant shall deliver to Landlord an endorsement to Tenant's insurance policy(ies) required to be maintained by Tenant pursuant to Article 12 of the Lease, reflecting the demise of the Additional Premises to Tenant.

       8. Landlord shall deliver to Tenant a so-called "ACP-5" Certificate with respect to the Additional Premises.

       9. In addition to the parties set forth in Section 27.1 of the Lease, copies of all Notices (as defined in the Lease) to Landlord shall also be sent to Galbreath Riverbank, L.P., 437 Madison Avenue, New York, New York 10022,
Attention: Mr. Andrew Feder; provided, however, that the failure to send a copy of any Notice to such party shall not affect the effectiveness of any Notice otherwise sent in accordance with the Lease.

       10. Tenant represents and warrants to Landlord that Tenant has not dealt with any broker or Person in connection with this Agreement other than Galbreath Riverbank, L.P. ("Broker"). The execution and delivery of this Agreement by Tenant shall be conclusive evidence that Tenant acknowledges that Landlord has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold harmless Landlord from and against any and all claims for commission, fee or other compensation by any Person other than the Broker who claims to have dealt with Tenant in connection with this Agreement and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, attorneys' fees and disbursements. This provision shall survive the expiration or earlier termination of the Lease.

       11. In addition to the other provisions of the Lease that have been made inapplicable to the Additional Premises by the terms of this Agreement, the definitions in the Reference Page of the Lease ascribed to "Commencement Date", "Rent Commencement Date" and "Term", Section 2.10, the second and third sentences of Section 21.1, Section 23.1, Section 38.15 and Schedules G and G-2 of the Lease shall not apply to the Additional Premises.

       12. This Agreement is offered for signature by Tenant and it is understood that this Agreement shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy of this Agreement by Tenant.

       13. This Agreement may not be changed or terminated orally, but only by an agreement in writing signed by Landlord and Tenant.

       14. Except as modified by this Agreement, the provisions of the Lease are confirmed and approved and shall continue in full force and effect.

       IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

                                        METROPOLITAN LIFE INSURANCE COMPANY

                                        By: /s/ Robert W. Morgan
                                            ------------------------------------
                                        Name: Robert W. Morgan
                                        Title: AVP

                                        GKN SECURITIES CORP,

                                        By: /s/ Carl Goodman
                                            ------------------------------------
                                        Name: Carl Goodman
                                        Title: CFO

                                   SCHEDULE A

                       FLOOR PLAN OF ADDITIONAL PREMISES

             ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE.